As filed with the Securities and Exchange Commission on August 6, 2003
                                                    Registration No.

                               ------------------
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ------------------
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------
                         LocatePLUS Holdings Corporation
             (Exact Name of Registrant as Specified in Its Charter)

         Delaware                              7379                04-3332304
(State or Other Jurisdiction of         (Primary Standard      (I.R.S. Employer
Incorporation or Organization)            Industrial            Identification
                                       Classification                 Number)
                                         Code Number)


                               100 Cummings Center
                                   Suite 235M
                          Beverly, Massachusetts 01915
                                 (978) 921-2727
   (Address and telephone number of principal executive offices and principal place of business)
                               ------------------
                                Jon R. Latorella
                      President and Chief Executive Officer
                         LocatePLUS Holdings Corporation
                               100 Cummings Center
                                   Suite 235M
                          Beverly, Massachusetts 01915
                                 (978) 921-2727
            (Name, Address, and Telephone Number of Agent for Service)
                               ------------------
                                    Copy to:
                             Michael A. Hickey, Esq.
                           Kirkpatrick & Lockhart LLP
                                 75 State Street
                          Boston, Massachusetts  02109

        Approximate date of commencement of proposed sale to the public:
   As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                    ----------------------------------------
CALCULATION  OF  REGISTRATION  FEE



TITLE OF EACH CLASS OF . . .  AMOUNT TO      PROPOSED MAXIMUM               PROPOSED MAXIMUM      AMOUNT OF
SECURITIES REGISTERED. . . .  BE REGISTERED  OFFERING PRICE PER SHARE (1)   AGGREGATE OFFERING    REGISTRATION
 . . . . . . . . . . . . . .       (2)                                      PRICE (1)             FEE
----------------------------  -------------  -----------------------------  --------------------  -------------
Class A Voting Common Stock,
par value $0.01 per share. .     22,500,000  $                       0.305  $          6,862,500  $         556
----------------------------  -------------  -----------------------------  --------------------  -------------





(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933. For the purposes of this table, the Registrant has used the average of the closing bid and asked prices as of August 1, 2003.

(2) The maximum number of shares being registered was calculated by adding the number of shares to be registered by a current shareholder (2,500,000 shares) to 20,000,000 (a bona fide estimate of the number of shares subject to issuance pursuant to the exercise of a put right under a certain Investment Agreement between the Registrant and a third party).




                    ----------------------------------------
     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
                    ----------------------------------------

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any state where the offer or sale is not permitted.

                    SUBJECT TO COMPLETION, DATED August 6, 2003

                               [GRAPHIC  OMITED]



                               [GRAPHIC  OMITED]


                                     SUBJECT TO COMPLETION, DATED August 6, 2003

                                                 LOCATEPLUS HOLDINGS CORPORATION

                                                                      PROSPECTUS


     This prospectus relates to the resale of up to 22,500,000 shares of our Class A Voting Common Stock by a current stockholder, NFC Corporation, and by Dutchess Private Equities Fund, L.P., which will become a stockholder pursuant to a "put right" under an Investment Agreement (also referred to as an "Equity Line of Credit" arrangement) that we have entered into with Dutchess. That Investment Agreement permits us to "put" up to $5.0 million in shares of Class A Voting Common Stock to Dutchess. We are not selling any securities in this offering and therefore will not receive any proceeds from this offering. We will, however, receive proceeds from the sale of securities pursuant to our exercise of the put right. All costs associated with this registration will be borne by us.

     The shares of Class A Voting Common Stock are being offered for sale by the selling stockholders at prices established on the Over-the-Counter Bulletin Board during the term of this offering. Our Class A Voting Common Stock is quoted on the Over-the-Counter Bulletin Board under the symbol "LPLHA.OB." During the 60 day period ending on August 1, 2003, the lowest reported trading price per share for our Class A Voting Common Stock was $0.25 and the highest reported trading price per share for our Class A Voting Common Stock was $0.42.

     The  selling  stockholders  consist  of:

- Dutchess, which intends to resell up to 20,000,000 shares of our Class A Voting Common Stock; and

- NFC, which intends to resell up to 2,500,000 shares of our Class A Voting Common Stock.

     Dutchess is an "underwriter" within the meaning of the Securities Act of 1933, as amended, in connection with the resale of Class A Voting Common Stock under the Investment Agreement. Dutchess will pay us 95% of the lowest closing bid price of the Class A Voting Common Stock during the ten consecutive trading day period immediately following the date of our notice to them of our election to put shares pursuant to the Equity Line of Credit. The shares held by NFC were issued by us in a prior private placement.

     With the exception of Dutchess, no other underwriter or person has been engaged to facilitate the sale of shares of Class A Voting Common Stock in this offering. This offering will terminate no later than 36 months after the registration statement of which this prospectus is a part is declared effective by the Securities and Exchange Commission. None of the proceeds from the sale of Class A Voting Common Stock by the selling stockholders will be placed in escrow, trust or any similar account. For more information on the Investment Agreement with Dutchess, refer to the section of this prospectus titled "Plan of Distribution" beginning on page 14.


                              _____________________

     INVESTING IN THESE SECURITIES INVOLVES SIGNIFICANT RISKS. YOU SHOULD CAREFULLY REVIEW THE SECTION OF THIS PROSPECTUS TITLED "RISK FACTORS", WHICH BEGINS ON PAGE 4, BEFORE YOU MAKE AN INVESTMENT DECISION.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES AUTHORITY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR THEIR OFFER OR SALE, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                     This prospectus is dated August 6, 2003.

                                TABLE OF CONTENTS
                                -----------------


                                                           PAGE
                                                           ----
Prospectus  Summary...........................................1
Risk  Factors.................................................4
Forward-Looking  Statements..................................11
Use  of  Proceeds............................................12
Determination  of  Offering  Price...........................12
Dividend  Policy.............................................12
Dilution.....................................................13
Plan  of  Distribution.......................................14
Capitalization...............................................17
Selected  Consolidated  Financial  Data......................18
Management's  Discussion  and  Analysis  of
Financial  Condition and Results of
Operations...................................................19
Business.....................................................24
Executive  Officers  and  Directors..........................29
Organization  Within  the  Past  Five  Years.................37
Certain  Transactions........................................38
Principal  Stockholders......................................40
Description  of  Capital  Stock..............................43
Shares  Eligible  for  Future  Sale..........................46
Transfer  Agent  and  Registrar..............................47
Legal  Matters...............................................47
Experts......................................................47
Additional  Information......................................47
Index  to  Financial  Statements............................F-1

                                     * * *

                               PROSPECTUS SUMMARY

     You should read the following summary together with the more detailed information in this prospectus regarding us and the risks associated with purchasing our securities.

                                   OUR COMPANY
                                   -----------

     We are a business-to-business and business-to-government provider of public information via our proprietary data integration solutions.

Since 1996, we have sold a CD-ROM-based product, which we refer to as Worldwide Information , that enables users to search certain motor vehicle records and drivers' license information in multiple states through a dynamic search engine, using complete or partial information.

Since March 1, 2000, we have maintained a database that is accessible through the Internet, known as LocatePLUS. Our LocatePLUS database contains searchable and cross-referenced public information about individuals throughout the United States, including individuals' names, addresses, dates of birth, bankruptcies, social security numbers, prior residences and probable acquaintances (such as neighbors and other individuals sharing a residence) and, in certain circumstances, real estate holdings, liens, judgments, drivers' license information and motor vehicle records. Information in our LocatePLUS database is integrated in a manner that allows users to access it rapidly and efficiently.

     During the last quarter of 2002, we launched another version of our LocatePLUS database that is accessible using certain wireless devices manufactured by third parties, such as personal digital assistants and e-mail capable pagers. We refer to this new product as LocatePLUS AnyWhere .

     Our products are primarily marketed and sold to federal, state and local government agencies (including law enforcement agencies), private investigators, human resource professionals and the legal profession. Our products are used in:
-     crime  and  terrorism  prevention  and  investigation;
-     detection  of  criminal  and  civil  fraud;
- "skip tracking" (i.e., locating debtors and individuals in violation of parole or bail restrictions);
-     background  checks;
-     legal  due  diligence;  and
-     risk  management.

As of March 31, 2003, there were approximately 11,565 users of our LocatePLUS database, approximately 2,000 purchasers of our Worldwide Information CD-ROM product, and 15 users of our LocatePLUS AnyWhere service.


                                HOW TO CONTACT US
                                -----------------

     Our executive offices are located at 100 Cummings Center, Suite 235M, Beverly, Massachusetts 01915. Our phone number is (978) 921-2727. Our website is http://www.locateplus.com. Information on our website is not intended to be incorporated into this prospectus.

                        SALES BY OUR SELLING STOCKHOLDERS
                        ---------------------------------

     This prospectus relates to the resale of up to 22,500,000 shares of our Class A Voting Common Stock by two entities: a current stockholder, NFC Corporation, and Dutchess Private Equities Fund, L.P., which will become a stockholder pursuant to a put right under an Investment Agreement that we have entered into with Dutchess.

The table below sets forth the shares that we are registering pursuant to the Registration Statement to which this prospectus is a part:


     STOCKHOLDER                                         NUMBER  OF  SHARES
--------------------------------------------             ------------------

Dutchess  Private  Equities  Fund,  L.P                          20,000,000(1)
NFC  Corporation                                                  2,500,000
                                                                -----------

Total  Class  A  Voting  Common  Stock  being  registered        22,500,000


(1) For the purpose of determining the number of shares subject to registration with the Securities and Exchange Commission, we have assumed that we will issue not more than 20,000,000 shares pursuant to the exercise of our put right under the Investment Agreement, although the number of shares that we will actually issue pursuant to that put right may be more than or less than 20,000,000, depending on the trading price of our Class A Voting Common Stock.

     The Investment Agreement with Dutchess (also referred to as an "Equity Line of Credit" arrangement) provides that, following notice to Dutchess, we may put to Dutchess up to $5.0 million in shares of our Class A Voting Common Stock for a purchase price equal to 95% of the lowest closing bid price on the Over-the-Counter Bulletin Board of our Class A Voting Common Stock during the ten day period following that notice. The number of shares that we will be permitted to put pursuant to the Investment Agreement will be limited by our Class A Voting Common Stock's trading volume and other factors described in this prospectus. In turn, Dutchess has indicated that it will resell those shares in the open market, resell our shares to other investors through negotiated transactions or hold our shares in its portfolio. This prospectus covers the resale of our stock by Dutchess either in the open market or to other investors through negotiated transactions.

     We are also registering for resale 2,500,000 shares of issued and outstanding Class A Voting Common Stock, which were issued in a private placement to NFC prior to the filing of the registration statement of which this prospectus is a part. NFC is not affiliated with us or any of our directors, officers or 5% of greater stockholders and, to the best of our knowledge, NFC is unaffiliated with Dutchess.


                IMPORTANT NOTE CONCERNING OUR FINANCIAL CONDITION
                -------------------------------------------------

     Our financial statements were prepared on the assumption that we will continue as a going concern, and our independent accountants have expressed doubt as to that assumption. If sufficient capital is not available, we would likely be required to reduce or discontinue our operations.

     Our management estimates that our projected cash flow from operations, plus our cash reserves, will be sufficient to permit us to continue our current level of operations for at least twelve months from the date of this prospectus. However, we plan to increase our sales and marketing, product development, and administrative expenses during the remainder of 2003. We intend to use the proceeds from the Equity Line of Credit to fund these activities, although there can be no assurance the funds will be available from the Equity Line of Credit in the amounts or at the times we require.

     For more information on this matter, you should review our financial statements, which begin on page F-1 of this prospectus, as well as the section of this prospectus titled "Management's Discussion and Analysis of Financial Condition and Results of Operations", beginning on page 19.

            OUR CAPITAL STRUCTURE AND SHARES ELIGIBLE FOR FUTURE SALE
            ---------------------------------------------------------

     The following table outlines our capital stock as of the date of this prospectus:


Shares of Class A Voting Common Stock outstanding                               61,797,384        (1)
Shares of Class A Voting Common Stock issuable upon exercise of the put right   20,000,000        (2)
                                                                               -----------
    Shares of Class A Voting Common Stock issued following such exercise        81,797,384     (1)(2)

Shares of Class B Non-voting Common Stock outstanding                           68,765,726        (3)

Total shares of both classes of Common Stock outstanding                       150,563,110  (1)(2)(3)

______________
(1)     Assuming  no  exercise  or  conversion  of:
- warrants to purchase 18,894,739 shares of Class A Voting Common Stock currently outstanding;
- options to purchase up to 13,823,300 shares of Class A Voting Common Stock pursuant to our 1999 Incentive and Non-qualified Stock Option Plan;
- options to purchase up to 25,000,000 shares of Class A Voting Common Stock pursuant to our 2003 Stock Plan; or
- debt convertible into 44,444 shares of Class A Voting Common Stock at the election of one debtholder.
(2) For the purpose of determining the number of shares subject to registration with the Securities and Exchange Commission, we have assumed that we will issue not more than 20,000,000 shares pursuant to our exercise of our put right under the Investment Agreement, although the number of shares that we will actually issue pursuant to that put right may be more than or less than 20,000,000, depending on the trading price of our Class A Voting Common Stock.
(3)     Assuming  no  exercise  or  conversion  of:
- warrants and options to purchase up to 6,422,139 shares of Class B Non-voting Common Stock; or
- options to purchase up to 25,000,000 shares of Class B Non-Voting Common Stock pursuant to our 2003 Stock Plan.

                                      * * *

                                  RISK FACTORS

     Any investment in our securities involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase any of our securities. We have not attempted to rank the following risks in order of their likelihood.

                          RISKS RELATED TO OUR BUSINESS
                          -----------------------------

OUR FINANCIAL STATEMENTS WERE PREPARED ON THE ASSUMPTION THAT WE WILL CONTINUE AS A GOING CONCERN, AND OUR INDEPENDENT ACCOUNTANTS HAVE EXPRESSED DOUBT AS TO THAT ASSUMPTION.

     Our financial statements were prepared on the assumption that we will continue as a going concern, and our independent accountants have expressed doubt as to that assumption. If sufficient capital is not available, we would likely be required to reduce or discontinue our operations. Our management estimates that our projected cash flow from operations, plus our cash reserves, will be sufficient to permit us to continue our current level of operations for at least twelve months from the date of this prospectus. However, we plan to increase our sales and marketing, product development, and administrative expenses during the remainder of 2003. We intend to use the proceeds from the Equity Line of Credit to fund these activities, although there can be no assurance the funds will be available from the Equity Line of Credit in the amounts or at the times we require. As a result, we may be required to raise additional capital, which may not be available to us on favorable terms, if at all. If we are unable to generate sufficient cash from operations and we are unable to raise additional capital, we will be forced to discontinue some or all of our operations, reduce the development of some or all of our products, or reduce our workforce, all of which would materially adversely affect our business.

WE HAVE A HISTORY OF LOSSES, EXPECT FUTURE LOSSES AND CANNOT ASSURE YOU THAT WE WILL ACHIEVE PROFITABILITY.

     We have incurred significant net losses since our inception. We incurred net losses of approximately $4.4 million in 2001, $4.0 million in 2002 and $800,000 for the three months ended March 31, 2003. Our accumulated deficit as of March 31, 2003 was approximately $19.0 million. We anticipate that our expenses relating to our sales and marketing and product development, as well as our general and administrative expenses, will increase during the remainder of 2003 and for the foreseeable future. To achieve profitability, we must generate substantially more revenue than we have in prior years. Even if we ultimately achieve profitability, we may not be able to sustain or increase our profitability. If our revenue grows slower than we anticipate, or if our operating expenses exceed our expectations, our operating results and financial condition will be adversely affected. For more information on our history of losses, you should review our financial statements, which are included in this prospectus beginning on page F-1.

GEMSTONE INVESTMENT COMPANY, INC. HAS A LIEN ON ALL OF OUR ASSETS THAT WAS GRANTED IN CONNECTION WITH A LOAN TO US BY GEMSTONE. IN THE EVENT THAT WE WERE TO DEFAULT UNDER THIS LOAN, GEMSTONE COULD FORECLOSE UPON OUR ASSETS. ANY SUCH FORECLOSURE WOULD SIGNIFICANTLY DISRUPT OUR BUSINESS AND MAY RESULT IN A LOSS OF INVESTMENT BY INVESTORS.

     On June 4, 2002, we received $750,000 from Gemstone Investment Company, Inc. by issuing a promissory note collateralized by all of our assets and a personal guarantee by our Chief Executive Officer (including a pledge of five million shares of Class A Voting Common Stock that he owned and a mortgage on certain of his other personal assets). Gemstone is an unaffiliated third party lender that specializes in loans to start-up and early stage businesses. There is no business relationship between Gemstone and any of our officers or directors, nor is there, to management's knowledge, any affiliation between Gemstone and any of our 5% or greater stockholders. As of October 3, 2002, $600,000 had been repaid on this note, however the terms of this loan called for its repayment in full, including accrued interest, by the earlier of October 3, 2002 or two business days after the closing of our initial public offering. As such, the terms of the note were renegotiated and all accrued interest and principal was converted to a $285,000 demand note with interest payable at 42% per annum. If we were to default under that loan arrangement, Gemstone would have the right to foreclose on our assets to satisfy our obligations under that arrangement. Any such foreclosure would materially disrupt our business and could cause investors to lose all or a portion of their investment.

OUR RIGHT TO USE CERTAIN THIRD PARTY DATA IS SUBJECT TO TERMINATION BY OUR CURRENT DATA PROVIDERS. ANY SUCH TERMINATION COULD DISRUPT OUR BUSINESS.

     We obtain our data from a variety of sources. Some of our data providers may terminate our right to use their data in their sole discretion and without any recourse to us. If our access to certain data sources is restricted, there can be no assurance that we would be able to obtain and integrate replacement data on a timely basis. In such an event, our products would likely be less attractive to current and potential customers and our revenue would likely decrease.

A SIGNIFICANT PORTION OF OUR ASSETS CONSISTS OF AN AMOUNT DUE TO US FROM A THIRD PARTY. IF THIS AMOUNT IS NOT REPAID, OUR FINANCIAL CONDITION COULD BE HARMED.

     As of March 31, 2003, approximately $1.0 million was owed to us by an unaffiliated, privately held leasing company, pursuant to a demand note that bears interest at the rate of 11% per annum. We cannot guarantee the timing of this repayment or that this amount will be repaid at all. In the event that this amount is not repaid, our financial condition would be materially harmed.

OUR FUTURE QUARTERLY OPERATING RESULTS MAY FLUCTUATE SIGNIFICANTLY, WHICH COULD ADVERSELY AFFECT THE PRICE OF OUR SECURITIES.

     You should not rely on quarter-to-quarter comparisons of our historical results as an indication of our future performance. If our quarterly operating results do not meet the expectations of our investors, the market price of our securities will likely decline. Our future quarterly results may fluctuate as a result of many factors, some of which are outside our control, including:

- legal and regulatory developments that may adversely affect our ability to collect or disseminate data;
- the timing, introduction and commercialization of our new products and services (including the integration of additional datasets into our databases);
- increased unemployment in the United States, which may result in reduced use of our products by human resources personnel;
-     the  potential  costs  of  protecting  our  intellectual  property rights;
- the operating costs and capital expenditures related to the expansion of our business operations and infrastructure, including the retention of key personnel, the addition of new employees and the acquisition and integration of new datasets;
-     the  introduction  of  similar or substitute databases by our competitors;
and
- the timing and establishment of our marketing and channel partnership arrangements.

WE HAVE LIMITED PRODUCT OFFERINGS, AND IF DEMAND FOR THESE PRODUCTS DECLINES OR FAILS TO DEVELOP AS WE EXPECT, OUR REVENUE WILL DECLINE.

     We derive the majority of our current consolidated net revenue from two products. Specifically, in the year ended December 31, 2002 as well as the three months ended March 31, 2003, we derived substantially all of our recurring revenue from our CD-ROM-based Worldwide Information and Internet-based LocatePLUS products. We expect that revenue from our Internet-based and CD-ROM-based products will continue to account for a significant portion of our total revenue for the foreseeable future. As a result, continued and widespread market acceptance of our existing products is critical to our future success. We cannot assure you that our current products will achieve market acceptance at the rates at which we expect, or that demand for our products will continue to grow. If our products do not achieve increasing market acceptance, our revenue would most likely decline and our financial condition would be adversely affected.

WE OBTAIN DATA FROM A VARIETY OF SOURCES. IF WE ARE UNABLE TO OBTAIN NECESSARY DATA, OUR PRODUCTS MAY NOT BE ATTRACTIVE TO OUR TARGET CUSTOMERS.

     Sources of our data include both private and government data providers, including federal, state and local government agencies. From time to time, certain sources of publicly available data, such as state motor vehicle registries, have refused to release data to us. As a result, we have, on occasion, been forced to obtain such data through the exercise of our rights under the Freedom of Information Act. Such efforts can be costly and time consuming, and we cannot guarantee that we will be able to successfully acquire such data on a consistent basis. From time to time, we may also be required to license or purchase additional data to expand our product offerings or maintain our databases. We cannot assure you that such third-party licenses will be available to us on commercially reasonable terms, or at all. Our inability to maintain or obtain any third-party license required to sell or develop our products or product enhancements could require us to obtain substitute, possibly less current data, which would likely be less attractive to our current and prospective customers.

IF WE CANNOT INTEGRATE, UPDATE AND IMPROVE OUR PRODUCTS, OUR PRODUCT MAY BE LESS ATTRACTIVE TO OUR TARGET MARKET, WHICH WOULD ADVERSELY AFFECT OUR REVENUES AND FINANCIAL CONDITION.

     We must continuously update our databases so that we may provide datasets to customers that are accurate and current. We must also integrate additional datasets for our products to remain competitive. Updating our databases and integrating additional datasets are time-consuming processes and often require extensive resources, as we often obtain public documents in a form that is not suitable for use in any of our products. For example, we often receive "raw data" on electronic tape media from state motor vehicle licensing agencies that must be modified so that it can be searched rapidly based upon partial information. We can give no assurance that we will have adequate resources to update our datasets or to integrate new datasets. If we are unable to update our datasets or integrate new datasets, our products are likely to be less desirable to our target market than those of our competitors, and our sales and financial condition would be adversely affected.

THE MARKET FOR DATABASE PRODUCTS AND SERVICES IS HIGHLY COMPETITIVE, AND WE MAY NOT BE ABLE TO EFFECTIVELY COMPETE IN THIS MARKET.

     Our industry is intensely competitive and we expect competition to continue to increase from both existing competitors and new market entrants. Many of the companies that currently compete with us, as well as other companies with whom we may compete in the future, are national or international in scope and have greater resources than we do. Those resources could enable those companies to initiate price cuts or take other measures in an effort to gain market share in our target markets. We may have inadequate resources to compete against such businesses.

     For  example,  our  LocatePLUS  product  competes with products offered by:
-     Accurint;
-     ChoicePoint;
-     Confi-chek.com;
-     FlatRateInfo.com;  and
-     Lexis-Nexis.
     We cannot assure you that we will be able to compete successfully against these or other current and future participants in our markets or against alternative technologies, nor can we assure you that the competitive pressures that we face will not adversely affect our business.

WE FACE RISKS ASSOCIATED WITH OUR STRATEGIC ALLIANCES, WHICH COULD LIMIT OUR ABILITY TO INCREASE OUR MARKET SHARE.

     From time to time, we anticipate that we will enter into "channel partner" arrangements and similar strategic alliances through which we will license access to our databases to third parties in exchange for royalties. We can give no assurance that we will be able to identify and secure appropriate channel partners or that any channel partner arrangements will be profitable. If we are unable to enter into appropriate channel partner arrangements, use of our database may not grow sufficiently to meet our business objectives.

TO  INCREASE  OUR  REVENUE,  WE  MUST  INCREASE  OUR SALES FORCE, AND EXPAND OUR
DISTRIBUTION CHANNELS. WE CAN NOT ASSURE YOU THAT WE WILL BE SUCCESSFUL IN THESE EFFORTS.

     To date, we have sold our products primarily through our eleven person direct sales and tele-sales force. Our future revenue growth will depend in large part on recruiting and training additional direct sales and tele-sales personnel and expanding our distribution channels. We may experience difficulty recruiting qualified sales and support personnel and establishing third-party distribution relationships. We may not be able to successfully expand our tele-sales force or other distribution channels, and any such expansion, if achieved, may not result in increased revenue or profits.

WE MAY NOT BE ABLE TO ADEQUATELY PROTECT OUR INTELLECTUAL PROPERTY, AND WE MAY BE SUBJECT TO INFRINGEMENT CLAIMS THAT MAY ADVERSELY AFFECT OUR BUSINESS AND FINANCIAL CONDITION.

     Our products consist of publicly available data that we organize to permit rapid and effective computerized searches. Because our datasets consist of publicly available data, we cannot prevent competitors from developing equivalent databases. We anticipate that our success will depend, in part, on our proprietary data integration and linking methodologies. We have not obtained, and do not anticipate that we will obtain, patent protection for these methodologies. We rely on trade secret rights, confidentiality agreements and procedures and licensing arrangements to establish and protect our proprietary rights with respect to our data integration methodologies. Despite our efforts, third parties could attempt to copy or otherwise obtain and make unauthorized use of our products or independently develop similar products.

WE FACE SIGNIFICANT SECURITY RISKS RELATED TO OUR ELECTRONIC TRANSMISSION OF CONFIDENTIAL INFORMATION. IF WE ARE UNABLE TO ADEQUATELY PROTECT CERTAIN
CONFIDENTIAL  INFORMATION,  OUR  REPUTATION  AND  BUSINESS  WOULD  BE  ADVERSELY
AFFECTED.

     We rely on commercially available encryption software and other technologies to provide system security and to effect secure transmission of confidential information, such as credit card numbers. Advances in computer capabilities, new discoveries in the field of cryptography, or other events or developments may result in a compromise or breach of the security measures used by us to protect customer transaction data. If our security systems were to be compromised, it could have a material adverse effect on our reputation and business. A party who is able to circumvent our security measures could misappropriate our proprietary information or cause interruptions in our operations and damage to our reputation and customers' willingness to use our products. We may be required to expend significant capital and other resources to protect against these security breaches or to alleviate problems caused by these breaches.

OUR PRODUCTS MAY HAVE UNKNOWN DEFECTS WHICH COULD HAVE ADVERSE EFFECTS ON OUR CUSTOMER RELATIONS AND FINANCIAL RESULTS.

     Datasets as complex as those that we develop may contain undetected defects or errors. For example, our products may contain unknown defects due to errors in the data that we purchase from our data providers. Despite testing, defects or errors may occur in our existing or new products, which could make them less attractive to our target markets. As a result, defects and errors in our datasets could result in loss of revenue or market share, failure to achieve market acceptance, diversion of development resources, injury to our reputation and an adverse effect on our business, financial condition and results of operation.

DEFECTS  OR  ERRORS  COULD  RESULT  IN  PRODUCT LIABILITY CLAIMS THAT MAY NOT BE
COVERED  BY  OUR  INSURANCE.

     Our datasets may contain errors that may give rise to claims against us. We generally disclaim all warranties on the data we include in our products. However, our disclaimers may not be enforced. In such an event, or if liabilities arise that are not contractually limited, our business could be adversely affected. We currently do not maintain professional liability insurance, and our general liability insurance may not cover claims of this nature.

WE  MAY  ENCOUNTER  DIFFICULTIES  MANAGING  OUR  PLANNED  GROWTH.

     As of March 31, 2003, we had 39 employees. We intend to expand our customer base and develop new products. To manage our anticipated growth, we must continue to improve our operational and financial systems and expand, train, retain and manage our employee base. Because of the registration of our securities, we will be subject to additional reporting and disclosure obligations, and we anticipate that we will hire additional finance and administrative personnel to address these obligations. In addition, the anticipated growth of our business will place a significant strain on our existing managerial and financial resources.

IF WE ARE NOT ABLE TO HIRE, INTEGRATE OR RETAIN QUALIFIED PERSONNEL, WE MAY NOT BE ABLE TO CONTINUE OUR BUSINESS AS PRESENTLY CONDUCTED.

     The recent growth in our business has resulted in an increase in the responsibilities of our personnel. Several of our personnel are presently serving in more than one capacity. In addition, we expect that we will need to hire additional employees during 2003. Competition for experienced and qualified personnel in our industry is intense. We may not be able to retain our current key employees, or attract, integrate or retain other qualified personnel in the future. If we do not succeed in attracting new personnel or in integrating, retaining and motivating our current personnel, our business could be harmed.

WE DEPEND ON OUR KEY EMPLOYEES FOR OUR FUTURE SUCCESS; THE LOSS OF ANY OF OUR KEY EMPLOYEES COULD DELAY OUR PLANNED GROWTH AND LIMIT OUR ABILITY TO ACHIEVE PROFITABILITY.

     Our success depends to a significant extent on the performance and continued service of our senior management and other key employees, and particularly those of our President and Chief Executive Officer, Mr. Jon R. Latorella. We have no employment agreements with any of our employees. The loss of the services of any of our senior management or any of our other key employees would disrupt our operations and would delay our planned growth while we worked to replace those employees. We do not maintain "key man" life insurance on any of our employees. As a result, if any of our key employees were to die or become unable to provide services for us, our operations would be disrupted and we would have no means of recovering any resulting losses.

THERE  IS  NO  ASSURANCE  THAT  WE  WILL  PAY  DIVIDENDS  IN  THE  FUTURE.

     We have never declared or paid a cash dividend. At this time, we do not anticipate paying any dividends in the future. We are under no legal or contractual obligation to declare or to pay dividends, and the timing and amount of any future dividends and distributions is at the discretion of our Board of Directors and will depend, among other things, on our future after-tax earnings, operations, capital requirements, borrowing capacity, financial condition and general business conditions. We plan to retain any earnings for use in the operation of our business. You should not purchase our securities on the expectation of future dividends.


                          RISKS RELATED TO OUR INDUSTRY
                          -----------------------------

EXISTING GOVERNMENT REGULATIONS AND INDUSTRY STANDARDS MAY LIMIT OUR ABILITY TO ACQUIRE OR DISSEMINATE DATA. IF OUR ABILITY TO ACQUIRE OR DISSEMINATE DATA IS LIMITED, OUR REVENUES WILL DECREASE AND OUR FINANCIAL CONDITION WILL BE
ADVERSELY AFFECTED. WE MAY ALSO BE SUBJECT TO LIABILITY ARISING FROM SUCH REGULATIONS.

     Much of the data we provide is subject to regulation by the Federal Trade Commission under the Federal Fair Credit Reporting Act and Title V of the Financial Services Modernization Act (which is also referred to as the "Gramm-Leach-Bliley Act"), and to a lesser extent, by various other federal, state and local regulatory authorities pursuant to a variety of laws. These laws and regulations are designed to protect individuals from the misuse of their personal information.

We have not engaged counsel or any other third party to review our activity in light of these laws and regulations, although we believe that our activities do not violate any law specifically applicable to the dissemination of data concerning individuals. We may be in violation of laws governing the dissemination of data. In such a case, we may be subject to enforcement action by regulatory agencies and claims against us by individuals (to the extent such laws permit private rights of action). Any such claims could significantly disrupt our business and operations. We do not currently maintain liability insurance to cover such claims.

FUTURE GOVERNMENT REGULATION MAY FURTHER LIMIT OUR ABILITY TO PROVIDE OUR PRODUCTS TO CUSTOMERS AND CAUSE US TO LOSE REVENUE.

     Future laws or regulations that further restrict the use of personal or public record information could disrupt our business and could cause us to lose revenue. For example, if laws were enacted that restricted our use of Social Security numbers, our ability to provide meaningful data to our customers would be adversely affected. If we are unable to respond to regulatory or industry standards effectively, our business, financial condition and results of operation would be adversely affected. Our future success will depend, in part, on our ability to enhance and improve the responsiveness, functionality and features of our products and services in accordance with newly-imposed regulatory or industry standards, of which we can give no assurance.

WE COULD FACE LIABILITY BASED ON THE NATURE OF OUR SERVICES AND THE CONTENT OF THE MATERIALS THAT WE PROVIDE.

     We may face potential liability from individuals, government agencies or businesses for defamation, invasion of privacy, negligence, copyright, patent or trademark infringement and other claims based on the nature and content of the data contained in our products. Although we carry a limited amount of general liability insurance, our insurance may not cover claims of these types and may not be adequate to indemnify us for liability that may be imposed. Any imposition of liability, particularly liability that is not covered by insurance or is in excess of our insurance coverage, would negatively affect our reputation, business, financial condition and results of operations.

              RISKS ASSOCIATED WITH AN INVESTMENT IN OUR SECURITIES
              -----------------------------------------------------

WE HAVE A LARGE NUMBER OF SECURITIES THAT ARE AVAILABLE FOR RESALE. SALES OF THESE SECURITIES COULD CAUSE THE PRICE OF OUR SECURITIES TO DECLINE.

     Sales of a large number of shares of our securities in the public markets, or the potential for such sales, could decrease the trading price of our securities and could impair our ability to raise capital through future sales of our securities. As of August 1, 2003, we had 61,797,384 shares of Class A Voting Common Stock issued and outstanding and 68,765,726 shares of Class B Non-voting Common Stock issued and outstanding. If all of our options, warrants and convertible securities issued as of August 1, 2003 were exercised, we would have had 119,559,867 shares of Class A Voting Common Stock issued and outstanding and 100,187,865 shares of Class B Non-voting Common Stock issued and outstanding

Except to the extent the shares of common stock are held by our "affiliates," as defined under the Securities and Exchange Commission's Rule 144, we anticipate that all of those shares will be freely available for public resale, either as a result of the Securities and Exchange Commission's Rule 144(k) or as a result of our planned registrations of those issued and outstanding securities through separate resale registration statements. For more information on this matter, you should review the section of this prospectus titled "Shares Eligible for Future Sale", beginning on page 46.

WE HAVE ISSUED A SUBSTANTIAL NUMBER OF WARRANTS AND OTHER CONVERTIBLE SECURITIES. OUR WARRANTS AND CONVERTIBLE SECURITIES MAY CAUSE THE TRADING PRICE OF OUR SECURITIES TO DECLINE, AND MAY LIMIT OUR ABILITY TO RAISE CAPITAL FROM OTHER SOURCES.

     As of August 1, 2003, there were 18,894,739 shares of Class A Voting Common Stock issuable upon the exercise of warrants. As of that date, there also were 44,444 shares of Class A Voting Common Stock issuable upon conversion of a certain $10,000 convertible promissory note, and we had reserved 13,823,300 shares of our Class A Voting Common Stock for issuance pursuant to our 1999 Incentive and Non-Qualified Stock Option Plan and 25,000,000 shares of our Class A Voting Common Stock reserved for issuance pursuant to our 2003 Stock Plan.

As of August 1, 2003, there were 6,422,139 shares of Class B Non-voting Common Stock issuable upon the exercise of warrants, and 25,000,000 shares reserved for issuance pursuant to our 2003 Stock Plan.


While these securities are outstanding, the holders will have the opportunity to profit from a rise in the price of our securities with a resulting dilution (upon exercise or conversion) in the value of the interests of our other security holders. Our ability to obtain additional financing during the period these convertible securities are outstanding may be adversely affected and their existence may have a negative effect on the price of our securities. The holders of these securities are likely to exercise them at a time when we would, in all likelihood, be able to obtain any needed capital by a new offering of securities on terms more favorable to us than those of the outstanding warrants and convertible promissory notes.

EXISTING STOCKHOLDERS MAY EXPERIENCE SIGNIFICANT DILUTION FROM THE SALE OF SECURITIES PURSUANT TO OUR INVESTMENT AGREEMENT WITH DUTCHESS.

     The sale of shares pursuant to our Investment Agreement with Dutchess will have a dilutive impact on our stockholders. As a result, our net income per share could decrease in future periods, and the market price of our Class A Voting Common Stock could decline. In addition, the lower our stock price at the time we exercise our put option, the more shares we will have to issue to Dutchess to draw down on the full equity line with Dutchess. If our stock price decreases, then our existing stockholders would experience greater dilution.

DUTCHESS WILL PAY LESS THAN THE THEN-PREVAILING MARKET PRICE OF OUR CLASS A VOTING COMMON STOCK.

     The Class A Voting Common Stock to be issued under our agreement with Dutchess will be purchased at a 5% discount to the lowest closing bid price for the ten days immediately following our notice to Dutchess of our election to exercise our put right. These discounted sales could cause the price of our Class A Voting Common Stock to decline.

THE SELLING STOCKHOLDERS INTEND TO SELL THEIR SHARES OF CLASS A VOTING COMMON STOCK IN THE MARKET.

     The selling stockholders have indicated that they intend to sell in the public market the shares of common stock being registered in this offering. Such sales are likely to cause our stock price to decline.

THE ANTICIPATION OF SIGNIFICANT SALES OF OUR CLASS A VOTING COMMON STOCK IN THIS OFFERING COULD RESULT IN SHORT SELLING BY THIRD PARTIES, WHICH COULD CAUSE OUR STOCK PRICE TO DECLINE.

     The anticipation of significant sales by the selling shareholders could result in short sales by third parties. If there is not a corresponding demand for our stock, then our stock price would decline.

OUR SECURITIES HAS BEEN THINLY TRADED ON THE OVER-THE-COUNTER BULLETIN BOARD, WHICH MAY NOT PROVIDE LIQUIDITY FOR OUR INVESTORS.

     Our securities are quoted on the Over-the-Counter Bulletin Board. The Over-the-Counter Bulletin Board is an inter-dealer, over-the-counter market that provides significantly less liquidity than the NASDAQ Stock Market or national or regional exchanges. Securities traded on the Over-the-Counter Bulletin Board are usually thinly traded, highly volatile, have fewer market makers and are not followed by analysts. The Securities and Exchange Commission's order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the Over-the-Counter Bulletin Board. Quotes for stocks included on the Over-the-Counter Bulletin Board are not listed in newspapers. Therefore, prices for securities traded solely on the Over-the-Counter Bulletin Board may be difficult to obtain and holders of our securities may be unable to resell their securities at or near their original acquisition price, or at any price.

WE MAY NOT BE ABLE TO ACCESS SUFFICIENT FUNDS UNDER THE EQUITY LINE OF CREDIT WITH DUTCHESS WHEN NEEDED.

     We are dependent on external financing to fund our planned expansion. These financing needs are expected to be provided primarily pursuant to the agreement with Dutchess. No assurances can be given that this financing will be available in sufficient amounts or at all when needed, in part.

OUR PRESIDENT AND CHIEF EXECUTIVE OFFICER CURRENTLY OWNS A SUBSTANTIAL PORTION OF OUR VOTING SECURITIES. THEREFORE, HE HAS SUBSTANTIAL CONTROL OVER APPROVING CERTAIN TRANSACTIONS AND MATTERS PRESENTED TO OUR STOCKHOLDERS.

     Mr. Jon R. Latorella, our President and Chief Executive Officer, currently controls a majority of our voting securities. He will continue to hold a substantial portion of our voting securities even if the Dutchess put and all of the warrants and options to purchase shares of Class A Voting Common Stock are exercised. Mr. Latorella's holdings may delay, deter or prevent transactions, such as tender offers, that would otherwise benefit investors.

"PENNY  STOCK"  RULES  MAY  MAKE  BUYING  OR  SELLING  OUR SECURITIES DIFFICULT.

     Trading in our securities is subject to the Securities and Exchange Commission's "penny stock" rules and it is anticipated that trading in our securities will continue to be subject to the penny stock rules for the foreseeable future. The Securities and Exchange Commission has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser's written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from recommending transactions in our securities, which could severely limit the liquidity of our securities and consequently adversely affect the market price for our securities.

WE MAY SELL ADDITIONAL SHARES IN THE FUTURE, WHICH COULD CAUSE THE PRICE OF OUR SECURITIES TO DECLINE.

     We currently have 150,000,000 shares of Class A Voting Common Stock and 250,000,000 shares of Class B Non-voting Common Stock authorized. As a result, we have substantial amounts of authorized but unissued capital stock. Our Second Amended and Restated Certificate of Incorporation and applicable provisions of Delaware law provide that we may issue authorized capital stock at the approval of our board Of directors, and no stockholder vote or other form of stockholder approval is Required for us to issue such capital stock. Consequently, we could Issue shares of either class of our common stock in connection with future Financings or acquisitions or in conjunction with equity compensation
Arrangements. The offering prices in connection with those future issuances Could be less than the current sales prices of our securities. Any future Issuances of any of our securities could cause the trading price of our Securities to decline.


THE OVER-THE-COUNTER BULLETIN BOARD IS EXPECTED TO BE REPLACED WITH THE BBX, FOR WHICH WE MAY NOT QUALIFY.

     The NASD has announced that it will phase out the Over-the-Counter Bulletin Board. The Over-the-Counter Bulletin Board is expect to be replaced with the BBX, a market that will have a number of qualitative listing standards. We may not qualify for listing on the BBX. In the event that the Over-the-Counter Bulletin Board is phased out and we do not quality for the BBX, there would be no public market for our securities.

INVESTORS MUST CONTACT A BROKER-DEALER TO TRADE OVER-THE-COUNTER BULLETIN BOARD SECURITIES. AS A RESULT, YOU MAY NOT BE ABLE TO BUY OR SELL OUR SECURITIES AT THE TIMES THAT YOU MAY WISH.

     Even though our securities are quoted on the Over-the-Counter Bulletin Board, the Over-the-Counter Bulletin Board may not permit our investors to sell securities when and in the manner that they wish. Because there are no automated systems for negotiating trades on the Over-the-Counter Bulletin Board, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders
- an order to buy or sell a specific number of shares at the current market price - it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and its execution.


                           FORWARD-LOOKING STATEMENTS

     Some  of  the  statements  under  "Prospectus  Summary,"  "Risk  Factors,"
"Management's  Discussion  and  Analysis  of  Financial Condition and Results of
Operations," "Business" and elsewhere in this prospectus constitute forward-looking statements. These statements involve known and unknown risks, uncertainties, and other factors that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

     In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "continue" or the negative of these terms or other comparable terminology. Although we believe that the assumptions underlying our forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

                                      * * *

                                 USE OF PROCEEDS

     This prospectus relates to the resale of shares of our Class A Voting Common Stock by a current stockholder and by a party that will become a stockholder pursuant to our exercise of a put right. There will be no proceeds to us from the resale of shares by those parties in this offering. However, we will receive proceeds from the sale of shares pursuant to our exercise of the put right.

The purchase price of the shares purchased under the Investment Agreement will be equal to 95% of the lowest closing bid price of our Class A Voting Common Stock on the Over-the-Counter Bulletin Board for the ten days immediately following the date of our notice of election to exercise our put. In the case of resales by Dutchess, due to the possibility that our stock price may fluctuate during the period between our exercise of the put right and the resale by Dutchess of shares of our Class A Voting Common Stock, the proceeds to Dutchess from its resales of our Class A Common Stock may vary significantly from the proceeds that we will realize from the exercise of our put right.

     The proceeds from our exercise of the put right pursuant to the Investment Agreement will be used for repayment of debt to the holders of certain notes issued prior to June 2003 (which bear interest at 10% to 12% per annum), employee compensation (including compensation for executives), infrastructure build out, sales and marketing, and general working capital.

For illustrative purposes, we have set forth below our intended use of proceeds for the range of net proceeds indicated below to be received under the Investment Agreement. The table assumes estimated offering expenses of $40,000.




  PROCEEDS                       %(1)       PROCEEDS       %(1)      PROCEEDS      %(1)
----------------------------  -----------  -----------  -----------  ---------  -----------
GROSS PROCEEDS:. . . . . . .  $1,000,000                $3,000,000              $5,000,000

NET PROCEEDS:. . . . . . . .  $  960,000                $2,960,000              $4,960,000

USE OF PROCEEDS:
    Repayment of Debt. . . .  $  500,000           53%  $1,640,000         55%  $1,640,000    33%
    Employee Compensation. .  $  150,000           16%  $  150,000          6%  $  150,000     3%
    Infrastructure Build-Out  $  100,000           10%  $  750,000         25%  $  750,000    15%
    Sales and Marketing. . .  $  100,000           10%  $  250,000          8%  $  250,000     5%
    Working Capital. . . . .  $  110,000           11%  $  170,000          6%  $2,170,000    44%
                              -----------  -----------  -----------  ---------  -----------  ----

TOTAL. . . . . . . . . . . .  $  960,000          100%  $2,960,000        100%  $4,960,000   100%

(1)     Presented  as  a  percentage  of  net  proceeds.


                         DETERMINATION OF OFFERING PRICE

     Our Class A Voting Common Stock is quoted on the Over-the-Counter Bulletin Board under the symbol "LPLHA.OB." The shares of Class A Voting Common Stock are being offered for sale by the selling stockholders at prices established on the Over-the-Counter Bulletin Board during the term of this offering. These prices will fluctuate based on the demand for the shares. During the 60 day period ending on August 1, 2003, the lowest reported trading price per share for our Class A Voting Common Stock on the Over-the-Counter Bulletin Board was $0.25 and the highest reported trading price per share for our Class A Voting Common Stock was $0.42. Where indicated, certain share and per share data set forth in this prospectus assumes that the fair market value of our Class A Voting Common Stock is $0.305 (the average of the reported bid and ask prices for our Class A Voting Common Stock on August 1, 2003).


                                 DIVIDEND POLICY

     We have never declared or paid a cash dividend. At this time, we do not anticipate paying dividends in the future. We are under no legal or contractual obligation to declare or to pay dividends, and the timing and amount of any future cash dividends and distributions is at the discretion of our Board of Directors and will depend, among other things, on our future after-tax earnings, operations, capital requirements, borrowing capacity, financial condition and general business conditions. We plan to retain any earnings for use in the operation of our business and to fund future growth. You should not purchase any of our securities on the expectation of future dividends.

                                    DILUTION

     The net tangible book value of LocatePLUS as of March 31, 2003 was $1,788,000 or $0.02 per share of common stock. Net tangible book value is determined by dividing the tangible book value of LocatePLUS (total tangible assets less total liabilities) by the number of outstanding shares of our common stock (taking Class A Voting Common Stock and Class B Non-voting Common Stock as a single class).

Since this offering is being made solely by the selling stockholders and none of the proceeds will be paid to LocatePLUS, our net tangible book value will be unaffected by this offering. Our net tangible book value, however, will be impacted by the Class A Voting Common Stock to be issued under our Investment Agreement with Dutchess. The amount of dilution will depend on the offering price and number of shares to be issued under the Investment Agreement. Higher offering prices result in increased dilution to new investors.

     For example, if we were to issue 17,256,255 shares of Class A Voting Common Stock under the Investment Agreement at an assumed offering price of 95% of $0.305 per share (i.e., the number of shares we could issue at such price to raise $5.0 million under the Investment Agreement, using the average of the reported bid and ask prices for our Class A Voting Common Stock on August 1, 2003 as applicable benchmark price for our Class A Voting Common Stock), less offering expenses of $40,000, our net tangible book value as of March 31, 2003 would have been $6,748,000 or $0.06 per share. This represents an immediate increase in net tangible book value to existing shareholders of $0.04 per share and an immediate dilution to new shareholders of $0.245 per share, or 80%.

The  following  table  illustrates the per share dilution based on this example:





ASSUMED PUBLIC OFFERING PRICE PER SHARE. . . . . . . .  $0.305
NET TANGIBLE BOOK VALUE PER SHARE BEFORE THIS OFFERING  $ 0.02
INCREASE ATTRIBUTABLE TO NEW INVESTORS . . . . . . . .  $ 0.04
                                                        ------
NET TANGIBLE BOOK VALUE PER SHARE AFTER THIS OFFERING.  $ 0.06
                                                        ------
DILUTION PER SHARE TO NEW SHAREHOLDERS . . . . . . . .  $0.245
                                                        ======

     The offering price of our common stock is based on the then-existing market price. In order to give prospective investors an idea of the dilution per share they may experience, we have prepared the following table showing the dilution per share at various assumed offering prices:





ASSUMED PER SHARE        NUMBER OF
OFFERING PRICE      SHARES TO BE ISSUED  DILUTION PER SHARE TO NEW INVESTORS
------------------
0.05. . . . . . .          105,263,158  $                               0.02
0.10. . . . . . .           52,631,579  $                               0.05
0.15. . . . . . .           35,087,719  $                               0.10
0.20. . . . . . .           26,315,790  $                               0.15
0.25. . . . . . .           21,052,632  $                               0.19
0.30. . . . . . .           17,543,860  $                               0.24
0.35. . . . . . .           15,037,594  $                               0.29
0.40. . . . . . .           13,157,895  $                               0.34
0.45. . . . . . .           11,695,906  $                               0.39
0.50. . . . . . .           10,526,316  $                               0.44


                                      * * *

                              PLAN OF DISTRIBUTION
     This prospectus relates to the resale of up to 22,500,000 shares of our Class A Voting Common Stock by a current stockholder, NFC Corporation, and by Dutchess Private Equities Fund, L.P., which will become a stockholder pursuant to a put right under an Investment Agreement that we have entered into Dutchess. The selling stockholders consist of:





STOCKHOLDER                                             NUMBER OF SHARES   PERCENTAGE(1)
------------------------------------------------------  -----------------  -------------
     Dutchess Private Equities Fund, L.P.(2) . . . . .      20,000,000(3)            24%
     NFC Corporation(4). . . . . . . . . . . . . . . .         2,500,000              3%
                                                        -----------------  -------------

         Total Class A Voting Common Stock Registered.        22,500,000             27%



(1)     Presented  as  a  percentage  of  issued  and outstanding Class A Voting
Common Stock, assuming exercise in full of the put right set forth in the Investment Agreement, but not including any shares exercisable or convertible into shares of Class A Voting Common Stock.
(2) Dutchess is a private limited partnership whose business operations are conducted through its general partner, Dutchess Capital Management, LLC. Douglas H. Leighton, a Managing Member of Dutchess Capital Management, LLC, has voting and dispositive power with respect to securities held by Dutchess Private Equities Fund.
(3) For the purpose of determining the number of shares subject to registration with the Securities and Exchange Commission, we have assumed that we will issue not more than 20,000,000 shares pursuant to the exercise of our put right under the Investment Agreement, although the number of shares that we will actually issue pursuant to that put right may be more than or less than 20,000,000, depending on the trading price of our Class A Voting Common Stock. In the event that we elect to issue more than 20,000,000 shares of Class A Common Stock pursuant to our exercise of the put right, we would be required to file a subsequent Registration Statement with the Securities and Exchange Commission (and for the subsequent Registration Statement to be declared effective).
(4) Geoffrey J. Eiten, President of NFC, has voting and dispositive power with respect to these securities.

DUTCHESS  PRIVATE  EQUITIES  FUND,  L.P.

     On August 5, 2003, we entered into an Investment Agreement with Dutchess Private Equities Fund, L.P. Pursuant to that Investment Agreement, we may, at our discretion, periodically "put" or require Dutchess to purchase shares of our Class A Voting Common Stock. The aggregate amount that Dutchess is obligated to pay for our shares will not exceed $5.0 million. For each share of Class A Voting Common Stock purchased under the Investment Agreement, Dutchess will pay 95% of the lowest closing bid prices on the Over-the-Counter Bulletin Board (or other principal market on which our Class A Voting Common Stock is traded) during the ten day period immediately following the date on which we give notice to Dutchess of our intention to put such stock. Our ability to put the shares under the Investment Agreement is conditioned upon us registering the shares of Class A Voting Common Stock with the Securities and Exchange Commission and satisfaction of certain other customary closing conditions. The costs associated with this registration will be borne by us.


Pursuant to the Investment Agreement, we may periodically put shares of Class A Voting Common Stock to Dutchess by giving notice of Dutchess of our election to exercise the put right. Pursuant to the Investment Agreement, a closing will be held thirteen trading days after that written put notice, at which time we will deliver shares of Class A Voting Common Stock and Dutchess will pay the purchase price for the shares.

Our right to put shares under the Investment Agreement will commence once the underlying shares are registered with the Securities and Exchange Commission, assuming other customary closing conditions are met. Thereafter, we may continue to put shares to Dutchess until the earlier of (I) 36 months after the effectiveness of that registration; or (II) such time as Dutchess has purchased a total of $5.0 million in shares of our Class A Voting Common Stock. Pursuant to the terms of the Investment Agreement, we cannot put shares to Dutchess if, as a result of that put, Dutchess will hold more than 4.99% of our Class A Voting Common Stock. As Dutchess has indicated that it intends to resell our Class A Voting Common Stock from time to time and since our stock price may fluctuate, it is uncertain whether this limitation will materially limit our ability to put shares of Class A Voting Common Stock to Dutchess.

In addition to these restrictions, Dutchess' obligation to purchase shares pursuant to our put right is limited by the average daily volume of our Class A Voting Common Stock. Specifically, unless waived by Dutchess, and subject to a $1.0 million "per put" cap, the maximum amount of each put exercise is equal to, at our election:

- 200% of the average daily volume of the Class A Voting Common Stock for the 20 trading days prior to the applicable put notice multiplied by the average of the three daily closing bid prices immediately preceding the date of the put, or

-     $50,000.

We cannot predict the actual number of shares of Class A Voting Common Stock that will be issued pursuant to the Investment Agreement, in part because the volume and purchase price of the shares will fluctuate based on prevailing market conditions, and we have not determined the total amount of advances we intend to draw. Nonetheless, we can estimate the number of shares of our Class A Voting Common Stock that will be issued using certain assumptions. Assuming we drew down the entire $5.0 million available under the Investment Agreement in a single advance (which is not permitted under the terms of the Investment Agreement) and at a time when the last reported closing price was $0.305 (the average of the reported bid and ask prices for shares of our Class A Voting Common Stock on August 1, 2003), then we would issue 17,256,255 shares of our Class A Voting Common Stock to Dutchess.

You should be aware that there is an inverse relationship between our stock price and the number of shares to be issued under the Investment Agreement. That is, as our stock price declines, we would be required to issue a greater number of shares under the Investment Agreement for a given advance. This inverse relationship is demonstrated by the table below, which shows the number of shares to be issued under the Investment Agreement at a price of $0.305 per share (the average of the reported per share bid and ask prices for our Class A Voting Common Stock on August 1, 2003) per share and 25%, 50% and 75% discounts to that price.


                        SHARE ISSUANCE AT VARIOUS PRICES




DISCOUNT: from $0.305             75%           50%           25%             -
PURCHASE PRICE: . . . .  $      0.076   $     0.153   $     0.228   $      0.305
NO.  OF SHARES:(1). . .    65,789,473    32,679,738    22,762,451    17,256,256,
TOTAL OUTSTANDING:(2) .   127,576,857    94,467,122    84,549,835     79,043,639
PERCENT OUTSTANDING:(3)            52%           35%           27%            34%


(1) Represents the number of shares of Class A Voting Common Stock to be issued to Dutchess at the prices set forth in the table to generate $5.0 million in gross proceeds.

(2) Represents the total number of shares of Class A Voting Common Stock outstanding after the issuance of the shares to Dutchess.

(3) Represents the shares of Class A Voting Common Stock to be issued as a percentage of the total number shares of Class A Voting Common Stock outstanding (assuming no exercise or conversion of any options, warrants or other convertible securities).

     Pursuant to the terms of the Registration Rights Agreement that we have entered into with Dutchess, we may be required to register additional shares if we wished to exercise our put right in full (e.g., if we were to sell shares at a time when the lowest closing bid price for our Class A Voting Common Stock was less than $0.26 per share).

     All proceeds used under the Investment Agreement will be used for debt repayment, employee compensation and for general working capital purposes. We cannot predict the total amount of proceeds to be raised in this transaction, in part, because we have not determined the total amount of the advances we intend to draw. However, we expect to incur expenses of approximately $40,000, consisting primarily of professional fees incurred in connection with this registration.

We engaged Oftring & Company, Inc. as our placement agent with respect to the securities to be issued under the Equity Line of Credit and for these services Oftring has been paid $5,000. Oftring & Company has no affiliation or business relationship with Dutchess, however, Oftring & Company was the underwriter in our initial public offering and an employee of Oftring & Company, Thomas Murphy, is a member of our Board of Directors.

OTHER  SELLING  STOCKHOLDER

     In addition to the shares subject to our put right under the Investment Agreement, this prospectus also relates to the resale of 2,500,000 shares of Class A Voting Common Stock issued to NFC Corporation in a private placement prior to the date that the registration statement of which this prospectus is a part was filed with the Securities and Exchange Commission. As of August 1, 2003, NFC Corporation held 2,500,000 shares of our Class A Voting Common Stock or 4% of our issued and outstanding Class A Voting Common Stock. These shares were issued in exchange for investor relations consulting services rendered by NFC. No material relationship other than this agreement exists nor existed over the previous three years.


PLAN  OF  DISTRIBUTION

Our selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The selling stockholders may sell the shares from time to time

- at market prices prevailing on the OTC Bulletin Board at the time of offer and sale, or
-     at  prices  related  to  such  prevailing  market  prices,  or
-     in  negotiated  transactions,  or
-     in  a  combination  of  such  methods  of  sale.

     The selling stockholders may effect such transactions by offering and selling the shares directly to or through securities broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of the shares for whom such broker-dealers may act as agent or to whom the selling stockholders may sell as principal, or both, which compensation as to a particular broker-dealer might be in excess of customary commissions.

     The selling stockholders and any broker-dealers who act in connection with the sale of their shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any discounts, concessions or commissions received by them and profit on any resale of the shares as principal may be deemed to be underwriting discounts, concessions and commissions under the Securities Act.

     On or prior to the effectiveness of the registration statement to which this prospectus is a part, we will advise the selling stockholders that they and any securities broker-dealers or others who may be deemed to be statutory underwriters will be governed by the prospectus delivery requirements under the Securities Act. Under applicable rules and regulations under the Securities Exchange Act, any person engaged in a distribution of any of the shares may not simultaneously engage in market activities with respect to the common stock for the applicable period under Regulation M prior to the commencement of such distribution. In addition and without limiting the foregoing, the selling security owners will be governed by the applicable provisions of the Securities and Exchange Act, and the rules and regulations thereunder, including without limitation Rules 10b-5 and Regulation M, which provisions may limit the timing of purchases and sales of any of the shares by the selling stockholders. All of the foregoing may affect the marketability of our securities.

     On or prior to the effectiveness of the registration statement to which this prospectus is a part, we will advise the selling stockholders that the anti-manipulation rules under the Securities Exchange Act may apply to sales of shares in the market and to the activities of the selling security owners and any of their affiliates. We have informed the selling stockholders that they may not:

-     engage in any stabilization activity in connection with any of the shares;
- bid for or purchase any of the shares or any rights to acquire the shares, or attempt to induce any person to purchase any of the shares or rights to acquire the shares other than as permitted under the Securities Exchange Act;
- effect any sale or distribution of the shares until after the prospectus shall have been appropriately amended or supplemented, if required, to describe the terms of the sale or distribution.

     We have informed the selling stockholders that they must effect all sales of shares in broker's transactions, through broker-dealers acting as agents, in transactions directly with market makers, or in privately negotiated transactions where no broker or other third party, other than the purchaser, is involved.

     The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act. Any commissions paid or any discounts or concessions allowed to any broker-dealers, and any profits received on the resale of shares, may be deemed to be underwriting discounts and commissions under the Securities Act if the broker-dealers purchase shares as principal.

In the absence of the registration statement to which this prospectus is a part, certain of the selling stockholders would be able to sell their shares only pursuant to the limitations of Rule 144 promulgated under the Securities Act.


                                 CAPITALIZATION

     The  table  below  sets  forth  our  capitalization  as  of March 31, 2003.

     You should read this table in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations", beginning on page 19 of this prospectus and our consolidated financial statements and the related notes beginning on page F-1 of this prospectus.




                                                                            MARCH 31, 2003
                                                                            (in thousands)
                                                                             (UNAUDITED)
                                                                           ----------------
DEBT:
Current portion of notes, convertible debt and capital lease obligations.  $           806
                                                                           ================
Capital lease obligations and notes, net of current portion . . . . . . .              396
                                                                           ================

STOCKHOLDERS' EQUITY:
Common Stock, par value $0.01 per share:
Class A Voting Common Stock, 150,000,000 shares authorized; 54,850,292
shares issued and outstanding . . . . . . . . . . . . . . . . . . . . . .              549
Class B Non-voting Common Stock, 250,000,000 shares authorized;
68,640,726 shares issued and outstanding. . . . . . . . . . . . . . . . .              686
Additional paid-in capital. . . . . . . . . . . . . . . . . . . . . . . .           17,750
Warrants. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            1,869
Accumulated deficit . . . . . . . . . . . . . . . . . . . . . . . . . . .          (19,066)
                                                                           ----------------
TOTAL STOCKHOLDERS' EQUITY. . . . . . . . . . . . . . . . . . . . . . . .            1,788
                                                                           ----------------
TOTAL CAPITALIZATION. . . . . . . . . . . . . . . . . . . . . . . . . . .  $         2,990
                                                                           ================



                                     * * *
                                          17

                      SELECTED CONSOLIDATED FINANCIAL DATA

     You should read the selected financial data set forth below in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and the related notes included elsewhere in this prospectus. The statement of operations data set forth on the following page for the years ended December 31, 2001 and 2002 and the balance sheet data as of December 31, 2002 have been derived from our audited consolidated financial statements included elsewhere in this prospectus. The statement of operations data set forth below for the three months ended March 31, 2002 and 2003 and the balance sheet data as of March 31, 2003 have been derived from unaudited financial statements included elsewhere in this prospectus and, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments that we consider necessary for a fair presentation of our financial position and results of operations for such periods. These historical results are not necessarily indicative of results to be expected for any future period.





                                           THREE MONTHS ENDED                 YEAR ENDED
STATEMENTS OF OPERATIONS DATA:                     MARCH31,                   DECEMBER 31,
                                            2003           2002           2002            2001
                                       --------------  -------------  -------------  --------------
(unaudited)
REVENUES:
   Information Sales
     - CD Rom . . . . . . . . . . . .  $     130,159   $     66,494   $    348,003   $     268,701
     - Online . . . . . . . . . . . .        571,249        277,547      1,471,188         752,109
     - Channel Partner. . . . . . . .         44,053          4,114         32,284               -
     - Wireless . . . . . . . . . . .          1,485              -          1,980               -
   Engineering services . . . . . . .         10,667              -         53,333         388,187

      Total revenues. . . . . . . . .        757,613        348,155      1,903,788       1,408,997

COSTS AND EXPENSES:
   Costs of revenues:
      CD Rom. . . . . . . . . . . . .         14,742         26,173         90,397          96,561
      Online and Channel Partner. . .        514,977        190,983      1,217,809         986,240
      Engineering services. . . . . .            687              -          9,297          49,347
      Wireless. . . . . . . . . . . .          3,115              -          1,100               -
   Selling and marketing. . . . . . .        245,599        274,980      1,001,529         799,486
   General and administrative . . . .        730,567        903,581      3,257,546       3,317,128

      Total operating expenses. . . .      1,509,687      1,395,717      5,577,678       5,248,762

OPERATING LOSS. . . . . . . . . . . .       (752,074)    (1,047,562)    (6,373,890)     (3,839,765)

OTHER INCOME (EXPENSE):
   Interest income. . . . . . . . . .         34,413         16,426         53,832          67,768
   Interest expense . . . . . . . . .        (77,063)       (34,744)      (397,674)       (590,970)
   Other income, net. . . . . . . . .         12,061          4,548         21,122           6,712

      Net loss. . . . . . . . . . . .  $    (782,663)  $ (1,061,332)  $ (3,996,607)  $  (4,356,255)

BASIC AND DILUTED NET LOSS PER SHARE.  $      (0.006)  $     (0.010)  $     (0.036)  $      (0.044)

SHARES USED IN COMPUTING BASIC AND
DILUTED NET LOSS PER SHARE. . . . . .    123,491,018    108,397,027    111,798,301      99,613,673




                               AS OF         AS OF
BALANCE SHEET DATA:          MARCH 31,   DECEMBER 31,
                                2003         2002
                             ----------  -------------
(unaudited)
Cash and equivalents. . . .  $1,593,416  $   1,661,213
Total current assets. . . .   3,685,237      3,538,219
Total assets. . . . . . . .   4,970,985      4,947,157
Total current liabilities .   2,786,836      2,393,354
Total stockholders' equity.  $1,787,872  $   2,351,581

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     You should read the following discussion and analysis of our consolidated financial condition and results of operations together with "Selected Financial Data" and our consolidated financial statements and related notes included elsewhere in this prospectus. This discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. Our actual results may differ materially from those anticipated in these forward-looking statements because of certain factors, including, but not limited to, those presented below.

OVERVIEW

     We are a business-to-business and business-to-government provider of public information via our proprietary data integration solutions. Since 1996, we have sold a CD-ROM-based product, which we refer to as Worldwide Information , that enables users to search certain motor vehicle records and driver's license information in multiple states through a dynamic search engine, using complete or partial information. Since March 1, 2000, we have maintained a database that is accessible through the Internet, known as LocatePLUS. Our LocatePLUS product contains searchable and cross-referenced public information on individuals throughout the United States, including individuals' names, addresses, dates of birth, Social Security numbers, prior residences, and, in certain circumstances, real estate holdings, recorded bankruptcies, liens, judgments, drivers' license information and motor vehicle records. We anticipate that the majority of our future revenues will be derived from our LocatePLUS product.

We distribute our content both directly (through the Internet in the case of our LocatePLUS product and through the mail in the case of our Worldwide Information CD-ROM) and through "channel partner" arrangements, by which third-party database providers obtain access to our databases in consideration for a royalty. In 2001, we entered into an arrangement with a third party database provider pursuant to which we provided certain engineering services relating to the integration and assimilation of public data. This agreement was terminated in 2001. We also provide engineering services in connection with the implementation and rollout of certain of our channel partnership arrangements.

Although our products consist primarily of publicly available - and therefore non-proprietary - information, we integrate data in our products in a proprietary manner that allows users to access data rapidly and efficiently. In addition, our LocatePLUS product utilizes proprietary methodologies to link data from different sources associated with a given individual to a single background report, even though the sources of data with respect to a given individual may be incomplete or contain only partial information with respect to that individual.

     Revenue associated with our Worldwide Information product is recognized upon delivery to the customer of a CD-ROM, provided that no significant obligations remain, evidence of the arrangement exists, the fee is fixed or determinable and collectibility is reasonably assured. Information in our Worldwide Information product is updated and released either quarterly or twice a year. In the case of our LocatePLUS product, we charge a fee to customers, which varies based upon the type and quantity of information requested. Revenue from our LocatePLUS product is recognized when requested information is downloaded, there is evidence of an arrangement, the fee is fixed or determinable, and collectability is reasonably assured. We charge our fees to customers' credit cards (approximately 60% of our current LocatePLUS customer base) or invoice customers for such fees on a monthly basis (approximately 40% of our current customer base). Revenue from our LocatePLUS AnyWhere is recognized monthly based on a fixed fee for usage.

Our costs of revenue consist primarily of our costs to obtain data and software maintenance expenses, which consist primarily of payroll and related expenses for information technology personnel, Internet access and hosting charges, and expenses relating to Web content and design. We obtain our data from multiple sources and we have entered into various license agreements with the related data providers. In 2001 and 2002, we recorded $648,500 and $665,366, respectively, and in the quarters ended March 31, 2002 and 2003, we recorded $80,000 and $348,753, respectively, in costs related to these agreements. In the event that any of our primary sources of data became unavailable to us, we believe that we would be able to integrate alternate sources of data without significant disruption to our business or operations, as there are currently a number of providers of such data. Costs of engineering services are allocated based on time spent for engineering services. Costs of wireless revenues are primarily the cost of wireless connectivity and the amortized cost of devices sold to end users.
                                          19

Our selling and marketing expenses consist of salaries and commissions paid to sales representatives for the products that we offer, as well as direct mail advertising campaigns and magazine and Internet-banner advertisements.

General and administrative expenses consist of payroll and related expenses for non-sales, non-research and development and executive and administrative personnel, facilities expenses, insurance, professional services expenses, travel and other miscellaneous expenses.

     Interest income consists of earnings on our cash, cash equivalents and short term investments. Interest expense is primarily attributable to various notes issued in the year ended December 31, 2002 and to various notes issued through March 31, 2003. As of March 31, 2003, we had notes payable (current and long-term) totaling $905,711.

     We have incurred significant net losses since our inception. We incurred net losses of approximately $800,000 in the three months ended March 31, 2003 and $3.9 million in the year ended December 31, 2002. Our accumulated deficit through March 31, 2003 was approximately $19.1 million. We raised approximately $4.8 million from sales of our equity during 2002. Our ultimate success is still dependent upon our ability to secure additional financing to meet our working capital and ongoing project development needs. We believe our current sources of liquidity, funding, and customer demand are adequate to sustain our current level of operations for the remainder of 2003. However, we anticipate that we will increase our sales and marketing, product development and general and administrative expenses during 2003. As a result, to achieve our business objectives, we must raise additional capital, which may consist of future debt or equity offerings. There can be no assurance that additional capital will be available to us, however, or, if it is available, that it will be available on favorable terms.

RESULTS  OF  OPERATIONS

     THREE MONTHS ENDED MARCH 31, 2003 COMPARED TO THREE MONTHS ENDED MARCH 31, 2002

     Revenues. Revenue from our Worldwide InformationTM CD-ROM product increased to $130,159 for the three months ended March 31, 2003 from $66,494 for the three months ended March 31, 2002, an increase of 96%. This increase was the result of timing differences for CD-ROM releases between 2002 and 2003. Because revenue is recognized on our CD-ROM products when shipped, the timing of our shipments can cause quarterly fluctuations of revenue.

Revenue from our Internet-based product, LocatePLUS, increased to $571,249 for the three months ended March 31, 2003 as compared to $277,547 for the three months ended March 31, 2003, an increase of 106%. This increase is attributable to an increase in the number of customers as well as an increase in customer usage. The number of users of our Internet-based product increased to 11,565 at March 31, 2003 from 6,669 at March 31, 2002, an increase of 73%. Revenue from channel partners increased to $44,053 from $4,114, an increase of 971%. The increase is attributable to increased acceptance by partners for streaming XML (a distribution method for our data). The number of our channel partners has increased from one at March 31, 2002 to four at March 31, 2003.

Revenue from our wireless product, LocatePLUS AnyWhere , was $1,485 during the three months ended March 31, 2003. LocatePLUS AnyWhere was launched in late 2002, and, as a result, no wireless revenue was recognized in the three months ended March 31, 2002.

     Costs of revenues. For the three months ended March 31, 2003, our costs of revenue for Worldwide InformationTM were $14,742 as compared to $26,173 for the three months ended March 31, 2002, a decrease of 44%. This decrease is attributable to both a reduction in data costs and a reduction in the costs associated with printing CD-ROMs.

For the three months ended March 31, 2003, our costs of revenue associated with LocatePLUS were $514,977, as compared to $190,983 for the three months ended March 31, 2002, an increase of 170%. The increase in cost is attributable to the cost of acquisition of additional data sets. Costs of revenue associated with LocatePLUS are not expected to increase dramatically over the next twelve months as we have acquired most of the data planned for that product.

Costs of revenue for LocatePLUSAnyWhere were $687 for the three months ended March 31, 2003. We expect this cost to decrease as a percentage of revenues in the future as we sell this product through our Earthlink partnership.
                                          20

We expect costs of revenues to increase over the next twelve months, but at a rate less than our increase in sales as most of the costs associated with our products are relatively fixed.

Selling and marketing expenses. Selling and marketing expenses for the three months ended March 31, 2003 were $245,599, as compared to $274,980 for the three months ended March 31, 2002, a decrease of approximately 11%. This decrease is attributable primarily to a temporary reduction in the size of our sales force. We expect selling and marketing expense to increase in the future as we increase the size of our sales staff.

     General and administrative expenses. General and administrative expenses for the three months ended March 31, 2003 were $730,567, as compared to $903,581 for the three months ended March 31, 2002, a decrease of 19%. This decrease is attributable to a reduction in non-cash compensation recorded for consulting and advisory services, as well as the non-recurrence of one time expenses associated with the reconciliation and consolidation of various stockholder records in 2002.

Interest income. Interest income increased to $34,413 for the three months ended March 31, 2003, from $16,426 for the three months ended March 31, 2003. This increase is attributable to interest earned on notes receivable in 2003, for which there was no equivalent interest income in 2002.

     Interest expense. Interest expense increased to $77,063 for the three months ended March 31, 2003, from $34,744 for the three months ended March 31, 2002. This increase is primarily attributable to interest on a short-term demand loan for which there was no equivalent interest income in 2002.

     Other Income. Other income increased to $12,061 for the three months ended March 31, 2003, from $4,548 for the three months ended March 31, 2002. This increase is attributable to income recorded for the repayment of previously written off debt.

YEAR  ENDED  DECEMBER  31,  2002  COMPARED  TO  YEAR  ENDED  DECEMBER  31,  2001

     Revenues. Revenue from our Worldwide InformationTM CD-ROM product increased to $345,003 for the year ended December 31, 2002 from $268,701 for the year ended December 31, 2001, an increase of 28%. During 2002, we shipped CD-ROM products including data from new states for which we had no shipments in 2001.

Revenue from our Internet-based product, LocatePLUS, increased to $1,471,188 for the year ended December 31, 2002 as compared to $752,109 for the year ended December 31, 2001, an increase of 96%. This increase is attributable to an increase in customers and usage. The number of users of our Internet-based product increased to 10,966 at December 31, 2002 from 5,159 at December 31, 2001, an increase of 113%. In 2002, we started delivering our online product through channel partnerships. In 2002, we recognized $32,284 in revenue from the first of these channel partner arrangements, for which we had no revenue in 2001. As part of deploying channel partner agreements, we occasionally provide engineering services. In 2002, we realized $53,333 in engineering revenue to deploy one channel partner site, as compared to $388,187 in 2001.

In 2002, we formally launched our wireless product and realized $1,980 in revenue from sales of that product. No revenue was realized from sales of this product in 2001.

     Costs of revenues. For the year ended December 31, 2002, our costs of revenue for Worldwide InformationTM were $90,397 as compared to $96,561 for the year ended December 31, 2001, a decrease of 6%. This decrease is primarily attributable to a decrease in costs associated with the acquisition of data from certain states.

For the year ended December 31, 2002, our costs of revenue associated with LocatePLUS were $1,217,809, as compared to $986,240 for the year ended December 31, 2001, an increase of 23%. This increase is primarily attributable to costs associated with the acquisition of two data sets.

     Selling and marketing expenses. Selling and marketing expenses for the year ended December 31, 2002 were $1,001,529, as compared to $799,486 for the year ended December 31, 2001, an increase of approximately 25%. This increase in expenses is attributable primarily to an increase in our sales force and commissions associated with increased sales volume.

     General and administrative expenses. General and administrative expenses for the year ended December 31, 2002 were $3,257,546 as compared to $3,317,128 for the year ended December 31, 2001, a decrease of 2%. This decrease is primarily attributable to a reduction in professional services from outside consultants.

Interest  income.  Interest  income  decreased  to  $53,835  for  the year ended
December 31, 2002, from $67,768 for the year ended December 31, 2001. This decrease is attributable to interest earned on a certain $1,000,000 note issued to us in 2001, of which $95,000 of principal remained outstanding as of December 31, 2002.

     Interest expense. Interest expense decreased to $397,674 for the year ended December 31, 2002, from $590,970 for the year ended December 31, 2001, a decrease of 33%. This decrease is attributable to non-cash interest expense incurred in 2001 in connection with debt issued with detachable warrants in 2001.

     Other  Income.  Other  income  increased  to  $21,122  for  the  year ended
December 31, 2002, from $6,712 for the year ended December 31, 2001. This increase is attributable to the sale of certain assets and to income recorded for the repayment of previously written off debt.

LIQUIDITY  AND  CAPITAL  RESOURCES

     From our incorporation in 1996 through December 31, 2002, we raised approximately $19.9 million through a series of private and public placements of equity and convertible debt to fund marketing and sales efforts and develop our products and services. During 2002, our financing activities provided approximately $4.8 million of cash, principally through the sale of Units in our initial public offering and a private placement of Class B Non-voting Common Stock. As of March 31, 2003, our cash and investments totaled $1,593,416.

During 2002 and the three months ended March 31, 2003, we used approximately $3.1 million and $600,000 of cash, respectively, in operating activities principally to fund our net losses.

     During 2001 and 2002, we loaned an aggregate of $2.0 million to Andover Secure Resources, Inc., an unaffiliated third party leasing company, due to the favorable terms of those loans. These loans (including interest) are payable upon our demand to Andover and bear interest at interest rates ranging from 10% to 11% per annum. As of March 31, 2003, approximately $1 million on these loans remain outstanding.

     Between May and August 2002, we received $314,000 in cash by issuing subordinated promissory notes bearing simple interest at 10% per annum. The terms of the notes called for their repayment one year from the date of their issuance. These notes were repaid in October 2002.

     On June 4, 2002, we received $750,000 from Gemstone Investment Company, Inc. by issuing a promissory note collateralized by all of our assets and a personal guaranty by our Chief Executive Officer (including a pledge of five million shares of the Chief Executive Officer's LocatePlus Holdings Corporation Class A Voting Common Stock and a mortgage on certain of his other personal assets). Gemstone Investment Company, Inc. is an unaffiliated third party lender that specializes in loans to start-up and early stage businesses. As of October 2002, $600,000 had been repaid on this note, however the terms of this loan called for its repayment in full, including accrued interest, by the earlier of October 3, 2002 or two business days after the closing of our initial public offering. As a result, effective October 3, 2002, the terms of this note were renegotiated, and all accrued interest and principal on the note were converted to a $285,000 demand note with an interest payable at 42% per annum. All interest has been paid on this note and as of March 31, 2003, the principal balance remained outstanding.

     In December 2002, we issued a one-year term note for $250,000 with detachable ten year, fully vested detachable warrants to an individual who, as a condition of his investment, required that he be appointed to the Board of Directors of the Company. The note bears interest at the rate of 10% per annum and is payable in one lump sum at maturity. The detachable warrants provide for the purchase of 250,000 shares of our Class B Non-Voting Common Stock with an exercise price of $0.22 per share.

     We raised approximately $4.8 million of equity during 2002. However, we anticipate that we will increase our sales and marketing, product development and general and administrative expenses during 2003 and for the foreseeable future. To achieve our business objectives, we must raise additional capital, which may consist of future debt or equity offerings. There can be no assurance, however, that additional capital will be available to us or, if it is available, that it will be on favorable terms.

     Through March 31, 2003, we received $440,000, net of issuance costs, by sales of subordinated promissory notes bearing simple interest at 10% per annum. The terms on $75,000 of the notes require their repayment 12 months from the date of issuance and the terms of the remaining notes require their repayment 18 months from the date of issuance.
                                          22

COMMITMENTS  AND  CONTINGENCIES

     OPERATING  LEASES

     We lease office space and equipment under various operating lease agreements which terminate on various dates through 2005. Future minimum payments under our non-cancelable operating leases total $1,002,650.

CAPITAL  LEASES

     Through March 31, 2003, we entered into certain long-term equipment lease agreements. These agreements are classified as capital leases and expire in 2005. Future minimum lease payments under our non-cancelable capital leases total $399,268.

     LICENSE  AGREEMENTS

     We have entered into various data acquisition agreements under which we are required to make minimum payments totaling $2,127,875 through 2005.

CRITICAL  ACCOUNTING  POLICIES

     We have identified the policies below as critical to our business operations and the understanding of our results of operations. The impact and any associated risks related to these policies on our business operations are discussed throughout this section where such policies affect our reported and expected financial results. For a detailed discussion on the application of these and other accounting policies, see Note 2 in the Notes to the Consolidated Financial Statements included in the Company's Annual Report for December 31, 2002. Note that our preparation of our Consolidated Financial Statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of our financial statements, and the reported amounts of revenue and expenses during the reporting period. There can be no assurance that actual results will not differ from those estimates.

Our accounting policies that are the most important to the portrayal of our financial condition and results, and which require the highest degree of management judgment relate to revenue recognition and the provision for uncollectible accounts receivable. We estimate the likelihood of customer payment based principally on a customer's credit history and our general credit experience. To the extent our estimates differ materially from actual results, the timing and amount of revenues recognized or bad debt expense recorded may be materially misstated during a reporting period.

RECENTLY  ISSUED  ACCOUNTING  PRONOUNCEMENTS

     In June 2002, the FASB issued SFAS 146, "Accounting for Costs Associated with Exit or Disposal Activities" ("SFAS 146"), which addresses financial accounting and reporting for costs associated with exit or disposal activities. SFAS 146 will be applied prospectively and is effective for exit or disposal activities initiated after December 31, 2002.

In December 2002, the FASB issued SFAS 148, "Accounting for Stock-based Compensation and Disclosure - an amendment of FASB Statement No.123" (FAS 148). This statement amends SFAS 123, "Accounting for Stock-Based Compensation," to provide alternative transition methods for a voluntary change to fair value accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of SFAS 123 to require more prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. Management is currently evaluating the effects of this pronouncement.

Had we implemented the above accounting pronouncements, our financial position and results of operations would not have been materially affected.

                                      * * *

                                    BUSINESS

OVERVIEW

     We are a business-to-business and business-to-government provider of public information via our proprietary data integration solutions. Since 1996, we have sold a CD-ROM-based product, which we refer to as Worldwide Information , that enables users to search certain motor vehicle records and driver's license information in multiple states. Since March 1, 2000, we have maintained a database that is accessible through the Internet, known as LocatePLUS. Our LocatePLUS product contains searchable and cross-referenced public information on individuals throughout the United States, including individuals' names, addresses, dates of birth, Social Security numbers, prior residences, and, in certain circumstances, real estate holdings, recorded bankruptcies, liens, judgments, drivers' license information and motor vehicle records.

INDUSTRY  BACKGROUND

     We are a background information provider. Users of background information have historically included law enforcement, other government agencies, law firms, investigation companies, private investigators and insurance companies. Information is used by those entities for various activities ranging from legal discovery to employment screening to the detection of fraud and the prevention of crime and terrorism. Additional users, such as large businesses, have increasingly availed themselves of background information services in connection with their hiring practices and other business decisions.

A considerable amount of background information about individuals in the United States is publicly available. Examples of such public data include:

-  names  and  addresses     -  property  ownership
-  aliases                   -  bankruptcies
-  court  records            -  certain  criminal  records

     The sources of these types of public data, however, are often fragmented and geographically dispersed. In addition, the reliability of this information and the data provided by various sources may not be consistent. In this environment, businesses and government agencies that wish to use public information are faced with the time-consuming, costly and difficult task of gathering data from numerous locations and sources, verifying the information acquired and organizing it into a useful format. While services and technologies have developed to enable remote access to information sources, there have historically been few comprehensive access points for information available about individuals. Traditional sources of information, including credit reporting services and other database services, make available only limited types of information for specific purposes, such as verifying credit worthiness. Such services may also be limited by applicable law to specified uses and users. Almost none of those sources are integrated in a manner that allows easy and rapid access to data.

BUSINESS  STRATEGY

     Our business plan is to provide an entire suite of information products and services for professionals in law enforcement agencies, human resources, law firms, insurance underwriting, fraud investigation, private equity funds, private investigation and financial institutions. We believe that we will be able to compete with comparable services based upon the pricing of our services and based upon certain technical advantages incorporated in our systems (such as our data integration methodologies and our hyper-linked and wireless LocatePLUS reports).

OUR  TARGET  MARKET  AND  SCREENING  OF  USERS

     Our products are marketed and sold to federal, state and local government agencies (including law enforcement agencies), private investigators, human resource professionals and the legal profession. Our products have been used in:

- crime and terrorism investigation (e.g., in conjunction with federal and state investigations in the aftermath of the September 11th terrorist attacks and the subsequent anthrax incidents);
-     detection  of  fraud;
- "skip tracking" (i.e., the location of debtors and individuals in violation of parole or bail restrictions);
-     background  checks;
-     legal  due  diligence;  and
-     risk  management.

Our products are generally marketed and sold only to pre-screened business and government end users. We do not sell products or services to the general public due to the liability that may arise from the release of personal information to the public. Before obtaining access to our LocatePLUS database or our Worldwide Information product, we generally require commercial customers to provide background information about their business need for data and about themselves, such as business licenses, bar admission cards or private investigator licenses. Individuals involved in law enforcement must provide similar evidence of their authority.

In an attempt to prevent the misuse of our date, we have adopted a three-tier security schema.






LEVEL                                                 INDUSTRY USERS          SAMPLE DATASETS AVAILABLE TO USERS
I                                              General Business               Names, Addresses and Phone Numbers
                                                                              Past Residences, Neighbors and Affiliates
                                                                              Real Property

II                                             Private Investigators          Level I Data, plus:
                                               Insurance                      Liens and Judgments
                                               Attorneys/Law Firms            Drivers' Records
                                               Government                     Certain Motor Vehicle Records
                                               Corporate Security

III                                            Law Enforcement                Level I and II Data, plus:
                                                                              Comprehensive Criminal Records
                                                                              Restricted Motor Vehicle Records
                                                                              Certain Credit Reporting Data


LOCATEPLUS

     We launched our LocatePLUS Internet site in March 2000. Our LocatePLUS database contains searchable and cross-referenced public information on individuals throughout the United States. Information is presented in a dynamic, hyper-linked fashion, permitting users to rapidly identify and obtain personal information relating to individuals and their associated residences, possible acquaintances, and a variety of other types of data. Our LocatePLUS database consists of approximately five billion individual data entries. According to our estimates, we have data entries relating to approximately 205 million adult individuals in the United States (or approximately 98% of the adult population of the United States, based on the 2000 United States Census).

As of March 31, 2003, there were approximately 11,565 pre-screened users of our LocatePLUS database.

Datasets currently integrated in our LocatePLUS product include nationwide records relating to:

     -  real  estate  records
-  names  and  addresses     -  prior  residences
-  aliases     -  recorded  bankruptcies
-  dates  of  birth     -  liens
-  Social  Security  numbers     -  motor  vehicle  records
-  driver's  license  information     -  certain  death  records
-  residential  address  information (including dates of residence)     -  phone
numbers
-  certain  criminal  arrest, conviction and incarceration records     -  vessel
registrations

We intend to continue integration of datasets into our LocatePLUS product, including:

-  certain  hunting  and  fishing  licenses     -  certain professional licenses
-  certain  facial  image  files     -  certain  fingerprint  files
-  certain  gun  licenses     -  Federal  Aviation  Administration  records

We can currently give no assurance as to the timing of integration of such datasets, however, or whether these new datasets will be integrated with our LocatePLUS product at all.

     We believe that one of the significant advantages of our LocatePLUS product, in comparison with many products with which we compete, is the ability of LocatePLUS to "tie" data associated with a given individual to produce a single report. Our LocatePLUS system uses a proprietary methodology to associate data in a manner that generally results in a matching of data entries across diverse data sources, allowing users to obtain a single, comprehensive data report about an individual, even when there is no single element that ties data entries together (such as a Social Security number). This comprehensive data report is itself linked to other data potentially relevant to a business or government agency researching an individual, such as names and addresses of possible acquaintances, relatives and neighbors of that individual.

LOCATEPLUS  ANYWHERE

     We recently developed a version of our LocatePLUS product that is accessible through wireless personal digital assistants and e-mail capable pagers, which we refer to as LocatePLUS AnyWhere. LocatePLUS AnyWhere was commercially launched in mid-December 2002. This product is being marketed primarily to law enforcement. The product is sold on a subscription fee basis, permitting unlimited access to our LocatePLUS database for a flat monthly fee provided that that the user agrees to a fixed term commitment. As of March 31, 2003, we had realized only nominal revenue from this product.

WORLDWIDE  INFORMATION

     Since 1996, we have produced CD-ROM products that enable users to quickly search motor vehicle records in multiple states through a dynamic search function, known as Worldwide Information . Unlike many competing products, our Worldwide Information product enables users to rapidly identify vehicles or drivers using complete or partial search criteria. We believe that this ability to search partial data is a valuable tool in circumstances in which incomplete information is available, as is often the case in criminal investigations. Unlike data provided by Internet-based services, searches on our CD-ROM product are confidential and unavailable to any person other than the user of our CD-ROM product. We believe that the confidential nature of this CD-ROM product makes it particularly attractive to law enforcement agencies, which must often conduct criminal investigations in strict secrecy.

     As of March 31, 2003, there were approximately 2,100 pre-screened purchasers of our Worldwide Information CD-ROM product.

We currently expect to expand our Worldwide Information product to include data from additional states, and to develop a DVD-ROM-based version of this product, although we can give no assurance as to the timing of such product launches or whether such products will be developed at all. We expect that a DVD-ROM-based version of this product, if developed, would permit multi-state Worldwide Information databases to reside on a single medium.

SOURCES  OF  OUR  DATA

     Our operations depend upon information derived from a wide variety of automated and manual sources. External sources of data include public records information companies, governmental authorities and on-line search systems. We license or otherwise obtain our data from five primary sources, as well as over twenty other ancillary sources (including both private and government sources).

In the event that any of our primary sources of data were no longer available to us, we believe that we would be able to integrate alternate sources of data without significant disruption to our business or operations, as we believe there are currently a number of equivalent providers of such data.

REGULATORY  RESTRICTIONS  ON  OUR  BUSINESS

     Both federal and state law regulates the sale of data. Recently, consumer advocates and federal regulators have voiced concerns regarding public access to, or commercial use of, personal information. As a result, increased pressure has been placed upon federal and state legislators to regulate the dissemination or commercial use of personal information.

One such legislative enactment that has had an effect on our business was the Financial Services Modernization Act of 2000, also known as the "Gramm-Leach-Bliley Act". Among other things, this law restricts the collection, use, and transfer of certain data that includes "credit header" information, which had historically functioned as the backbone of our data resources. Implementation of this law's restrictions by the Federal Trade
Commission significantly limited the availability of certain data for our database, but we have subsequently developed datasets that function independently of "credit header" information. Although we have not engaged counsel to review this matter or the conduct of our operations generally, we believe that our operations are in compliance with the Gramm-Leach-Bliley Act or any law specifically applicable to the dissemination of data concerning individuals. Any further restriction on our use of personal information, however, could limit the usefulness of our products and have a material adverse effect on operations, our products, including our LocatePLUS product, and our operations.

     Federal and state law prohibits us from selling information about minors. Our products have been designed to prevent the dissemination of such data.

DISTRIBUTION  OF  OUR  PRODUCTS

     We distribute our content both directly (though the Internet in the case of our LocatePLUS product and through the mail in the case of our Worldwide Information CD-ROM) and through "channel partner" arrangements, by which third parties access our databases in consideration for a royalty. We also, from time to time, provide certain consulting services to third party database providers on the integration and assimilation of public data.

     To date, our efforts to license data have resulted in four channel partnerships. For the year ending December 31, 2002, we recognized revenue on only one of these agreements. The other three agreements were implemented in 2003 and, for the three months ended March 31, 2003, these channel agreements resulted in $44,053 in revenue.

COMPETITION

     Current competitors for our LocatePLUS product include Accurint, ChoicePoint, Confi-chek.com, FlatRateInfo.com, and Lexis-Nexis. Many of the companies that currently compete with this product, as well as other companies with whom we may compete in the future, are national or international in scope and have greater resources than we do. Those resources could enable those companies to initiate price cuts or take other measures in an effort to gain market share in our target markets.

Our Worldwide Information product primarily competes with the registries of motor vehicles of various
                                          27
states that sell their data to screened users. These state agencies generally provide data in "raw form" without the search capabilities that we provide in our Worldwide Information product.

FACILITIES
     LocatePLUS Holdings Corporation and our wholly owned subsidiary, LocatePLUS Corporation, are presently headquartered in Beverly, Massachusetts, where we lease approximately 32,000 square feet. The lease on that facility expires on February 28, 2005, and our annual lease obligation is approximately $480,000.

Our wholly-owned subsidiary, Worldwide Information, Inc., is presently located in Byfield, Massachusetts, where it leases approximately 2,700 square feet. The lease on the Byfield facility expired on March 1, 2003, and we are currently a tenant-at-will in this facility. Our annual lease payments on this facility in 2002 were approximately $25,000. We are currently negotiating to extend this lease to February 2005.

We also lease a storage facility in Georgetown, Massachusetts pursuant to a month-to-month lease, with current monthly rent of $500. We believe that our facilities are sufficient for our projected needs.

INTELLECTUAL  PROPERTY

     Publicly available data concerning individuals is generally non-proprietary. As a result, our intellectual property consists largely of certain trade secrets and know-how associated with the integration of databases and our ability to link diverse datasets. We rely on a combination of confidentiality agreements, restrictions on access to our proprietary systems, and contractual provisions (such as in our user agreements) to protect our intellectual property.

     We have registered LOCATEPLUS.COM as a trademark with the United States Patent and Trademark Office. We maintain LOCATEPLUS and WORLDWIDE INFORMATION as unregistered trademarks relating to our products. We may, from time to time, claim certain other rights under trademark law, however, we currently have no other marks registered or pending with the United States Patent and Trademark Office or the equivalent agency of any other country.

     Rights under United States copyright law do not extend to mere compilations of data, although we may have certain rights under United States copyright law with respect to the organization, integration and presentation of our data.

     Patent protection is generally not available for compilations of data. However, in June 2003, we filed a patent application with the United States Patent and Trademark Office covering our BullsEye data linking methodologies. We can give no assurance, however, that any patent will be issued by the United States Patent and Trademark Office as a result of this application, or that the claims of any patent issued as a result of our application will permit us to preclude others from providing competitive technologies.


EMPLOYEES

     As of March 31, 2003, we had 39 employees. We believe that our relations with our employees are good.

LEGAL  PROCEEDINGS
     We are not currently involved in any material legal proceedings, although claims may arise from time to time in the conduct of our operations. There can be no assurance at this time that any claims that may arise in connection with the conduct of our business will not materially adversely affect our business or operations, or divert our critical resources.

                                      * * *

                        EXECUTIVE OFFICERS AND DIRECTORS

     The following table sets forth specific information regarding our executive officers and directors as of March 31, 2003.




EXECUTIVE OFFICERS AND DIRECTORS   AGE                                      POSITIONS
---------------------------------  ---  ----------------------------------------------------------------------------------
Jon R. Latorella. . . . . . . . .   39  Chairman of the Board, President and Chief Executive Officer
Sonia P. Bejjani. . . . . . . . .   34  Director; President-Worldwide Information, Inc.
James C. Fields . . . . . . . . .   35  Vice President of Finance, Treasurer and Secretary, Acting Chief Financial Officer
Steven W. Silva . . . . . . . . .   41  Vice President of Business Development
Thomas Garlock(1) . . . . . . . .   46  Director
John P. Houlihan (1). . . . . . .   57  Director
Robert H. Kite(1) . . . . . . . .   48  Director
Thomas E. Murphy(2) . . . . . . .   44  Director
Gerard Scalley(2) . . . . . . . .   47  Director


(1)  Member  of  our  Compensation  Committee.
(2)  Member  of  our  Audit  Committee.

     JON R. LATORELLA co-founded our business in 1991 and has been our Chief Executive Officer since we commenced our activities. Mr. Latorella is also the Chairman of our Board of Directors. Before founding our business, Mr. Latorella served as a consultant to various local and state law enforcement agencies. Mr. Latorella holds a Bachelor of Science/Bachelor of Arts from the University of Massachusetts, which he received in 1994.

     SONIA P. BEJJANI co-founded our business in 1991 and has been a member of our Board of Directors and employed by us in various capacities since we commenced our activities. For the five years ending August 1, 2001, Ms. Bejjani was our Vice President - Sales and Customer Service. Since August 1, 2001, Ms. Bejjani has been the President of Worldwide Information, Inc., our wholly-owned subsidiary.

JAMES C. FIELDS was appointed our Vice President of Finance, Treasurer, Secretary and Acting Chief Financial Officer on March 31, 2003. Prior to that, Mr. Fields served as our Director of Finance since February 2001. Prior to joining us, Mr. Fields was the Controller and Vice President of operations at CO Space, a carrier neutral collocation company. Mr. Fields is a certified public accountant and holds a Bachelor of Arts in Accounting from the College of St. Scholastica, which he received in 1992, and a Masters of Business Administration from Babson College, which he received in 1999.

STEVEN W. SILVA has been our Vice President of Business Development since January 2002. Mr. Silva was employed with SuperWings Inc., a developer of mobile field service management applications, as its Vice President of Business Development and Marketing from 2000 to 2002. During 2000, Mr. Silva was the Vice President of Strategic Marketing at ZipLink Inc., a provider of wholesale Internet connectivity solutions, where he was responsible for marketing, product management, business development and strategic alliances. From 1997 to 2000, Mr. Silva worked for eZenia! Inc., a provider of real time collaboration solutions, where he held worked as its Director of Technical Business Development. From 1990 to 1997, Mr. Silva also held channel sales and marketing positions with PictureTel Corporation, a provider of visual collaboration systems. Mr. Silva holds a Bachelor of Science in Business Administration/Economics from Salem State College, which he received in 1985.

     THOMAS GARLOCK has provided organizational and merger and acquisition consulting services to technology companies in the computer hardware/software and wireless telecommunications industry since 1980. Mr. Garlock has been the principal in a variety of communications license-based ventures that have developed cellular telephone systems in 55 "metropolitan statistical areas" in the United States. He is the co-founder and Chairman of In Sync Interactive Corporation, the nation's largest owner of interactive video data service licenses issued by the Federal Communications Commission. In October 2001, In Sync filed for bankruptcy protection with respect to 29 of its 42 subsidiaries. Mr. Garlock attended Kent State University, the University of California at Los Angeles, and the Otis
                                          29

Parsons School of Design. Mr. Garlock joined our Board of Directors in October 1996, and is currently a member of our Compensation Committee.

JOHN P. HOULIHAN has been President and owner of Zalkin, Inc., a worldwide exporter of used clothing with offices in Council Bluffs, Iowa and Brownsville, Texas, since 1979. Before that, Mr. Houlihan owned Goodrich Dairy, a chain of 47 retail stores, and Riekes Equipment, a material handling and forklift company. Mr. Houlihan holds a Bachelor of Arts from Creighton University, which he received in 1968, and a Juris Doctorate from Creighton University, which he received in 1971. Mr. Houlihan joined our Board of Directors in January 2001, and he is currently the Chairman of the Compensation Committee of our Board of Directors.

ROBERT H. KITE has been President of KFT, Inc., the managing entity of KFT, LLLP, a private investment entity, since 1981. Mr. Kite has also served on the Board of National Energy, Inc., a publicly traded energy exploration and exploitation company, since 1987. National Energy, Inc. filed for Chapter 11 bankruptcy in 1999 and was subsequently reorganized. Mr. Kite is also on the Board of Directors of the FBI Citizens' Academy (Charter Academy) of Phoenix, Arizona, and Child Health U.S.A. of Scottsdale, Arizona. Mr. Kite holds a Bachelor of Science in Political Science and Psychology which he received from Southern Methodist University 1977. Mr. Kite joined our Board of Directors in December 2002, and is currently a member of the Compensation Committee of the Board of Directors.

THOMAS E. MURPHY has been employed by Oftring & Company, Inc., a registered broker-dealer located in Worcester, Massachusetts, since 1989, where he currently holds the title of Senior Vice President. Mr. Murphy holds a Bachelors of the Arts in Investments from Babson College, which he received in 1981. Mr. Murphy joined our Board of Directors on March 28, 2003, and he is currently the chairman of the Audit Committee of our Board of Directors.

GERARD SCALLEY has been employed by the Woburn, Massachusetts Police Department for the past 22 years, where he currently holds the rank of Lieutenant. His current responsibilities include supervision of that department's detective bureau and its Drug Abuse Resistance Education (DARE) program. He has also worked as a crime prevention officer and as commander of the North Eastern Massachusetts Law Enforcement Council Regional Drug Task Force. Mr. Scalley has been affiliated with numerous law enforcement related organizations during his career, including the National Technical Investigator's Association, the Narcotic Enforcement Officer's Association, the National DARE Officer's
Association and the Irish American Police Officer's Association. Mr. Scalley also lectures at the University of Massachusetts at Lowell on criminal justice matters. Mr. Scalley received a Bachelor of Arts in Criminal Justice from Salem State College in 1998, and a Master of Arts in Criminal Justice from the University of Massachusetts at Lowell in 2000. Mr. Scalley joined our Board of Directors in June 2002, and is currently a member of our Audit Committee.

We  do  not  have  any  employment  agreements  with  any  of  our  employees.

BOARD  OF  DIRECTORS

     We currently have seven members of our Board of Directors, who are elected to annual terms and until their successors are elected and qualified. Executive officers are appointed by the Board of Directors on an annual basis and serve until their successors have been duly elected and qualified. There are no family relationships among any of our directors, officers or key employees.

Our Board of Directors currently has two committees, the Compensation Committee and the Audit Committee.

     AUDIT  COMMITTEE

     The Audit Committee of the Board of Directors is responsible for the appointment, compensation and oversight of our independent auditors, reviews the scope of the audit services provided by our independent accountants, and reviews our accounting practices and internal accounting controls. Currently, the members of the Audit Committee are Messrs. Murphy and Scalley. There is one vacancy on the Audit Committee of the Board of Directors.

Mr.  Murphy  serves  as  the  Chairman  of  the  Audit  Committee.

     COMPENSATION  COMMITTEE

     The compensation committee of the board of directors reviews and recommends To the board of directors the salaries, benefits and stock option Grants of all employees, consultants, directors and other individuals Compensated by us. The compensation committee also administers our equity Compensation plan and other employee benefits plans that we may adopt from time To time. Currently, the members of the compensation committee are messrs. Garlock, houlihan and kite.


Mr.  Houlihan  serves  as  the  Chairman  of  the  Compensation  Committee.

DIRECTORS'  COMPENSATION

     On February 1, 2002, we adopted a Non-employee Director Stock Option Policy. Under the Non-employee Director Stock Option Policy, we will make annual grants (beginning on the date of adoption of the policy or the first day that a director is elected to our Board of Directors, if later) to our non-employee directors of warrants to purchase 35,000 shares of our Class B Non-voting Common Stock as compensation for service on our Board of Directors (and any committees). Each of these warrants will be immediately exercisable and will have an exercise price that is equal to the fair market value of our Class B Non-voting Common Stock as of the date of grant. No separate compensation is provided to directors for service on either of our two committees.

Directors who are also employees of LocatePLUS Holdings Corporation or any of its subsidiaries (currently, Mr. Latorella and Ms. Bejjani) are not paid any compensation for their service as directors.

     We will also reimburse our directors for out-of-pocket costs associated with their activities on the Board of Directors.

BENEFIT  PLANS

     1999  STOCK  OPTION  PLAN

     On November 16, 1999, our Board of Directors ratified and adopted an Incentive and Non-Qualified Stock Option Plan, which we refer to as the "1999 Stock Option Plan". The 1999 Stock Option Plan set aside 15,000,000 shares of our Class A Voting Common Stock (then referred to as our "Common Stock") for issuance pursuant to the exercise of incentive and non-qualified stock options to be awarded to our employees, officers and directors at the recommendation of the equity compensation plan's administrator and subject to the approval of our Board of Directors. We strongly believe in the concept of each employee having some form of equity participation as an incentive toward excellence in individual performance and our further success.

     In June 2000, our 1999 Stock Option Plan was amended and restated to provide greater flexibility to the equity compensation plan's administrator in the granting of various forms of equity compensation. As of March 31, 2003, 7,810,000 incentive stock options and 2,902,716 non-qualified stock options were outstanding under the equity compensation plan. The weighted average exercise price of all options granted under the equity compensation plan was $0.20 per share as of March 31, 2003. As of March 31, 2003, one option to purchase 5,000 shares of Class A Voting Common Stock had been exercised. The 1999 Stock Option Plan is administered by the Compensation Committee of the Board of Directors.

Our  1999  Stock  Option  Plan  was approved by our stockholders on November 16,
1999.

2003  STOCK  PLAN

     On March 28, 2003, the Board of Directors adopted the 2003 Stock Plan, an equity compensation plan which will allow us to grant awards of incentive and non-qualified (also referred to as "non-statutory") stock options, rights to acquire stock subject to forfeiture (i.e., restricted stock), and shares of stock not subject to forfeiture (i.e., stock bonuses) to our employees and consultants in consideration for services rendered for us.

     By means of the 2003 Stock Plan, we seek to retain the services of eligible recipients and to provide incentives for eligible recipients to exert efforts for our success, with the goal of maximizing shareholder value. We anticipate that we will file a registration statement on Form S-8 with respect to the shares available for issuance under that plan within 30 days of this prospectus.

     A total of 25,000,000 shares of Class A Voting Common Stock, and 25,000,000 shares of Class B Non-voting Common Stock, are available under the 2003 Stock Plan. If there is a change of the number or kind of shares issuable under the 2003 Stock Plan as a result of declaration of stock dividend, stock split, combination, exchange, merger, consolidation, reclassification or any similar extraordinary event affecting either class of our common stock, an Adjustment will be made in the maximum aggregate number of shares that will be Subject to the 2003 stock plan, as well as in the number of shares
Subject to outstanding options and the exercise price of options granted Under the 2003 stock plan.


     The Compensation Committee of the Board of Directors is authorized to determine the employees, officers, directors and consultants to whom awards will be granted and the number of shares subject to each award. The Compensation Committee also interprets the 2003 Stock Plan and the awards granted under that plan and is authorized to adopt, amend or rescind the rules and regulations and make all other determinations necessary or advisable for the administration of the 2003 Stock Plan. The Board may amend the 2003 Stock Plan at any time, although certain amendments would require stockholder approval, the approval of award recipients, or both.

     Among other things, the Compensation Committee of the Board of Directors has the discretion to determine the extent to which an option may be exercised in part and the extent to which any part may or may not be exercised prior to expiration of specified periods of time after the grant. However, no option will be exercisable to any extent after the expiration of ten years (five years in the case of an incentive stock option granted to a greater than 10% stockholder). The exercise price of incentive stock options granted under the 2003 Stock Plan must be at least equal to the fair market value of our Common Stock on the date of grant. The exercise price of incentive stock options granted to an option recipient who is a 10% or greater stockholder must equal at least 110% of the fair market value of the Common Stock on the date of grant. The exercise price of non-qualified stock options must be at least 85% of the fair market value of our Common Stock on the date of grant.

     PLANS  NOT  APPROVED  BY  SECURITY  HOLDERS

From time to time, we have issued options or warrants to employees and non-employees (such as directors, consultants, advisors, vendors, customers, suppliers and lenders) in exchange for services or other consideration provided to us. These issuances have not been made pursuant to a formal policy or plan, but instead are issued with such terms and conditions as may be determined by our Board of Directors from time to time. Generally, our stockholders have not approved or disapproved these issuances.

     The following table reflects equity compensation granted or issued by us as of the March 31, 2003, to employees and non-employees (such as directors, consultants, advisors, vendors, customers, suppliers and lenders) in exchange for consideration in the form of goods or services.




                                NUMBER OF SECURITIES TO BE                  -                NUMBER OF SECURITIES REMAINING
                                  ISSUED UPON EXERCISE OF       WEIGHTED-AVERAGE EXERCISE     AVAILABLE FOR FUTURE ISSUANCE
                               OUTSTANDING OPTIONS, WARRANTS  PRICE OF OUTSTANDING OPTIONS      UNDER EQUITY COMPENSATION
                                        AND RIGHTS                 WARRANTS AND RIGHTS                  PLANS(1)
                               -----------------------------  -----------------------------  -------------------------------
EQUITY COMPENSATION PLANS
APPROVED BY SECURITY HOLDERS:
Class A Voting Common
Stock . . . . . . . . . . . .                     10,712,716  $                        0.20                        4,282,284
-----------------------------  -----------------------------  -----------------------------  -------------------------------
Class B Non-voting
Common Stock. . . . . . . . .                              0                              -                                -
-----------------------------  -----------------------------  -----------------------------  -------------------------------

EQUITY COMPENSATION PLANS NOT
APPROVED BY SECURITY HOLDERS:
Class A Voting Common
Stock . . . . . . . . . . . .                        869,239  $                        0.41  N/A
Class B Non-voting
Common Stock. . . . . . . . .                      4,897,139  $                        0.15  N/A
-----------------------------  -----------------------------  -----------------------------  -------------------------------

TOTAL:
Class A Voting Common
Stock . . . . . . . . . . . .                     11,581,955  $                        0.21  N/A
Class B Non-voting
Common Stock. . . . . . . . .                      4,897,139  $                        0.15  N/A
-----------------------------  -----------------------------  -----------------------------  -------------------------------




(1) Excludes securities reflected in column titled "Number of securities to be issued upon exercise of outstanding options, warrants and rights".
                                          32

     401(K)  PLAN

     We sponsor a defined contribution plan under the provisions of Section 401(k) of the Internal Revenue Code, which covers substantially all of our employees. We may make discretionary matching contributions up to 1% of annual employee contributions. Employees are eligible to participate in the 401(k) Plan after one year of service. Our matching contributions vest ratably over a five-year period. We pay the administrative expenses of this plan.

     NON-EMPLOYEE  DIRECTORS  STOCK  OPTION  POLICY

          On February 1, 2002, we adopted a Non-employee Director Stock Option Policy. Under the Non-employee Director Stock Option Policy, we will make annual grants (beginning on the date of adoption of the policy or the first day that a director is elected to our Board of Directors, if later) to our non-employee directors of warrants to purchase 35,000 shares of our Class B Non-voting Common Stock as compensation for service on our Board of Directors (and any committees). These grants are made in lieu of any other compensation to our non-employee directors. Each of these warrants will be immediately exercisable and will have an exercise price that is equal to the fair market value of our Class B Non-voting Common Stock as of the date of grant. No separate compensation is provided to directors for service on either of our two committees.

     We reimburse our directors for out-of-pocket costs associated with their activities on the Board of Directors.

          Directors who are also employees of LocatePLUS Holdings Corporation or any of its subsidiaries (currently, Mr. Latorella and Ms. Bejjani) are not paid any compensation for their service as directors. Mr. Murphy, a director who is otherwise entitled to participate in the Non-employee Directors Stock Option Policy, has waived his right to compensation (but not reimbursement of expenses incurred) in 2003.

          Pursuant  to  the  Non-employee  Directors  Stock  Option  Policy:

- On February 1, 2002, Messrs. Garlock and Houlihan were each issued a warrant to purchase 35,000 shares of our Class B Non-voting Common Stock for $0.15 per share.

- On August 27, 2002, Dr. Richard B. Yules, a former member of our Board of Directors, was issued a warrant to purchase 35,000 shares of our Class B Non-voting Common Stock for $0.22 per share.

- On August 27, 2002, Mr. Scalley was issued a warrant to purchase 35,000 shares of our Class B Non-voting Common Stock for $0.22 per share.

- On March 28, 2003, Messrs. Garlock, Houlihan, and Kite were each issued a warrant to purchase 35,000 shares of our Class B Non-voting Common Stock for $0.15 per share.

                                      * * *
                                          33

                           SUMMARY COMPENSATION TABLE

     The following table sets forth, for 2002, 2001 and 2000, certain compensation paid by us, including salary, bonuses and certain other compensation, to our Chief Executive Officer and all other executive officers whose annual compensation for the years ended December 31, 2002, 2001 and 2000 exceeded $100,000.





                                                                SECURITIES
                                                                 UNDERLYING    ALL OTHER
                                        SALARY       BONUS        OPTIONS     COMPENSATION
NAME AND                                   ($)         ($)         (#)           ($)
PRINCIPAL POSITION           YEAR
------------------------  -----------

JON R. LATORELLA . . . .         2002   50,100(1)          -               -  13,200(3)
President and. . . . . .         2001   48,850(1)          -               -  13,200(3)
Chief Executive Officer.         2000  127,462(1)  275,000(2)              -  13,200(3)

JAMES C. FIELDS(4) . . .         2002    104,160           -               -         -
Acting Chief Financial .         2001     86,673           -         500,000         -
Officer, Treasurer and .         2000          -           -               -         -
Secretary

ROBERT A. GODDARD(5) . .         2002    123,658           -               -   8,079(6)
Former Chief Financial .         2001    123,802           -               -   8,079(6)
Officer, Treasurer and .         2000    125,000   125,000(2)              -   6,384(6)
Secretary


(1) Mr. Latorella elected to reduce his annual salary to $50,100 in September of 2000. On June 17, 2002, the Board of Directors voted to return Mr. Latorella's salary to his pre-reduction salary of $150,000 per annum. Notwithstanding the Board's vote, Mr. Latorella decided to forego the increase and, as a result, his salary was not modified in 2002.


(2) On January 3, 2000, the Board of Directors approved, and we made, a term loan to Mr. Latorella in the amount of $275,000, and a loan to Mr. Goddard in the amount of $125,000. The loans included certain cancellation features if Mr. Latorella and Mr. Goddard, as applicable, remained employed by us through January 3, 2003. The loans were intended to deter Messrs. Latorella and Goddard from terminating their services for us as well as to provide executive compensation. As both Messrs. Latorella and Goddard remained employed with us as of January 3, 2003, these loans have been forgiven in accordance with the loans' terms, and, also in accordance with these loans' terms, certain tax equalization payments are anticipated to be made Messrs. Latorella and Goddard in 2004 (which we anticipate will not exceed $214,439 in the aggregate).

(3) Mr. Latorella and his family are allowed use of two company cars, the value of which is approximately $1,100 per month to Mr. Latorella.

(4) Mr. Fields commenced his employment with us in 2001. Mr. Fields became an executive officer with the Company on March 31, 2003.
(5) Mr. Goddard ceased employment with us on March 31, 2003. As part of a severance arrangement that we entered into with Mr. Goddard, an incentive stock option to purchase 1,000,000 shares of Class A Voting Common Stock owned by Mr. Goddard was cancelled and, in lieu of that option, Mr. Goddard was issued a fully vested non-qualified stock option to purchase 250,000 shares with an exercise price of $0.15 per share.

(6) Mr. Goddard received a monthly automobile allowance of $523 and a fuel allowance as part of his compensation and severance. This benefit terminated on June 30, 2003.

None of Messrs. Latorella, Goddard, or Fields was granted options or issued shares in 2002. None of Messrs. Latorella, Goddard or Fields exercised any option held by him in 2002.

The table below outlines the value, as of December 31, 2002, of options granted to Messrs. Latorella, Goddard, and Fields in prior years that remain exercisable.




AGGREGATED FISCAL YEAR END OPTION VALUES

                                             NUMBER OF SECURITIES UNDERLYING
                                           UNEXERCISED OPTIONS AT DECEMBER 31,
                                                           2002                  VALUE OF UNEXERCISED IN-THE-MONEY
(#)                                            OPTIONS AT DECEMBER 31, 2002
EXERCISABLE/UNEXERCISABLE                                  ($)
NAME                                           EXERCISABLE/UNEXERCISABLE(1)
                                           ------------------------------------

JON R. LATORELLA. . . . . . . . . . . . .                        190,000 / 0(2)  $                       11,400 / 0
President and
Chief Executive Officer

JAMES C. FIELDS . . . . . . . . . . . . .                  250,000 / 250,000(3)  $                  20,000 / 20,000
Acting Chief Financial Officer
Treasurer and Secretary

ROBERT A. GODDARD(3). . . . . . . . . . .                   1,000,000 / 0(4)(5)  $                       80,000 / 0
Former Chief Financial Officer
Treasurer and Secretary


(1)     Based  on  the  closing  price  ($0.28  per share) of our Class A Voting
Common Stock as quoted on the Over the Counter Bulletin Board. This amount reflects inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

(2) Consists of options to purchase shares of Class A Voting Common Stock with an exercise price of $0.22 per share in the case of Mr. Latorella.

(3) Consists of options to purchase 500,000 shares of Class A Voting Common Stock with an exercise price of $0.20.

(4) Consists of options to purchase shares of Class A Voting Common Stock with an exercise price of $0.20 per share.

(5) Mr. Goddard ceased his employment with us on March 31, 2003. On March 31, 2003, and in connection with a severance agreement that we entered into with Mr. Goddard, incentive stock option to purchase 1,000,000 shares of Class A Voting Common Stock owned by Mr. Goddard was cancelled and, in lieu of that option, Mr. Goddard was issued a fully vested non-qualified stock option to purchase 250,000 shares with an exercise price of $0.15 per share.

ADVISORY  BOARD

     On December 2, 1999, our Board of Directors authorized the formation of an Advisory Board to provide ongoing advice and consultation to the Board of Directors to enhance the development and operation of our LocatePLUS product. The Advisory Board will consist of up to eight members (none of which will be employees or directors) selected by the Board of Directors based on each candidate's experience, accomplishments and national recognition in the fields encompassed by our target markets. Compensation for members of our advisory board consists of expense reimbursement and a grant of a fully vested non-qualified stock option or immediately exercisable warrant. The Advisory Board meets informally from time to time with management.

     DALE  C.  JENKINS,  JR.

     On December 2, 1999, we appointed Dale C. Jenkins, Jr., as the first member of our Advisory Board. In 1999, Mr. Jenkins was appointed to the position of Special Assistant for Law Enforcement and Public Safety to the Chancellor of Higher Education of the Commonwealth of Massachusetts. Mr. Jenkins was also appointed to the Advisory Board of the U.S. Commission on Civil Rights and the Massachusetts Governor's Crime Watch Committee and was a consultant to the U.S. Department of Justice. In addition, Mr. Jenkins directed the Lead Advanced Security Team for Presidents Ronald Reagan and George H. W. Bush and acted as Deputy Director of Inaugural Security for then President-Elect George H. W. Bush. On November 17, 1999, our Board of Directors granted a ten-year option to Mr. Jenkins to purchase 25,000 shares of our Class A Voting Common Stock with an exercise price of $0.20 per share as compensation for his services on the Advisory Board.
                                          35

JAMES  A.  CORRY

     On July 20, 2000, our Board of Directors appointed James A. Corry as the second member of our Advisory Board. Since July 2001, Mr. Corry has been the Chief Operating Officer of Abel Telecom, Inc., based in Scottsdale, Arizona.
Prior to that, Mr. Corry was a criminal investigation and security expert for the United States Secret Service. During his more than twenty years with that agency, Mr. Corry worked on security issues globally, conducting criminal and fraud investigations and managing the security of political personnel, including President George H. W. Bush. On June 1, 2001, the Board of Directors issued to Mr. Corry a ten-year option to purchase 25,000 shares of our Class A Voting Common Stock with an exercise price of $0.20 per share as compensation for his services on the Advisory Board.

     WILLIAM  H.  SHAHEEN

     On October 1, 2001, our Board of Directors appointed William H. Shaheen to our Advisory Board. Mr. Shaheen is currently the Managing Partner of the law firm of Shaheen and Cohen, with offices in Concord and Dover, New Hampshire. Mr. Shaheen served as U.S. Attorney for the District of New Hampshire from 1976 to 1981. In 1981, he was appointed a New Hampshire District Court Judge in
Durham, New Hampshire. Mr. Shaheen resigned his judgeship in 1997 upon the election of his wife as Governor of the State of New Hampshire. On October 12, 2001 in consideration for his services on the Advisory Board, Mr. Shaheen received a ten-year warrant to purchase 25,000 shares of our Class B Non-voting Common Stock, with an exercise price of $0.20.

     DAVID  G.  DUCHESNEAU

     On October 1, 2001, our Board of Directors also appointed David G. Duchesneau to our Advisory Board. From 1991 to the present, Mr. Duchesneau has been General Manager of Standa, Inc., a full service private investigative agency and consulting firm. From 1971 to 1991, Mr. Duchesneau was the Commander and Senior Officer of the Organized Crime Unit and Fugitive Apprehensive Unit of the New Hampshire State Police. On October 12, 2001 Mr. Duchesneau was issued a ten-year warrant to purchase 25,000 shares of our Class B Non-voting Common Stock, with an exercise price of $0.20 per share in consideration for his services on the Advisory Board.

     CHARLES  LYONS

     On November 20, 2001, our Board of Director appointed Charles Lyons to the Advisory Board. Mr. Lyons is the Superintendent Director of the Shawsheen Valley Technical School District located in Billerica, Massachusetts. He is also the Chairman of the Arlington, Massachusetts Board of Selectmen. On that date, our Board of Directors granted a ten-year warrant to Mr. Lyons to purchase 12,500 shares of our Class B Non-voting Common Stock with an exercise price of $0.20 per share as compensation for his services on the Advisory Board.


Matters Presented to Stockholders for Approval


On May 29, 2003, we held our 2003 Annual Meeting of Stockholders, at which three matters were presented to the stockholders for approval: the election of our Board of Directors, the ratification of Carlin, Charron & Rosen LLP as our independent auditors for the year ending December 31, 2003, and the ratification of our 2003 Stock Plan.
At the meeting, the stockholder votes for election of the Board were as follows:





Member             For      Against  Abstain
--------------  ----------  -------  -------

Sonia Bejjani.  31,927,266  638,670   30,000
--------------  ----------  -------  -------
Thomas Garlock  32,217,586  378,350        -
--------------  ----------  -------  -------
John Houlihan.  32,267,586  328,350        -
--------------  ----------  -------  -------
Robert Kite. .  32,215,036  380,900        -
--------------  ----------  -------  -------
Jon Latorella.  32,240,936  325,000   30,000
--------------  ----------  -------  -------
Thomas Murphy.  32,265,936  330,000        -
--------------  ----------  -------  -------
Gerard Scalley  31,997,266  595,320    3,350
--------------  ----------  -------  -------



     Carlin, Charron & Rosen LLP was ratified as our independent auditors by our stockholders at the meeting by a vote of 32,580,086 shares in favor and 617,500 against with 125,000 abstaining.

     Our 2003 Stock Plan was ratified by our stockholders by a vote of 31,853,436 shares in favor and 617,500 against with 125,000 abstaining.


                                      * * *
                                          36

                      ORGANIZATION WITHIN THE PAST FIVE YEARS

     We were incorporated in Massachusetts in 1996 as Worldwide Information, Inc. In July 1999, we reincorporated in Delaware to take advantage of certain favorable corporate excise tax rates relative to Massachusetts as well as Delaware's well-established corporate law. As part of that re-incorporation, we changed our name to LocatePLUS.com, Inc.

On August 1, 2001, we changed our name from LocatePLUS.com, Inc. to LocatePLUS Holdings Corporation as part of a corporate restructuring. In conjunction with that corporate restructuring, we created two wholly-owned subsidiaries, LocatePLUS Corporation, a Delaware corporation, and Worldwide Information, Inc., a Delaware corporation. We capitalized LocatePLUS Corporation with all of our Internet-based LocatePLUS business, in consideration for all of its equity, 100 shares of common stock, par value $0.01. We capitalized Worldwide Information, Inc. with all of our CD-ROM-based Worldwide Information business, in consideration for all of its equity, 100 shares of common stock, par value $0.01. We created these subsidiaries for two primary reasons:

- We wished to isolate any potential liabilities in one of our products (such as claims associated with errors or omissions in our databases, as described in the section above titled "Risk Factors" beginning on page 4) in a manner that would reduce the impact of any such liabilities on our other product line. There are no claims pending relating to errors or omissions in either of our two product lines, nor does management currently anticipate any such claims. However, as disclosed above, claims associated with defects in our databases may arise from time to time.

- We wished to administratively separate the operations associated with our LocatePLUS product from our Worldwide Information product. Operations associated with our Worldwide Information product have historically been conducted through our Byfield, Massachusetts office. Operations associated with our LocatePLUS product have been conducted through our Beverly, Massachusetts office. Although each of these products is marketed to similar users, the acquisition and integration of data for and the operation of these two products differs significantly.

     LocatePLUS Holdings Corporation provides certain administrative and executive functions on behalf of each of the two subsidiaries, such as management of payroll and other accounts payable.

We presently hold all of the equity of each subsidiary, and we account for each subsidiary on a consolidated basis.

No options, warrants or similar rights to acquire equity in either subsidiary currently exists, nor do we anticipate any such rights being created in the future. We have no present intention of selling or otherwise disposing of either subsidiary.

                                     * * *
                                          37

                              CERTAIN TRANSACTIONS

     On June 17, 2002, the Board of Directors adopted our Interested Parties Transaction Policy, pursuant to which the Company will not enter into any agreement, arrangement or understanding with any director, officer, or 5% or greater stockholder of unless (I) the terms of such agreement, arrangement or understanding are consistent with the terms of equivalent agreements or arrangements that the Company could obtain from third parties; and (II) the agreement, arrangement or understanding is fair to the Company.

THOMAS  GARLOCK  (a  member  of  our  Board  of  Directors)

     In consideration for his service as a member of our Board of Directors and for strategic advisory and shareholder relations services rendered for us, we issued warrants to Mr. Garlock to purchase 386,670 shares of our Class B Non-voting Common Stock, of which warrants to purchase 324,581 were issued in December 2001 and warrants to purchase 62,089 were issued in February 2002. These ten-year warrants have an exercise price of $0.15 per share.

     In consideration for his strategic advisory and shareholder relations services, Mr. Garlock was also issued options under our 1999 Stock Option Plan to purchase an aggregate of 1,034,720 shares of our Class A Voting Stock (with an average exercise price of $0.31), of which options to purchase 836,112 were granted in November 1999, options to purchase 38,067 were granted in June 2001, and options to purchase 160,541 were granted in 2002.

JOHN  HOULIHAN  (a  member  of  our  Board  of  Directors)

     On March 7, 2001, we borrowed $15,000 from Mr. Houlihan pursuant to a promissory note providing for an interest rate of 12% per annum. The interest on this loan was paid on April 26, 2001. On that date, the principal on this loan was exchanged for 150,000 shares of our Class B Non-voting Common Stock. In conjunction with this note, we also issued to Mr. Houlihan a warrant to purchase shares of our capital stock. This warrant currently permits Mr. Houlihan to purchase 75,000 shares of our Class A Voting Common Stock for $0.20 per share.

ROBERT  KITE  (a  member  of  our  Board  of  Directors)

     Mr. Kite purchased 333,333 of our Units in our initial public offering under the terms and conditions of that offering.

     On December 5, 2002, we borrowed $250,000 from Mr. Kite through KFT LLLP, a private equity fund, pursuant to a promissory note providing for an interest rate of 10% per annum payable monthly. In conjunction with this note, we also issued to Mr. Kite a warrant to purchase shares of our capital stock. This warrant currently permits KFT LLLP to purchase 250,000 shares of the Company's Class B Non-Voting Common Stock at $0.22 per share.

JON R. LATORELLA (our President and Chief Executive Officer and Chairman of our Board of Directors)

     Mr. Latorella elected to reduce his annual salary to $50,100 in September 2000. On June 17, 2002, the Board of Directors voted to return Mr. Latorella's salary prospectively to its pre-reduction level of $150,000 per annum. However, Mr. Latorella elected to forego that increase and, as a result, his salary remained approximately $50,000 per annum.

     On January 3, 2000, the Board of Directors approved, and we made, a ten year term loan to Mr. Latorella for $275,000, which we refer to as Mr. Latorella's "Incentive Loan." This Incentive Loan was intended to provide a bonus to Mr. Latorella for services rendered in conjunction with the development and launch of our LocatePLUS product and to deter Mr. Latorella from terminating his employment with us. The loan was evidenced by two promissory notes, pursuant to which interest on the loan was computed at an annual rate equal to the 90-day Treasury Bill Rate. Among other things, the Incentive Loan provided that, if Mr. Latorella was still employed by us as of January 3, 2003, then the obligations and debt evidenced by the notes would be immediately canceled, and we would make a tax equalization payment to Mr. Latorella. As a result, we amortized this loan assuming its cancellation as of January 3, 2003. As Mr. Latorella was employed by us on January 3, 2003, this loan has been forgiven in accordance with its terms, and we anticipate that, in accordance with the loan's terms, we will make a tax equalization payment to Mr. Latorella in 2004 in the amount of approximately $147,427.

     Mr. Latorella and his family are allowed use of two company cars, the value of which is approximately $1,100 per month to Mr. Latorella.
                                          38

THOMAS  MURPHY  (a  member  of  our  Board  of  Directors)

     Mr. Murphy is a Vice President at Oftring & Company, Inc., the underwriter of our initial public offering. In connection certain private offerings prior to our initial public offering, we issued a five year warrant to purchase 300,000 shares of our Class B Non-Voting Common Stock with an exercise price of $0.30 per share. Oftring & Company has also been paid $166,000 in fees and expenses by us during 2002 for services as a placement agent and in connection with the initial public offering.

ROBERT A. GODDARD (our former Chief Financial Officer; Mr. Goddard resigned on March 31, 2003)

     In connection with the cessation of his employment with the Company on March 31, 2003, we entered into a severance agreement with Mr. Goddard. Among other things, that severance agreement provides that he will receive three months' severance and, in exchange for canceling an incentive stock option to purchase 1,000,000 shares of our Class A Voting Common Stock with an exercise price of $0.20 per share, Mr. Goddard was issued an option to purchase 250,000 shares of our Class A Voting Common Stock with an exercise price of $0.15 per share.

     On January 3, 2000, the Board of Directors approved, and we made, a ten year term loan to Mr. Goddard for $125,000, which we refer to as Mr. Goddard's "Incentive Loan." This Incentive Loan was intended to provide a bonus to Mr. Goddard for services rendered in conjunction with the development and launch of our LocatePLUS product and to deter Mr. Goddard from terminating his employment with us. The loan was evidenced by a promissory note, pursuant to which interest on the loan was computed at an annual rate equal to the 90-day Treasury Bill Rate. Among other things, the Incentive Loan provided that, if Mr. Goddard was still employed by us as of January 3, 2003, then the obligations and debt evidenced by the note would be immediately and without further action by either party canceled, and we would make a tax equalization payment to Mr. Goddard. As a result, the Company amortized this loan assuming its cancellation as of January 3, 2003. As Mr. Goddard was employed by us on January 3, 2003, this loan has been forgiven in accordance with its terms, and we anticipate that, in accordance with the loan's terms, we will make a tax equalization payment to Mr. Goddard in 2004 in the amount of approximately $67,012.

GREGORY B. LINDAE (a former member of our Board of Directors and a holder of more than 5% of our Class B Non-voting Common Stock; Mr. Lindae resigned from the  Board  of  Directors  on  April  12,  2001)

     On January 31, 2002, we issued a ten-year warrant to Mr. Lindae to purchase 1,177,680 shares of our Class B Non-voting Common Stock for $0.15 per share for strategic advisory, investment banking and public relations services rendered by him.

USE  OF  OUR  ASSETS

     Certain of our executives are allowed use of company cars for both business and personal purposes. These cars have been capitalized as assets of the Company, totaling $104,379 as of December 31, 2002.



                                      * * *
                                          39

                             PRINCIPAL STOCKHOLDERS

     As of the close of business on March 31, 2003, we had 54,850,293 shares of Class A Voting Common Stock and 68,640,726 shares of Class B Non-voting Common Stock issued and outstanding. There were also unexercised options and warrants issued to purchase 23,581,955 shares of Class A Voting Stock and unexercised warrants to purchase 5,202,139 shares of Class B Non-voting Common Stock (including both vested and unvested options).

The table on the following page sets forth certain information known to us with respect to the beneficial ownership of our Class A Voting Common Stock and Class B Non-voting Common Stock as of the close of business on March 31, 2003, by:

-     each  of  our  directors;
-     each  of  our  executive  officers;
- each person known to us to beneficially own more than 5% of either class of our common stock; and
-     all  of  our  directors  and  executive  officers  as  a  group.

     Beneficial  ownership  is  determined  in  accordance with the rules of the
Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of common stock underlying options or warrants held by that person that are currently exercisable or will become exercisable within 60 days of March 31, 2003 are deemed outstanding, while such shares are not deemed outstanding for computing percentage ownership of any other person.
To our knowledge, except as indicated in the footnotes to this table, each stockholder identified in the table possesses sole voting and investment power with respect to all shares shown as beneficially owned by such stockholder.
Each of our directors and executive officers can be contacted at 100 Cummings Center, Suite 235M, Beverly, Massachusetts 01915.
                                          40

             OWNERSHIP OF LOCATEPLUS HOLDINGS CORPORATION SECURITIES




                                       Class A Voting Common Stock   Class B Non-voting Common Stock
                                             NUMBER OF SHARES
BENEFICIAL OWNER                               BENEFICIALLY                   PERCENTAGE OF            NUMBER OF SHARES
-                                                 OWNED                           SHARES                 BENEFICIALLY
-                                                   -                             OWNED                        -

DIRECTORS
-------------------------------------
SONIA P. BEJJANI                                       2,500,000(1)                              4.4%                 -
THOMAS GARLOCK                                         1,577,838(2)                              2.8%         421,670(3)
JOHN P. HOULIHAN                                         550,000(4)                                *        2,395,000(5)
ROBERT H. KITE                                           333,333(6)                                *          618,333(7)
JON R. LATORELLA                                      27,690,500(8)                             50.3%                 -
THOMAS E. MURPHY                                          75,000(9)                                *         335,000(10)
GERARD SCALLEY                                                   -                                 -          35,000(11)

OFFICERS
-------------------------------------
JAMES C. FIELDS                                         250,000(12)                                *                  -

5% STOCKHOLDERS
-------------------------------------
GREGORY LINDAE
P.O. Box 9062
Truckee, CA 96162                                       700,000(13)                              1.3%      6,300,000(14)

MANAGEMENT GROUP
-------------------------------------
All directors and executive officers
as a group (8 persons)                               32,976,671(15)                             55.6%      3,805,003(16)




BENEFICIAL OWNER                       PERCENTAGE OF
-                                          SHARES
-

DIRECTORS
-------------------------------------
SONIA P. BEJJANI. . . . . . . . . . .              -
THOMAS GARLOCK. . . . . . . . . . . .              *
JOHN P. HOULIHAN. . . . . . . . . . .            3.5%
ROBERT H. KITE. . . . . . . . . . . .              *
JON R. LATORELLA. . . . . . . . . . .              -
THOMAS E. MURPHY. . . . . . . . . . .              *
GERARD SCALLEY. . . . . . . . . . . .              *

OFFICERS
-------------------------------------
JAMES C. FIELDS . . . . . . . . . . .              -

5% STOCKHOLDERS
-------------------------------------
GREGORY LINDAE
P.O. Box 9062
Truckee, CA 96162 . . . . . . . . . .            9.0%

MANAGEMENT GROUP
-------------------------------------
All directors and executive officers
as a group (7 persons). . . . . . . .            5.5%





___________________________
*     Less  than  one  percent  of  outstanding  shares.
                                          41

(1) Consists of 2,500,000 shares issuable upon the exercise of an immediately exercisable option with an exercise price of $0.20 per share.
(2) Includes (I) 543,118 shares held by the Kenai River Trust, over which Mr. Garlock has voting and dispositional authority; and (II) 1,034,720 shares issuable upon the exercise of immediately exercisable options with a weighted average exercise price of $0.20 per share.
(3) Consists of 421,670 shares issuable upon exercise of immediately exercisable warrants with an exercise price of $0.15 per share (including warrants to purchase 70,000 shares granted pursuant to our Non-employee Directors' Stock Option Policy).
(4) Includes (I) 75,000 shares held by the Houlihan Trust, over which Mr. Houlihan has voting and dispositional authority; and (II) 75,000 shares issuable upon the exercise of immediately exercisable warrants with an exercise price of $0.20 per share.
(5) Includes (I) 425,000 shares held by the Houlihan Trust, over which Mr. Houlihan has voting and dispositional authority; (II) 66,667 shares held by Failte Investments, over which Mr. Houlihan has voting and dispositional authority; and (III) 70,000 shares issuable on the exercise of immediately exercisable warrants with an exercise price of $0.15 per share (granted pursuant to our Non-employee Directors' Stock Option Policy).

(6) Includes 333,333 shares issuable upon the exercise of three-year public warrants issued in our initial public offering, with an exercise price of $0.50 per share.
(7) Includes (I) 250,000 shares issuable upon the exercise of immediately exercisable warrants to with an exercise price of $0.22 per share owned by KFT LLLP, over which Mr. Kite has voting and dispositional authority; and (II) 35,000 shares issuable upon the exercise of immediately exercisable options with an exercise price of $0.15 per share (granted pursuant to our Non-employee Directors' Stock Option Policy).
(8) Includes 190,000 shares issuable upon the exercise of an immediately exercisable option with an exercise price of $0.22 per share.
(9) Consists of 75,000 shares issuable upon the exercise of immediately exercisable warrants with an exercise price of $0.22 per share.
(10) Includes 300,000 shares issuable upon the exercise of immediately exercisable warrants with an exercise price of $0.15 per share.
(11) Consists of 35,000 shares issuable upon the exercise of immediately exercisable warrants with an exercise price of $0.15 per share (granted pursuant to our Non-employee Directors' Stock Option Policy).
(12) Consists of the vested portion (250,000 shares) of an option to purchase 500,000 shares with an exercise price of $0.20 per share. The option will be vested in full on February 8, 2005, assuming Mr. Fields is employed by us as of that date.
(13) Includes 564,840 shares issuable upon the exercise of a fully vested stock option with an exercise price of $0.20 per share.
(14) Includes (I) 500,000 shares issuable upon the exercise of immediately exercisable warrants with an exercise price of $0.10 per share, and (II) 1,177,680 shares issuable upon the exercise of immediately exercisable warrants with an exercise price of $0.15 per share.
(15) Includes 4,458,053 shares issuable upon the exercise of convertible securities (i.e., options and warrants).
(16)  Includes  1,111,670  shares  issuable  upon  the  exercise  of  warrants.

                                      * * *
                                          42

                          DESCRIPTION OF CAPITAL STOCK

     The  authorized  capital  of  LocatePLUS  Holdings Corporation consists of:

-     150,000,000  shares  of  Class  A  Voting  Common  Stock;  and
-     250,000,000  shares  of  Class  B  Non-voting  Common  Stock.

The following description of our capital stock does not purport to be complete and is governed by and qualified by our Second Amended and Restated Certificate of Incorporation (which we refer to as our "Charter") and By-laws, which are included as exhibits to the registration statement of which this prospectus forms a part, and by the provisions of applicable Delaware law.

COMMON  STOCK

     As of August 1, 2003, there were 61,797,384 shares of Class A Voting Common Stock and 68,765,726 shares of Class B Non-Voting Common Stock issued and outstanding.



     The holders of both classes of our common stock are entitled to receive ratably dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, the holders of both classes of our common stock are entitled to share ratably in all assets remaining after payment of liabilities. Neither class of our common stock has any preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to either class of our common stock.

     CLASS  A  VOTING  COMMON  STOCK

     Shares of Class A Voting Common Stock are entitled to one vote per share held of record on all matters submitted to a vote of stockholders. Holders of Class A Voting Common Stock do not have cumulative voting rights, and, therefore, the holder of a majority of the shares of Class A Voting Common Stock (currently, Mr. Latorella) may elect all of our directors standing for election.

     CLASS  B  NON-VOTING  COMMON  STOCK

     Shares of Class B Non-voting Common Stock have no voting rights, but are otherwise identical to shares of Class A Voting Common Stock.

CLASS  A  REDEEMABLE  WARRANTS

     GENERAL

     Each Class A Redeemable Warrant entitles the holder to purchase one share of our Class A Voting Common Stock for $0.50 per share. The exercise price is subject to adjustment upon the occurrence of certain events as provided in the Class A Redeemable Warrant certificate and as summarized below. Our Class A Redeemable Warrants may be exercised at any time until October 12, 2005, which is their expiration date. Those of our Class A Redeemable Warrants which have not previously been exercised will expire on the expiration date. A Class A Redeemable Warrant holder will not be deemed to be a holder of the underlying shares of our Class A Voting Common Stock for any purpose until the Class A Redeemable Warrant has been properly exercised.

     EXERCISE

     A Class A Redeemable Warrant holder may exercise our Class A Redeemable Warrants only if an appropriate registration statement is then in effect with the Securities and Exchange Commission and if the shares of Class A Voting Common Stock underlying our Class A Redeemable Warrants are qualified for sale under the securities laws of the state in which the holder resides. We will use commercially reasonable efforts to maintain the registration of the Class A Voting Common Stock underlying the warrants until the expiration date of the Class A Redeemable Warrants and to qualify for sale the shares of Class A Voting Common Stock in each U.S. jurisdiction in which our Class A Redeemable Warrant holders reside, although we can give no guarantee that such registration will be permitted under applicable state law.
                                          43

Our Class A Redeemable Warrants may be exercised by delivering to our Transfer Agent the applicable Class A Redeemable Warrant certificate on or prior to the expiration date, with the form on the reverse side of the certificate executed as indicated, accompanied by payment of the full exercise price for the number of Class A Redeemable Warrants being exercised plus payment of any taxes required by the holder's jurisdiction. Fractional shares of Class A Voting Common Stock will not be issued upon exercise of our Class A Redeemable Warrants.

     ADJUSTMENTS  OF  EXERCISE  PRICE

     If we effect any stock split or stock combination with respect to our Class A Voting Common Stock, the exercise price in effect immediately prior to such stock split or combination will be proportionately reduced or increased, as the case may be. Any adjustment of the exercise price will also result in an adjustment of the number of shares purchasable upon exercise of a Class A Redeemable Warrant.

REDEMPTION

We may repurchase the Class A Redeemable Warrants for $0.001 per warrant upon 30 days' notice to the holders of the Class A Redeemable Warrants in the event that the closing bid on the Over the Counter Bulletin Board for our Class A Voting Stock is at or above $1.25 per share for five consecutive days.

RESTRICTED  WARRANTS

     We have issued restricted warrants to purchase an aggregate of 5,488,489 shares of our Class A Voting Common Stock, for which the weighted average exercise price of these warrants is $0.20 per share. We have also issued restricted warrants to purchase an aggregate of 6,202,139 shares of our Class B Non-voting Common Stock, for which the weighted average exercise price of these warrants is $0.14 per share. These restricted warrants include "net issuance" provisions, permitting a holder to exchange a portion of the warrants for shares of the underlying security in lieu of payment of a cash exercise price.

CONVERTIBLE  NOTE

     In consideration for a $10,000 loan made to us on March 9, 2001, we issued a convertible promissory note. This convertible promissory note bears interest at the rate of 12% per annum. This note is convertible into 44,444 shares of our Class A Voting Common Stock at the election of the holder. The note originally matured on September 9, 2001. On July 22, 2002, the holder of the note agreed with us to convert the note into a demand note providing for quarterly payments of interest on the note until the principal of the note is repaid or converted.

"BRIDGE  NOTES  AND  WARRANTS"

     From September 2000 to January 2001, we sold $312,000 in convertible notes and restricted warrants in a private placement. We refer to these securities as our "Bridge Notes and Warrants". Pursuant to the terms of these securities, the Bridge Notes converted into 1,681,712 shares of Class A Voting Common Stock on October 12, 2002 (the closing of our initial public offering), and the Bridge Warrants were exercised or otherwise converted into 80,000 shares of Class A Voting Common Stock. As a result of these transactions, the Bridge Notes and Warrants are no longer outstanding.

LIMITATIONS  ON  DIRECTORS'  LIABILITIES  AND  INDEMNIFICATION

     Our Charter provides that members of our Board of Directors shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director except for liability:

- for any breach of the director's duty of loyalty to the corporation or its stockholders;
- for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
- under Section 174 of the General Corporation Law of the State of Delaware (relating to distributions by insolvent corporations); or
- for any transaction from which the director derived an improper personal benefit.
                                          44

Our Charter also provides that if the General Corporation Law of the State of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of members of our Board of Directors will be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

Our Charter and By-laws also provide that we may indemnify our directors and officers to the fullest extent permitted by Delaware law. A right of indemnification shall continue as to a person who has ceased to be a director or officer and will inure to the benefit of the heirs and personal representatives of such a person. The indemnification provided by our Charter and By-laws will not be deemed exclusive of any other rights that may be provided now or in the future under any provision currently in effect or hereafter adopted by our Charter, By-laws, by any agreement, by vote of our stockholders, by resolution of our directors, by provision of law or otherwise.

We have also secured directors' and officers' liability insurance on behalf of our directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons in accordance with the provisions contained in our Charter and By-laws, Delaware law or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and we will follow the court's determination.

                                      * * *

                         SHARES ELIGIBLE FOR FUTURE SALE

     Investors should note that, with the exception of shares held by our affiliates, all of our issued and outstanding shares of Class A Voting Common Stock and Class B Non-voting Common Stock, as well as shares of Class A Voting Common Stock and Class B Non-voting Common Stock underlying all of our issued options, warrants and convertible debt, are anticipated to be available for public resale, without restriction, either through our registration of those securities or through the provisions of the Securities and Exchange Commission's Rule 144(k).

     The  following  table  outlines  our  capital  stock  as of August 1, 2003:




Shares of Class A Voting Common Stock outstanding                               61,797,384        (1)
Shares of Class A Voting Common Stock issuable upon exercise of the put right   20,000,000        (2)
                                                                               -----------
    Shares of Class A Voting Common Stock issued following such exercise        81,797,384        (2)

Shares of Class B Non-voting Common Stock outstanding                           68,765,726        (3)

Total shares of both classes of Common Stock outstanding                       150,563,110  (1)(2)(3)

______________

______________
(1)     Assuming  no  exercise  or  conversion  of:
- warrants to purchase 18,894,739 shares of Class A Voting Common Stock currently outstanding;
- options to purchase up to 13,823,300 shares of Class A Voting Common Stock pursuant to our 1999 Incentive and Non-qualified Stock Option Plan;
- options to purchase up to 25,000,000 shares of Class A Voting Common Stock pursuant to our 2003 Stock Plan; or
- debt convertible into 44,444 shares of Class A Voting Common Stock at the election of one debtholder.

(2) For the purpose of determining the number of shares subject to registration with the Securities and Exchange Commission, we have assumed that we will issue not more than 20,000,000 shares pursuant to our exercise of our put right under the Investment Agreement, although the number of shares that we will actually issue pursuant to that put right may be more than or less than 20,000,000, depending on the trading price of our Class A Voting Common Stock.

(3)     Assuming  no  exercise  or  conversion  of:
- warrants and options to purchase up to 6,422,139 shares of Class B Non-voting Common Stock; or
- options to purchase up to 25,000,000 shares of Class B Non-Voting Common Stock pursuant to our 2003 Stock Plan.

     As of August 1, 2003, our affiliates hold 28,518,618 shares of Class A Voting Common Stock and 2,658,333 shares of our Class B Non-voting Common Stock. In general, under Rule 144, as currently in effect, after the date of this prospectus, a person (or persons whose shares are aggregated) who has beneficially owned shares of our common stock for at least one year, including any person who is deemed to be our affiliate, will be entitled to sell, within any three-month period, a number of shares that does not exceed the greater of:

- 1% of the number of shares of such class of common stock then outstanding, which will equal approximately 617,874 shares (in the case of Class A Voting Common Stock) and 687,657 shares (in the case of our Class B Non-voting Common Stock); or

- the average weekly trading volume of our Common Stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 are also governed by other requirements regarding the manner of sale, notice filing and the availability of current public information about us. Under Rule 144(k), however, a person who is not, and for the three months prior to the sale of such shares has not been, an affiliate of the company will be free to sell "restricted securities" (e.g., shares issued in a private placement) which have been held for at least two years without regard to the limitations described above.




                          TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for our securities is Transfer Online, Inc. Transfer Online's address is 227 SW Pine Street, Suite 300, Portland, Oregon 97204.


                                  LEGAL MATTERS

     The validity of the securities offered by this prospectus will be passed upon for us by Kirkpatrick & Lockhart LLP.


                                     EXPERTS

     The financial statements as of December 31, 2001 and 2002 and for each of the years in the period ended December 31, 2001 and 2002 included in this Prospectus have been so included in reliance on the report (which contains an explanatory paragraph relating to the Company's ability to continue as a going concern as described in Note 1 to the financial statements) of Carlin, Charron, & Rosen, LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.


                             ADDITIONAL INFORMATION

     We filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act of 1933 for the shares of Common Stock in the offering, of which this prospectus is a part. This prospectus does not contain all of the information in the registration statement and the exhibits and schedule that were filed with the registration statement. For further information with respect to us and the Units, we refer you to the registration statement and the exhibits and schedule that were filed with the registration statement.

Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained from the Securities and Exchange Commission upon payment of the prescribed fee. Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330.

The Securities and Exchange Commission maintains a web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.




                                      * * *
                                          47

                         LOCATEPLUS HOLDINGS CORPORATION

                          INDEX TO FINANCIAL STATEMENTS



                                                                     Page
                                                                     ----
Report  of  Independent  Accountants..................................F-1

Consolidated Balance Sheets as of December 31, 2002,
and March 31, 2003 (unaudited)........................................F-2

Consolidated Statements of Operations for the years ended
December 31, 2001 and 2002, and for the three months ended
March  31,  2002  (unaudited)  and  2003  (unaudited).................F-3

Consolidated Statements of Stockholders' Equity (Deficit)
for the years ended December 31, 2001 and 2002, and for
the  three  months  ended  March  31,  2003  (unaudited)..............F-4

Consolidated Statements of Cash Flows for the years ended
December 31, 2001 and 2002, and for the three months
ended March 31, 2002 (unaudited) and 2003 (unaudited).................F-5

Notes  to  Consolidated  Financial  Statements........................F-6

                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Stockholders and Board of Directors of LocatePLUS Holdings Corporation:
Beverly,  Massachusetts

We have audited the accompanying consolidated balance sheet of LocatePLUS Holdings Corporation as of December 31, 2002, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the two years in the period ended December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of LocatePLUS Holdings Corporation as of December 31, 2002, and the results of its consolidated operations and its consolidated cash flows for each of the two years in the period ended December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the company will continue as a going concern. As disclosed in the financial statements, the Company has an accumulated deficit at December 31, 2002 and has suffered substantial net losses in each of the last two years, which raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are disclosed in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.





CARLIN,  CHARRON  &  ROSEN  LLP
Worcester,  Massachusetts






March  24,  2003

The accompanying financial statements as of March 31, 2003 and for the three months ended March 31, 2003, and 2002 have not been audited as disclosed in Note 1.




                        LOCATEPLUS HOLDINGS CORPORATION
                          CONSOLIDATED BALANCE SHEETS

                                                                            MARCH 31,     DECEMBER 31,
                                                                              2003            2002
(UNAUDITED)
ASSETS
Current assets:
  Cash and cash equivalents. . . . . . . . . . . . . . . . . . . . . . .  $  1,593,416   $   1,661,213
  Accounts receivable, trade - net . . . . . . . . . . . . . . . . . . .       369,338         269,566
  Prepaid expenses and other current assets. . . . . . . . . . . . . . .       531,351         375,966
  Notes receivable . . . . . . . . . . . . . . . . . . . . . . . . . . .     1,191,132       1,231,474

      Total current assets . . . . . . . . . . . . . . . . . . . . . . .     3,685,237       3,538,219

Property and equipment, net. . . . . . . . . . . . . . . . . . . . . . .     1,186,569       1,301,468
Security deposits. . . . . . . . . . . . . . . . . . . . . . . . . . . .        97,790          97,748
Notes receivable - related parties, net. . . . . . . . . . . . . . . . .         1,389           9,722

      Total assets . . . . . . . . . . . . . . . . . . . . . . . . . . .  $  4,970,985   $   4,947,157

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Notes payable. . . . . . . . . . . . . . . . . . . . . . . . . . . . .       454,144   $     293,900
  Accounts payable . . . . . . . . . . . . . . . . . . . . . . . . . . .     1,326,531       1,177,014
  Accrued expenses . . . . . . . . . . . . . . . . . . . . . . . . . . .       559,254         433,942
  Deferred revenue . . . . . . . . . . . . . . . . . . . . . . . . . . .        95,334         124,459
  Current portion of capital lease obligation. . . . . . . . . . . . . .       119,305         142,172
  Note payable - related party . . . . . . . . . . . . . . . . . . . . .       222,268         211,867
  Convertible notes payable. . . . . . . . . . . . . . . . . . . . . . .        10,000          10,000

      Total current liabilities. . . . . . . . . . . . . . . . . . . . .     2,786,836       2,393,354

Notes Payable. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       219,299               -
Capital lease obligation, net of current portion . . . . . . . . . . . .       176,978         202,222

      Total liabilities. . . . . . . . . . . . . . . . . . . . . . . . .     3,183,113       2,595,576

Stockholders' equity:
  Class A common stock, $0.01 par value; 150,000,000 shares authorized;
54,850,292 shares issued and outstanding at December 31, 2002. . . . . .       548,503         548,503
  Class B common stock, $0.01 par value, 250,000,000 shares authorized;
68,640,726 shares issued and outstanding at December 31, 2002. . . . . .       686,407         686,407
  Additional paid-in capital . . . . . . . . . . . . . . . . . . . . . .    17,749,748      17,749,748
  Warrants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1,868,879       1,824,833
  Common stock subscriptions receivable. . . . . . . . . . . . . . . . .             -        (174,908)
  Accumulated deficit. . . . . . . . . . . . . . . . . . . . . . . . . .   (19,065,665)    (18,283,002)

      Total stockholders' equity . . . . . . . . . . . . . . . . . . . .     1,787,872       2,351,581

      Total liabilities and stockholders' equity . . . . . . . . . . . .  $  4,970,985   $   4,947,157



See Independent Auditors' Report and Notes to Consolidated Financial Statements.



                              LOCATEPLUS HOLDINGS CORPORATION
                           CONSOLIDATED STATEMENTS OF OPERATIONS

                                         FOR THE THREE MONTHS ENDED           FOR THE YEARS ENDED
                                                    MARCH 31,                     DECEMBER 31,
                                        -----------------------------    -----------------------------
                                             2003             2002            2002            2001
                                          (UNAUDITED)     (UNAUDITED)
Revenues:
   Information Sales
       - CD Rom. . . . . . . . . . . .  $      130,159   $      66,494   $      345,003   $   268,701
       - Online. . . . . . . . . . . .         571,249         277,547        1,471,188       752,109
       - Channel Partner . . . . . . .          44,053           4,114           32,284             -
       - Wireless. . . . . . . . . . .           1,485               -            1,980             -
   Engineering Services. . . . . . . .          10,667               -           53,333       388,187
                                       ---------------    ------------    -------------   ------------
   Total revenues. . . . . . . . . . .         757,613         348,155        1,903,788     1,408,997
                                       ---------------    ------------    -------------   ------------
Costs and expenses:
   Costs of revenues
      CD Rom . . . . . . . . . . . . .          14,742          26,173           90,397        96,561
      Online and Channel Partner . . .         514,977         190,983        1,217,809       986,240
      Engineering. . . . . . . . . . .             687               -            9,297        49,347
      Wireless . . . . . . . . . . . .           3,115               -            1,100             -
   Selling and marketing . . . . . . .         245,599         274,980        1,001,529       799,486
   General and administrative. . . . .         730,567         903,581        3,257,546     3,317,128
                                      ---------------    ------------    -------------    ------------
      Total operating expenses . . . .       1,509,687       1,395,717        5,577,678     5,248,762
                                       ---------------    ------------    -------------   ------------
Operating loss . . . . . . . . . . . .        (752,074)     (1,047,562)      (3,673,890)   (3,839,765)

Other income (expense):

   Interest income . . . . . . . . . .          34,413          16,426           53,835        67,768
   Interest expense. . . . . . . . . .         (77,063)        (34,744)        (397,674)     (590,970)
   Other income. . . . . . . . . . . .          12,061           4,548           21,122         6,712
                                       ---------------    ------------    -------------   ------------
Net loss . . . . . . . . . . . . . . .  $     (782,663)  $  (1,061,332)  $   (3,996,607)  $(4,356,255)
                                       ===============    ============    =============   ============
Basic and diluted net loss per
share. . . . . . . . . . . . . . . . .  $       (0.006)  $      (0.010)  $       (0.036)  $    (0.044)

Shares used in computing basic
and diluted net loss per share . . . .     123,491,018     108,397,027      111,798,301    99,613,673

See Independent Auditors' Report and Notes to Consolidated Financial Statements.





LOCATEPLUS HOLDINGS CORPORATION
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                        CLASS A             CLASS B          ADDITIONAL
                                                                     COMMON STOCK         COMMON STOCK        PAID-IN
                                                                  SHARES     AMOUNT     SHARES     AMOUNT     CAPITAL
Balance at December 31, 2000 . . . . . . . . . . . . . . . . .  53,108,580  $531,086           -  $      -  $ 8,846,452

Issuance of detachable warrants to purchase common
stock in conjunction with convertible debt . . . . . . . . . .           -         -           -         -            -

Issuance of options to purchase
 common stock in  exchange for services. . . . . . . . . . . .           -         -           -         -      101,488

Beneficial conversion feature on
 convertible debt. . . . . . . . . . . . . . . . . . . . . . .           -         -           -         -      293,912

Issuance of common stock at $0.10
 per share, net of issuance costs of $1,750. . . . . . . . . .           -         -  30,209,121   302,091    2,717,071

Issuance of common stock in
exchange for services. . . . . . . . . . . . . . . . . . . . .           -         -      75,000       750        6,750

Issuance of common stock at $0.15
 per share, net of issuance costs of $22,626 . . . . . . . . .           -         -  12,307,836   123,078    1,700,472

Issuance of warrants to purchase
 common stock in exchange for services . . . . . . . . . . . .           -         -           -         -            -

Exchange of convertible notes payable to related
Party plus accrued interest at $0.075 per share. . . . . . . .           -         -   2,996,000    29,960      269,640

Exchange of convertible notes payable plus
accrued interest at $0.10 per share. . . . . . . . . . . . . .           -         -   2,672,430    26,724      240,519

Exchange of convertible notes payable plus
accrued interest at $0.15 per share. . . . . . . . . . . . . .           -         -     266,667     2,667       37,333

Net loss . . . . . . . . . . . . . . . . . . . . . . . . . . .           -         -           -         -            -
                                                                ----------  --------  ----------  --------  -----------
Balance at December 31, 2001 . . . . . . . . . . . . . . . . .  53,108,580   531,086  48,527,054   485,270   14,213,637
                                                                ----------  --------  ----------  --------  -----------

Payment of stock subscription receivable . . . . . . . . . . .           -         -           -         -            -

Issuance of common stock at $0.15
per share, net of issuance costs of $28,478. . . . . . . . . .           -         -   8,113,672    81,137    1,107,436

Issuance of warrants to purchase
common stock in exchange for services. . . . . . . . . . . . .           -         -           -         -            -

Issuance of Units at $0.30 per
unit net of $590,662 issuance cost . . . . . . . . . . . . . .           -         -  12,000,000   120,000    1,929,338

Exchange of convertible notes payable
plus accrued interest at $0.22 per share . . . . . . . . . . .   1,681,712    16,817           -         -      386,794

Exercise of detachable warrants. . . . . . . . . . . . . . . .      60,000       600           -         -        8,040

Beneficial conversion feature on convertible debt. . . . . . .           -         -           -         -      104,503

Issuance of detachable warrants to purchase common
stock in conjunction with debt and lease financing . . . . . .           -         -           -         -            -

Net loss . . . . . . . . . . . . . . . . . . . . . . . . . . .           -         -           -         -            -
                                                                ----------  --------  ----------  --------  -----------
Balance at December 31, 2002 . . . . . . . . . . . . . . . . .  54,850,292  $548,503  68,640,726  $686,407  $17,749,748
                                                                ----------  --------  ----------  --------  -----------

Payment of stock subscription receivable . . . . . . . . . . .           -         -           -         -            -

Issuance of detachable warrants to purchase common
stock in conjunction with debt and lease financing . . . . . .           -         -           -         -            -

Net loss for the three months ended March 31, 2003 (unaudited)           -         -           -         -            -
                                                                ----------  --------  ----------  --------  -----------
Balance at March 31, 2003. . . . . . . . . . . . . . . . . . .  54,850,292  $548,503  68,640,726  $686,407  $17,749,748
                                                                ----------  --------  ----------  --------  -----------

LOCATEPLUS HOLDINGS CORPORATION
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                                                                COMMON
                                                                 WARRANTS        STOCK             -             TOTAL
                                                                    -        SUBSCRIPTIONS    ACCUMULATED    STOCKHOLDERS'
                                                                    -         RECEIVABLE        DEFICIT         EQUITY
Balance at December 31, 2000 . . . . . . . . . . . . . . . . .  $  126,732  $            -   $ (9,930,140)  $     (425,870)

Issuance of detachable warrants to purchase common
stock in conjunction with convertible debt . . . . . . . . . .     126,541               -              -          126,541

Issuance of options to purchase
 common stock in  exchange for services. . . . . . . . . . . .           -               -              -          101,488

Beneficial conversion feature on
 convertible debt. . . . . . . . . . . . . . . . . . . . . . .           -               -              -          293,912

Issuance of common stock at $0.10
 per share, net of issuance costs of $1,750. . . . . . . . . .           -          (4,500)             -        3,014,662

Issuance of common stock in
exchange for services. . . . . . . . . . . . . . . . . . . . .           -               -              -            7,500

Issuance of common stock at $0.15
 per share, net of issuance costs of $22,626 . . . . . . . . .           -               -              -        1,823,550

Issuance of warrants to purchase
 common stock in exchange for services . . . . . . . . . . . .     294,721               -              -          294,721

Exchange of convertible notes payable to related
Party plus accrued interest at $0.075 per share. . . . . . . .           -               -              -          299,600

Exchange of convertible notes payable plus
accrued interest at $0.10 per share. . . . . . . . . . . . . .           -               -              -          267,243

Exchange of convertible notes payable plus
accrued interest at $0.15 per share. . . . . . . . . . . . . .           -               -              -           40,000

Net loss . . . . . . . . . . . . . . . . . . . . . . . . . . .           -               -     (4,356,255)      (4,356,255)
                                                                ----------  ---------------  -------------  ---------------
Balance at December 31, 2001 . . . . . . . . . . . . . . . . .     547,994          (4,500)   (14,286,395)       1,487,092
                                                                ----------  ---------------  -------------  ---------------

Payment of stock subscription receivable . . . . . . . . . . .           -           4,500              -            4,500

Issuance of common stock at $0.15
per share, net of issuance costs of $28,478. . . . . . . . . .           -               -              -        1,188,573

Issuance of warrants to purchase
common stock in exchange for services. . . . . . . . . . . . .     236,177               -              -          236,177

Issuance of Units at $0.30 per
unit net of $590,662 issuance cost . . . . . . . . . . . . . .     960,000        (174,908)             -        2,834,430

Exchange of convertible notes payable
plus accrued interest at $0.22 per share . . . . . . . . . . .           -               -              -          403,611

Exercise of detachable warrants. . . . . . . . . . . . . . . .           -               -              -            8,640

Beneficial conversion feature on convertible debt. . . . . . .           -               -              -          104,503

Issuance of detachable warrants to purchase common
stock in conjunction with debt and lease financing . . . . . .      80,662               -              -           80,662

Net loss . . . . . . . . . . . . . . . . . . . . . . . . . . .           -               -     (3,996,607)      (3,996,607)
                                                                ----------  ---------------  -------------  ---------------
Balance at December 31, 2002 . . . . . . . . . . . . . . . . .  $1,824,833  $     (174,908)  $(18,283,002)  $    2,351,581
                                                                ----------  ---------------  -------------  ---------------

Payment of stock subscription receivable . . . . . . . . . . .           -         174,908              -          174,908

Issuance of detachable warrants to purchase common
stock in conjunction with debt and lease financing . . . . . .      44,046               -              -           44,046

Net loss for the three months ended March 31, 2003 (unaudited)           -               -       (782,663)        (782,663)
                                                                ----------  ---------------  -------------  ---------------
Balance at March 31, 2003. . . . . . . . . . . . . . . . . . .  $1,868,879  $            -   $(19,065,665)  $    1,787,872
                                                                ==========  ===============  =============  ===============

See Independent Auditors' Report and Notes to Consolidated Financial Statements.




LOCATEPLUS HOLDINGS CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                         FOR THE THREE                   FOR THE YEARS
                                                          MONTHS ENDED                        ENDED
                                                             MARCH 31,                       DECEMBER 31,
                                                      2003             2002            2002          2001
                                                   (UNAUDITED)     (UNAUDITED)           -              -
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss. . . . . . . . . . . . . . . . . . . .  $     (782,663)  $   (1,061,332)  $(3,996,607)  $(4,356,255)
Adjustments to reconcile net loss to net
cash used in
  operating activities:
   Depreciation and amortization of
   property and equipment . . . . . . . . . . .         121,298          117,387       475,542       421,542
   Provision for doubtful accounts. . . . . . .          10,592            6,689        32,180             -
   Interest on convertible debt
   converted into common stock. . . . . . . . .               -                -             -        26,943
   Interest expense related to
   warrants issued with debt. . . . . . . . . .          16,651                -         4,020       126,541
   Interest expense related to
   beneficial conversion features . . . . . . .               -           12,699       104,503       293,912
   Interest expense recorded on
   mandatorily convertible debt . . . . . . . .               -                -        40,773        45,863
   Loss on sale  of property and
   equipment. . . . . . . . . . . . . . . . . .               -                -             -         4,940
   Amortization of notes receivable
   from related parties . . . . . . . . . . . .           8,333           33,333       133,334       133,333
   Expense recorded upon exchange
   Of convertible notes payable to
   a related party. . . . . . . . . . . . . . .               -                -             -        74,900
   Expense recorded for fair
   value of common stock issued
   for services . . . . . . . . . . . . . . . .               -                -             -         7,500
   Expense recorded for fair
   value of options and warrants
   issued for services. . . . . . . . . . . . .               -          184,513       238,603       396,209
Changes in assets and liabilities:
      Accounts receivable . . . . . . . . . . .        (110,364)         (57,802)     (148,156)      (62,431)
      Prepaid expenses and
      other assets. . . . . . . . . . . . . . .        (155,385)        (240,501)     (154,432)     (111,924)
      Security deposits . . . . . . . . . . . .         149,518           32,769        50,488       (15,847)
      Accounts payable. . . . . . . . . . . . .         125,312          (61,269)      115,678      (165,246)
      Accrued expenses. . . . . . . . . . . . .         (29,125)          34,395       101,550       141,317
      Deferred revenue. . . . . . . . . . . . .             (42)          50,238      (145,545)      (49,189)
                                                 ---------------  ---------------  ------------  ------------
         Net cash used in
         operating activities . . . . . . . . .        (645,875)        (948,881)   (3,148,069)   (3,087,892)
                                                 ---------------  ---------------  ------------  ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Principal repayment of
   purchased notes receivable . . . . . . . . .          81,492          750,000     1,018,525             -
   Purchase of notes receivable . . . . . . . .         (41,147)               -    (1,250,000)   (1,000,000)
   Purchases of property and equipment. . . . .          (6,405)        (112,006)     (150,636)     (310,167)
   Proceeds from sale of property
   and equipment. . . . . . . . . . . . . . . .               -                -             -        12,000
                                                 ---------------  ---------------  ------------  ------------
         Net cash used in investing
         activities . . . . . . . . . . . . . .          33,940          637,994      (382,111)   (1,298,167)
                                                 ---------------  ---------------  ------------  ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Payment of cash overdraft. . . . . . . . . .               -                -             -       (16,395)
   Repayment of debt. . . . . . . . . . . . . .         (21,831)               -      (600,000)      (30,000)
   Proceeds from issuance of debt . . . . . . .         440,000                -     1,382,900       551,000
   Payments of obligation under
   capital lease. . . . . . . . . . . . . . . .         (48,939)         (40,191)     (169,514)      (40,894)

   Proceeds from issuance of
   common stock and collection of
   stock subscriptions receivable,
   net of issuance costs. . . . . . . . . . . .         174,908        1,193,073     3,662,143     4,838,212
                                                 ---------------  ---------------  ------------  ------------
         Net cash provided by
         financing activities . . . . . . . . .         544,138        1,152,882     4,275,529     5,301,923
                                                 ---------------  ---------------  ------------  ------------
Net increase in cash and cash equivalents . . .         (67,797)         841,995       745,349       915,864

Cash and cash equivalents, beginning of period.       1,661,213          915,864       915,864             -
                                                 ---------------  ---------------  ------------  ------------
Cash and cash equivalents, end of period. . . .  $    1,593,416   $    1,757,859   $1, 661,213   $   915,864
                                                 ===============  ===============  ============  ============

Supplemental disclosure of cash
flow information:
Cash paid for interest. . . . . . . . . . . . .               -                -   $   144,215   $    97,711
                                                              -                -
Supplemental disclosure of non-cash
investing and financing activities:
Acquisition of property and
Equipment under capital leases. . . . . . . . .               -                -   $   211,436   $         -
Exchange of convertible debt for
common stock. . . . . . . . . . . . . . . . . .               -                -       312,000       505,000
Relative fair value of detachable
warrants issued in conjunction with
convertible debt. . . . . . . . . . . . . . . .               -                -         4,020       126,541
Value ascribed to beneficial
conversion features on convertible debt . . . .               -                -       104,503       293,912
Issuance of common stock for
subscription receivable . . . . . . . . . . . .               -                -       174,908         4,500
Fair value of warrants issued in
conjunction with prepaid legal. . . . . . . . .               -                -        26,687             -


See Independent Auditors' Report and Notes to Consolidated Financial Statements.

1.     NATURE  OF  BUSINESS  AND  BASIS  OF  PRESENTATION

     LocatePLUS Holdings Corporation (the "Company") was initially incorporated in Massachusetts in 1996 as Worldwide Information, Inc. In July 1999, the Company reincorporated in Delaware and changed its name to LocatePLUS.com, Inc. On August 1, 2001, the Company changed its name from LocatePLUS.com, Inc. to LocatePLUS Holdings Corporation as part of a corporate restructuring. As part of the restructuring, the Company created two wholly-owned subsidiaries, LocatePLUS Corporation and Worldwide Information, Inc. The restructuring was completed by commonly-controlled entities and, accordingly, was accounted for based on historical cost. All intercompany accounts have been eliminated in consolidation.

     The Company provides access to public information such as bankruptcies, real estate transactions, motor vehicles, and drivers' licenses to commercial, private sector and law enforcement entities in the United States. In 1999 and prior periods, this information was delivered to customers on compact disks. In March 2000, the Company began providing information through the Internet and in 2002 began providing information through the use of handheld wireless devices.

     UNAUDITED  INTERIM  FINANCIAL  STATEMENTS
     The accompanying unaudited financial statements of the Company for the three months ended March 31, 2003 and 2002 have been prepared in accordance with accounting principles generally accepted in the United States of America. In the opinion of management, these interim financial statements reflect all adjustments, consisting of normal recurring adjustments, necessary to present fairly the financial position, results of operations, and cash flows at March 31, 2003, and for the three months ended March 31, 2003 and 2002. These statements include the accounts of LocatePlus Holdings Corporation and its subsidiaries. Certain information and footnote disclosures normally included in LocatePlus Holdings Corporation's annual consolidated financial statements have been condensed or omitted in accordance with Securities and Exchange Commission ("SEC") rules for interim financial statements. The results for the three months ended March 31, 2003 are not necessarily indicative of the results that may be expected for the year ending December 31, 2003 or any future period.

     LIQUIDITY  AND  OPERATIONS
     The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates continuity of operations, realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The Company has incurred substantial losses in each of the last two years, as well as the quarter ended March 31, 2003. In addition, the Company has incurred an accumulated deficit of approximately $19.1 million through March 31, 2003.

     The financial statements included in this report have been prepared assuming that the Company will continue as a going concern, and contemplates continuity of operations, realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The Company has incurred significant net losses in each of the last two years as well as the quarter ended March 31, 2003. In addition, the Company has incurred an accumulated deficit of approximately $19.1 million through March 31, 2003. The Company raised approximately $4.8 million of equity during 2002 and $440,000 of debt in the quarter ended March 31, 2003. The ultimate success of the Company is still dependent upon its ability to secure additional financing to meet its working capital and ongoing project development needs. Management believes the Company's current sources of liquidity, funding, and customer demand are adequate to sustain its current level of operations through the end of 2003. Management's plans include increasing sales, expanding infrastructure, and hiring additional staff. To accomplish this will require obtaining additional financing. Management plans to explore both debt and equity options, which the board of directors is willing to pursue.

     There can be no assurance, however that the Company's operations will be profitable or generate sufficient cash to fund the business in the future or that the Company will be able to obtain additional financing if needed. These circumstances raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

2.     SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

     CASH  EQUIVALENTS
     The Company considers all money market funds, bank certificates of deposit, and short term investments with original maturities of three months or less at the date of purchase to be cash equivalents.

     CONCENTRATION  OF  CREDIT  RISK
     Financial instruments that subject the Company to credit risk consist of cash and cash equivalents, accounts receivable, notes receivable, and the notes receivable - related parties. The risk with respect to cash and cash equivalents is minimized by the Company's policies in which such investments are placed only with highly rated financial institutions and in instruments with relatively short maturities. The financial stability of these financial institutions is constantly reviewed by senior management. The notes receivable are placed with unrelated companies that are also reviewed by management.
Consequently, the carrying value of cash and cash equivalents, and notes receivable approximates their fair value based on the short-term maturities of these instruments. The risk with respect to accounts receivable is minimized by the large number of customers comprising the Company's customer base, none of which are individually significant, and by their dispersion across many geographical regions. The Company generally does not require collateral, but evaluations of customers' credit and financial condition are performed periodically. The notes receivable - related parties are being amortized to expense as they will be completely forgiven in 2003.

     PROPERTY  AND  EQUIPMENT
     Property and equipment are carried at cost less accumulated depreciation. Depreciation is calculated using the straight-line method at rates sufficient to write off the cost of the assets over their estimated useful lives.

     INCOME  TAXES
     The Company accounts for income taxes using the liability method under which deferred tax assets and liabilities are determined based on differences between financial reporting and income tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The majority of the Company's deferred tax asset has been established for the expected future benefit of net operating tax loss and credit carryforwards. A valuation reserve against net deferred tax assets is required if, based upon available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

     UNUSED  SICK  LEAVE
     Employees of the Company are entitled to paid sick days off, which may be accumulated indefinitely. Unused sick leave in the event of termination, however, is forfeited and is not reimbursable to the employee. It is impracticable to estimate the amount of compensation for such future absences and, accordingly, no liability has been recorded in the accompanying financial statements. The Company's policy is to recognize the cost of sick time when actually paid to employees.

     REVENUE  RECOGNITION
     The Company provides access to public information such as bankruptcies, real estate transactions and motor vehicles and drivers' licenses. The Company provides this information as an online service through its website, wirelessly to handheld wireless devices, via XML over the Internet to Channel Partners, or through licenses of the information on compact disks.

     The Company updates the information contained in compact disks (CDRoms) either quarterly or semi-annually. Revenue is recognized upon delivery to the customer of a compact disk, provided that no significant obligations remain, evidence of the arrangement exists, the fees are fixed or determinable, and collectibility is reasonably assured. In October 2002, the Company changed its method of selling compact disks. Prior to October, compact disks were sold with an upfront purchase of an annual supply of compact disks, with the purchase price allocated equally based on the number of compact disks to which the customer is entitled. Deferred revenue principally relates to undelivered compact disks. Subsequent to October, compact disks are sold individually. Customers may choose to have the disks automatically shipped and billed.

     Online customers are charged fees which vary based on the type of information requested. Revenue is recognized when the information requested is downloaded, there is evidence of an arrangement, the fees are fixed or determinable, and collectibility is reasonably assured.
     Wireless customers using LocatePlus Anywhere are charged a monthly subscription fee billed in arrears. Revenue is recognized on a monthly basis when there is evidence of an arrangement, the fees are fixed or determinable, and collectibility is reasonably assured.

     Channel partners are charged royalty fees, which vary based on the type of information requested. Revenue is recognized when the information requested is downloaded, there is evidence of an arrangement, the fees are fixed or determinable, and collectibility is reasonably assured.

     Engineering services in 2001 related to integration services provided to a third party database provider with whom the Company was to have an arrangement whereby the Company provided the third party access to the Company's database. This arrangement was not consummated and the third party paid the Company for software development services through the date of termination. Engineering services in 2002 relate to integration services provided to a third party database provider with whom the Company has an arrangement whereby the Company provides the third party access to the Company's database. Revenue is recognized over the term of the contract when there is evidence of an arrangement, the fees are fixed or determinable, and collectibility is reasonably assured.

     COSTS  OF  REVENUES  AND  SOFTWARE  DEVELOPMENT  COSTS
     Costs of revenues relating to CD Rom sales consist primarily of costs for data acquisition, materials and costs associated with compilation of compact disks, such as labor. Costs of revenues relating to online sales consist primarily of costs for license agreements related to data acquisition, software development and maintenance costs and costs associated with delivery of such services that include labor and depreciation.

     Software development costs are generally charged to operations as incurred, as they relate to ongoing maintenance of data and the Company's website. The Company evaluates certain software development costs for capitalization in accordance with the American Institute of Certified Public Accountants Statement of Position 98-1 ("SOP 98-1"), "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." Costs incurred relating to the Company's own personnel and outside consultants who are directly associated with software developed for internal use may be capitalized. Costs eligible for capitalization under SOP 98-1 have been immaterial to date.

     STOCK  COMPENSATION  PLANS
     The Company accounts for stock option awards granted to officers, directors and employees (collectively "employees") under the recognition and measurement principles of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"). Under APB 25, no stock-based employee compensation cost is reflected in net income, as all options granted to employees under these plans have been granted at no less than fair market value on the date of grant. The Company applies the disclosure only provisions of statement of Financial Accounting Standards ("SFAS") 123, "Accounting for Stock-based Compensation" ("SFAS 123") and SFAS 148, "Accounting for Stock-Based Compensation-Transition and Disclosure ("SFAS 148") for such employee stock option awards. The Company accounts for stock option awards granted to consultants under the fair value recognition provisions of SFAS 123. Under this method, options are valued using the Black-Scholes option pricing method, and the calculated option value is recorded as an expense in the financial statements

     For purposes of providing pro forma disclosures for employee grants, the fair value of options was estimated at the date of grant using the minimum value option pricing method since all employee options were issued prior to the Company's Initial Public Offering of securities during the current year with the following weighted average assumptions:





                                  2002   2001
Expected life (years). . . . . .     5      5
Average risk-free interest rate.   2.8%   5.5%
Volatility . . . . . . . . . . .  0.00%  0.00%
Dividend yield . . . . . . . . .  0.00%  0.00%


The weighted average fair value of options granted during 2002 and 2001 was .03 and .05 respectively. The Company recognizes forfeitures as they occur. Had the Company determined compensation expense for the Plan in accordance with the fair value methodology prescribed by SFAS 123, the Company's pro forma net loss and loss per share would have been as follows:





                                                       YEAR ENDED DECEMBER 31
                                                      ------------------------

                                                            2002                2001
                                                  ------------------------  ------------
Net loss - reported. . . . . . . . . . . . . . .  $            (3,996,607)  $(4,356,255)
Amortization of stock compensation expense . . .                 (100,407)      (79,337)
Pro forma net loss . . . . . . . . . . . . . . .  $            (4,097,014)  $(4,435,592)
                                                  ------------------------  ------------
Pro forma net loss per share - basic and diluted  $                 (0.04)  $     (0.04)
                                                  ========================  ============



For purposes of this disclosure, the estimated fair value of the options is amortized to expense over the options' vesting periods. The effects on pro forma disclosures of applying SFAS 123 are not likely to be representative of the effects on pro forma disclosures of future years since the pro forma expense includes only one year of option grants.

     EARNINGS  PER  SHARE
     Basic earnings per share is based upon the weighted average number of common shares outstanding during each period. Diluted earnings per share gives effect to all dilutive potential common shares outstanding during the period. The computation of diluted earnings per share does not assume the issuance of potential common shares that have an anti-dilutive effect. Diluted per share computations are not presented since the effect would be antidilutive.

     USE  OF  ESTIMATES
     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     RECENT  PRONOUNCEMENTS
     During 2001, the Financial Accounting Standards Board ("FASB") issued Statements of Financial Accounting Standards No. 143, "Accounting for Asset
Retirement Obligations," effective for fiscal years beginning after June 15, 2002. This statement requires the Company to estimate the fair value of liabilities associated with asset retirement obligations. The associated asset retirement costs are to be capitalized as part of the carrying value of the long-lived asset and allocated to expense over the asset's useful life. The Company is currently evaluating the effects of this pronouncement.

     In June 2002, the FASB issued SFAS 146, "Accounting for Costs Associated with Exit or Disposal Activities" ("SFAS 146"), which addresses financial accounting and reporting for costs associated with exit or disposal activities, and nullifies Emerging Issues Task Force (EITF) Issue No. 94-3, "Liability

Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity including Certain Costs Incurred in a Restructuring" which previously governed the accounting treatment for restructuring activities. SFAS 146 applies to costs associated with an exit activity that does not involve an entity newly acquired in a business combination or with a disposal activity covered by SFAS 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". These costs include, but are not limited to, the following: (1) termination benefits provided to current employees who are involuntarily terminated under the terms of a benefit arrangement that, in substance, is not an ongoing benefit arrangement or an individual deferred-compensation contract, (2) costs to terminate a contract that is not a capital lease, and (3) costs to consolidate facilities or relocate employees. SFAS 146 does not apply to costs associated with the retirement of long-lived assets covered by SFAS 143, "Accounting for Asset Retirement Obligations". SFAS 146 will be applied prospectively and is effective for exit or disposal activities initiated after December 31, 2002.

     In December 2002, the FASB issued SFAS 148, "Accounting for Stock-based Compensation and Disclosure - an amendment of FASB Statement No.123" (FAS 148). This statement amends SFAS 123, "Accounting for Stock-Based Compensation," to provide alternative transition methods for a voluntary change to fair value accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of SFAS 123 to require more prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. Management is currently evaluating the effects of this pronouncement.

3.     ACCOUNTS  RECEIVABLE,  TRADE
     Trade accounts receivable are presented net of an allowance for doubtful collections of $41,078 at December 31, 2002. In determining this allowance, objective evidence that a single receivable is uncollectible as well as a historical pattern of collections of accounts receivable that indicate that the entire face amount of a portfolio of accounts receivable may not be collectible is considered at each balance sheet date.

4.     NOTES  RECEIVABLE

     RELATED  PARTIES
During 2000, the Company issued cash loans of $400,000 in exchange for promissory notes from certain officers. Although the notes were due January 3, 2010, in the event that, as of January 3, 2003, the officers were (i) still employed by the Company; (ii) an independent contractor of the Company; or (iii) a member of the Company's Board of Directors, then the obligations and debt evidenced by the notes would be canceled without further action by any party. In the event that the note is canceled pursuant to the conditions noted above, the Company agrees to pay to the officer, no later than two months after the end of the officer's applicable tax year in which such cancellation occurs, an amount in cash sufficient to fulfill the officer's tax liability attributable to the cancellation of the notes. As such, the Company has been expensing the principal of the notes on a monthly basis and in 2002 and 2001 recognized $133,000 each year of amortization expense on notes receivable from related parties. Additionally, the Company has accrued approximately $44,000 in 2002 and $57,000 in 2001 ($209,000 cumulative through December 31, 2002) relating to an estimate of the officers' tax liability expected to be reimbursed by the Company.

UNRELATED  PARTIES
Demand promissory note receivable with an unrelated leasing company, with an 11% interest rate. One million dollars was advanced to the leasing company near the end of 2002 as proceeds from the Company's initial public offering were collected. There is no business relationship between the Company and this leasing company or any officers or directors of either company. Interest income on the note receivable was approximately $23,000 in 2002 and $58,000 in 2001 and the entire $81,000 is unpaid at December 31, 2002 which is included in prepaid expenses and other current assets. The remaining principal balance at December 31, 2002 and March 31, 2003 was $1,095,000 and $1,014,000 respectively.

Unsecured note payable with an unrelated entity. There is an oral agreement to advance up to $250,000 on this note. There is no business relationship between the Company and this entity or any officers or directors of either company, except that the Company is currently performing some administrative and bookkeeping services for the unrelated entity in exchange for approximately $1,000 per month. In 2002, the Company advanced a total of $250,000 to this unrelated entity in the form of cash and services. The remaining balance at December 31, 2002, and March 31, 2003 was $136,474 and $177,000 respectively. There is no stated interest rate on these advances but the Company believes it is entitled to warrants that would allow it to buy stock in the unrelated entity; however, the terms and conditions of the warrants have yet to be agreed on.

5.     INVESTMENT

     During 2000, the Company entered into certain agreements, as amended, with a third party ("IntelliCorp") under which the Company invested cash of $500,000 in exchange for contingently convertible promissory notes. The Company reserved all amounts owed to it by IntelliCorp.

     On  January  22,  2002 both parties agreed to the repayment of the $500,000 through an addendum to the Channel Partner Agreement signed in August 2001 between the parties. The addendum provides for a 75:25 sharing of revenues received by the third party resulting from this Channel Partner Agreement in favor of the Company. One third of proceeds remitted to the Company under this arrangement will be treated as repayment of the $500,000 plus accrued interest and the balance will be recorded as revenue. On full repayment of the $500,000 plus accrued interest, the revenue sharing arrangement will change to a 50:50 basis. Interest on the note ceased to accrue on January 21, 2002 in accordance with the arrangement. As of that date, interest receivable of $76,280 was due but not recorded as income. In 2002, the Company recognized $16,000, as partial repayment towards the $500,000, recorded as other income.

6.     PROPERTY  AND  EQUIPMENT

     Property  and  equipment  consists  of  the  following  at:




                                     MARCH 31,    DECEMBER 31,
                                        2003          2002
                                    (UNAUDITED)
Equipment. . . . . . . . . . . . .    1,448,005   $   1,441,606
Vehicles . . . . . . . . . . . . .      104,379         104,379
Software . . . . . . . . . . . . .      121,107         155,907
Furniture and fixtures . . . . . .      388,493         388,493
Leasehold improvements . . . . . .      525,796         525,796

                                      2,587,780       2,616,181

Less accumulated depreciation and
  amortization . . . . . . . . . .   (1,401,211)      1,314,713

Property and equipment, net. . . .  $ 1,186,569   $   1,301,468


The carrying value of assets under capital leases was $536,933, net of amortization of $392,412 as of December 31, 2002.

     Depreciation and amortization expense was $475,542 and $421,542 for the years ended December 31, 2002 and 2001, respectively, which includes amortization expense on the equipment under capital lease of $163,532 and $136,088 for the years ended December 31, 2002 and 2001, respectively.

7.     ACCRUED  EXPENSES

     Accrued  expenses  consist  of  the  following  at  December  31,  :




                                          MARCH 31,    DECEMBER 31,
                                            2003         2002
                                         (UNAUDITED)
Payroll and related taxes. . . . . . . .    277,206  $     278,842
Sales tax. . . . . . . . . . . . . . . .     47,743         47,859
Accounting, legal and professional fees.          -         50,000
Interest . . . . . . . . . . . . . . . .          -         20,000
Deposit for Units. . . . . . . . . . . .    202,935              -
Other. . . . . . . . . . . . . . . . . .     31,370         37,241

Total. . . . . . . . . . . . . . . . . .    559,254  $     433,942



Included in Accrued Expenses is approximately $203,000 received by the Company in connection with a proposed subscription for units at $0.18 per unit. It is anticipated that each unit will consists of one share of Class A Voting Common stock and a warrant which is convertible into three shares of Class A Voting Common Stock with an exercise price at $0.18 per share. A price adjustment mechanism included in the warrants provides that, if the stock price decreases, the warrants will nevertheless permit the holder to receive, upon a cashless exercise of the warrants, at least one share of Class A Voting Common Stock per warrant without any cash payment. As of March 31, 2003, the Company had not yet accepted this proposed subscription and, accordingly, this amount is recorded as an accrued expense at March 31, 2003.

8.     CONVERTIBLE  DEBT  AND  NOTES  PAYABLE

     MANDATORILY  CONVERTIBLE  DEBT
     During October, November and December 2000 and January 2001, the Company issued convertible subordinated notes with detachable warrants to purchase 156,000 shares of the Company's Class A Voting Common Stock for proceeds of $312,000. The notes paid interest at a rate of 14% per year, compounded semiannually on the unpaid balance of the principal amount until paid in full or converted. All outstanding principal and accrued unpaid interest was due and payable on the first to occur of: the fifth-year anniversary on various dates during 2005 and 2006, or the occurrence of an event of default as defined in the agreements to the notes.

The notes were not convertible at the discretion of the holder. The entire outstanding principal amount of the notes and any accrued unpaid interest was to automatically convert into shares of Class A Voting Common Stock of the Company, upon the first to occur of: (i) the Company's initial public offering; (ii) the closing of at least a $5 million equity investment in the Company in an offering subsequent to the issuance of the convertible debt; or (iii) a transaction involving a change of control of the Company. The conversion price for the debt and warrants contained a beneficial conversion feature and was to be equal to:
(i) 80% of the per share value of the common stock as determined by the Board of Directors of the Company, in good faith; or (ii) 80% of the value of the consideration offered to each stockholder for each share of the Company's common stock in the event of a change of control transaction, in which all or substantially all of the common stock of the Company is acquired or transferred.

     On October 12, 2002 the Company completed its initial public offering and as a result these notes were converted at $0.24 into 1,681,712 Class A Common Shares and the Company recorded $100,903 interest expense as a result of the beneficial conversion. In addition, all detachable warrants were exercised either through purchase or cashless conversion into 60,000 shares of Class A Common Stock.

     CONVERTIBLE  NOTES  PAYABLE
     Convertible promissory note, due on demand, that bears interest at the rate of 12% per annum. The note is convertible into 44,444 shares of Class A Voting Common Stock at the note holder's option. The note requires quarterly payment of interest until the principal is repaid or converted.

     NOTES  PAYABLE
Between May and August 2002 the Company received $314,000 in cash by issuing subordinated promissory notes with simple interest at 10% per annum. The terms of the notes required repayment in one year from date of issuance. These note were repaid in October 2002.

On June 4, 2002, the Company received $750,000 from Gemstone Investment Company, Inc. by issuing a promissory note collateralized by all of the Company's assets and a personal guarantee the Chief Executive Officer (including a pledge of five million shares of the Chief Executive Officer's LocatePlus Holdings Corporation Class A Voting Common Stock and a mortgage on certain of his other personal assets). Gemstone Investment Company, Inc. is an unaffiliated third party lender that specializes in loans to start-up and early stage businesses. There is no business relationship between Gemstone and any of the Company's officers or directors, nor is there, to management's knowledge, any affiliation between Gemstone and any 5% or greater stockholder of the Company. As of October 2002, $600,000 had been repaid on this note, however the terms of this loan called for its repayment in full, including accrued interest, by the earlier of October 3, 2002 or two business days after the closing of the initial public offering. As such, the terms of the note were renegotiated and all accrued interest and principal were converted to a $285,000 demand note with interest payable at 42%.

In addition, there are three small unsecured subordinated promissory notes outstanding at December 31, 2002 with simple interest at 10% per annum due June 1, 2003, that total $8,900.

During 2003, the Company received $440,000, net of issuance costs, by issuing subordinated promissory notes with simple interest at 10% per annum. The terms on $75,000 of the notes require repayment 12 months from issuance and the remaining notes require repayment 18 months from issuance. In conjunction with the notes, warrants to purchase 485,000 shares of Class B Non-Voting Common stock with a weighted average exercise price of $0.14 were also issued.

The Company allocated the investment proceeds to the debt and warrants based on their relative fair values. The relative fair value of the warrants was determined to be $44,047, which was recorded as debt discount, a reduction of the carrying amount of the debt. This amount is being amortized to interest expense over the term of the debt. The fair value of the warrants was based on the Black-Scholes model. The Black-Scholes calculation incorporated the following assumptions: 0% dividend yield, 28% volatility, 3.7% average risk-free interest rate, a ten-year life and an underlying Class B Non-Voting Common Stock value of $0.14 per share.

9.     NOTE  PAYABLE  -  RELATED  PARTY

     In December 2002, the Company issued a note with detachable warrants payable to one of its current board members in exchange for $250,000 in cash. The note has a twelve-month term with interest at a rate of 10% per annum payable monthly. The detachable warrants were for the purchase of 250,000 shares of the Company's Class B Non-Voting Common Stock at $0.22 per share. The warrants had a term of ten years and became exercisable upon issue.

     The Company allocated the investment proceeds to the debt and warrants based on their relative fair values. The relative fair value of the warrants was determined to be $41,599, which was recorded as debt discount, a reduction of the carrying amount of the debt. This amount is being amortized to interest expense over the term of the debt. The fair value of the warrants was based on the Black-Scholes model. The Black-Scholes calculation incorporated the following assumptions: 0% dividend yield, 100% volatility, 4.1% average risk-free interest rate, a ten-year life and an underlying Class B Non-Voting Common Stock value of $0.22 per share.

10.     RELATED  PARTY  TRANSACTIONS

     Certain members of the Company's Board of Directors have performed consulting services for the Company. Expense relating to these services amounted to $303,892 in 2001 and was recorded as part of general and administrative expenses.

     In 2001, the Company granted options to purchase 119,104 shares of Class A Voting Common Stock at $0.20 per share for services rendered as a consultant to a former board member. The Company recorded expense of $21,645 associated with the options. On January 31, 2002, the Company granted a warrant to purchase
1,177,680 shares of Class B Non-voting Common Stock at $0.15 per share for consulting services rendered by the former board member and recorded expense of $161,026 associated with the warrants.

     In 2001 and 2002, the Company granted options to purchase 38,067 and 160,541shares of Class A Voting Common Stock, respectively, with an average exercise price of $0.20 and $.90 per share, respectively, and warrants to purchase 324,581 and 27,089 shares of Class B Non-voting Common Stock, respectively, at $0.15 per share in consideration for services rendered by a member of the Company's Board of Directors. The Company recorded expenses of $51,195 and $40,238, respectively, associated with these options and warrants. On February 1, 2002, the Company issued warrants to purchase a total of 70,000 shares of Class B Non-voting Common Stock to two directors of the Company and recorded expense of $9,569 associated with the warrants.

     The fair value of the options granted in 2001 to purchase shares of Class A Voting Common Stock was based on the Black-Scholes model. The Black-Scholes calculation incorporated the following assumptions: 0% dividend yield, 100% volatility, 5.0% average risk-free interest rate, a ten-year life and an underlying Class A Voting Common Stock value of $0.20 per share.

     The fair value of the warrants granted in 2001 and 2002 to purchase shares of Class B Non-voting Common Stock was based on the Black-Scholes Model. The Black-Scholes calculation incorporated the following assumptions: 0% dividend yield, 100% volatility, 5.0% average risk-free interest rate, a ten-year life and an underlying Class B Voting Common Stock value of $0.15 per share.

11.     COMMITMENTS  AND  CONTINGENCIES

     OPERATING  LEASES
     The Company leases office space and equipment under various non-cancelable operating lease agreements which terminate on various dates through 2005. Rent expense amounted to $493,701 and $494,466 for 2001 and 2002, respectively.

     Future minimum payments under non-cancelable operating leases are as follows:





YEAR ENDING DECEMBER 31,
2003 . . . . . . . . . .  $  530,419
2004 . . . . . . . . . .     522,027
2005 . . . . . . . . . .      87,005

Total. . . . . . . . . .  $1,139,451


CAPITAL  LEASES
     The Company acquired equipment under long-term capital leases. The economic substance of the leases is that the Company is financing the acquisition of the assets through the leases.

     The following is a schedule by years of future minimum lease payments under the capital leases, together with the net present value of the minimum lease payments at December 31, 2002.





YEAR ENDING DECEMBER 31,
2003 . . . . . . . . . . . . . . . . . . . . . . . . . .  $ 193,662
2004 . . . . . . . . . . . . . . . . . . . . . . . . . .    142,001
2005 . . . . . . . . . . . . . . . . . . . . . . . . . .    105,081
2006 . . . . . . . . . . . . . . . . . . . . . . . . . .      3,044
2007 . . . . . . . . . . . . . . . . . . . . . . . . . .      1,268
445,056
--------------------------------------------------------

Less:  amounts representing interest and executory costs   (100,662)

Present value of future minimum lease payments . . . . .    344,394

Less:  current portion of obligation under capital lease    142,172

Long-term obligation under capital lease . . . . . . . .  $ 202,222


LICENSE  AGREEMENTS
     The Company obtains its data from multiple sources and has entered into various license agreements with the related data providers. In 2001 and 2002, the Company recorded $648,500 and $665,366 respectively in costs related to these agreements. In the event that any of the primary sources of data are no longer available to the Company, management believes that it would be able to integrate alternate sources of data without significant disruption to the business or operations, as there are currently a number of providers of such data. The Company is required to make minimum payments under these agreements as follows:





YEAR ENDING DECEMBER 31,
2003. . . . . . . . . . .  $813,125
2004. . . . . . . . . . .   417,594
2005. . . . . . . . . . .   347,156

1,577,875



The Company's operations depend upon information that includes public records. If material changes were to occur in federal or state laws regulating or prohibiting the distribution of public records, particularly credit header records, the Company's financial condition and results of operations could be materially affected. In the event that such a termination occurred, management believes it could acquire replacement data from other sources; however, such termination might have an adverse effect on the Company's operations.

     LEGAL  PROCEEDINGS
     The Company is from time to time subject to legal proceedings and claims which arise in the normal course of its business. There are no pending or known actions for which the amount of ultimate liability could have a material adverse effect on the Company's financial position or results of operations.

12.     INCOME  TAXES

     Deferred  tax  assets  consist  of  the  following  at  December  31:




                                          2002
Net operating loss carryforwards . .  $ 5,851,000
Depreciation and amortization. . . .      342,350
Bad debt reserve . . . . . . . . . .       16,600
Investment loss. . . . . . . . . . .      202,500
Capitalized research and development      644,000
Other. . . . . . . . . . . . . . . .       85,000

Gross deferred tax assets. . . . . .    7,141,450

Valuation allowance. . . . . . . . .   (7,141,450)

                                      $         -


The Company has provided a valuation allowance for the full amount of the deferred tax assets since realization of these future benefits is not sufficiently assured. As the Company achieves profitability, these deferred tax assets may be available to offset future income tax liabilities and expenses.

At December 31, 2002, the Company had net operating loss carryforwards for federal and state income tax reporting purposes of approximately $14,450,000. The federal and state net operating loss carryforwards expire through 2022.

Certain substantial changes in the Company's ownership may occur. As a result, under the provisions of the Internal Revenue Code, the amount of net operating loss carryforwards available annually to offset future taxable income may be limited. The amount of this annual limitation is determined based upon the Company's value prior to the ownership changes taking place. Subsequent ownership changes could further affect the limitation in future years.

13.     COMMON  STOCK

     DESCRIPTION  OF  COMMON  STOCK
     On March 23, 2001, the Company amended its articles of incorporation wherein it renamed all the authorized 150,000,000 shares of common stock, par value $0.01 per share, Class A Voting Common Stock and authorized the issuance of 250,000,000 shares of Class B Non-voting Common Stock.

Each Class A Voting Common stockholder is entitled to one vote for each share held on all matters submitted to a vote of stockholders. The holders of both classes of common stock are entitled to dividends on a pro rata basis, when-and-if declared by the Company's Board of Directors. Through December 31, 2002, no dividends have been declared or paid.

     On August 12, 2002, the Company commenced its initial public offering of securities (Registration No. 333-85154, effective August 12, 2002), pursuant to which the Company offered up 12,000,000 Units for $0.30 per Unit. Each Unit consisted of one share of Class B Non-voting Common Stock and a three year redeemable warrant to purchase one share of Class A Voting Common Stock with an exercise price of $0.50 per share. This offering was fully subscribed and as of December 31, 2002 all but $174,908 had been received.

     As of December 31, 2002, a total of 15,864,239 shares of Class A Voting Common Stock were reserved for issuance upon exercise of outstanding stock option and warrant agreements. As of December 31, 2002,

4,412,139 shares of Class B Non-voting Common Stock were reserved for issuance upon exercise of outstanding warrant agreements.

     STOCK  OPTIONS  AND  WARRANTS
     In 2001, the Company issued warrants to purchase 137,500 shares of its Class A Voting Common Stock at a price of $0.20 per share in consideration for services rendered by third parties. The warrants vested fully on the date of grant and will expire on various dates through April 2011. The Company recorded general and administrative expense of $25,057 associated with these warrants. In October 2001, the Company canceled the warrants issued in November 2000 and issued warrants to purchase 138,663 shares of Class B Non-voting Common Stock, for an exercise price of $0.15 per share. The Company recorded expense of $18,851 related to these warrants.

     Also during 2001, the Company issued options to purchase 460,171 shares of Class A Voting Common Stock at $0.20 per share and warrants to purchase 1,779,634 shares of Class B Non-Voting Common Stock at $0.15 and $0.20 per share to third parties in exchange for services. The Company recorded expense of $90,945 and $242,450, respectively, associated with these options and warrants.

     In 2000 and 2001, the Company also issued warrants to purchase 156,000 shares of its Class A Voting Common Stock in conjunction with the issuance of $312,000 of convertible debt.

     During 2001, the Company issued warrants to purchase 970,000 shares of the Company's Class A Voting Common Stock in conjunction with the issuance of $545,000 of convertible debt.

     During 2001, the Company issued options to purchase 57,922 shares of Class A Voting Common Stock and warrants to purchase 62,500 shares of Class B Non-voting Common Stock to members of the Company's advisory board. The exercise price was $0.20 per share, the term was ten years, and these options and warrants were exercisable immediately upon issuance. The Company determined the fair value of the options and warrants to be $10,543 and $8,363, respectively, and recorded the amounts as compensation expense on the date of issuance.

     As of December 31, 2001, each of these options and warrants were outstanding and there were total of 763,500 and 2,480,797 options and warrants outside the Stock Plan for Class A Voting and Class B Non-Voting Stock respectively.

     During 2001, the fair value of the options and warrants to purchase shares of Class A Voting Common Stock was based on the Black-Scholes model. The Black-Scholes calculation incorporated the following assumptions: 0% dividend yield, 100% volatility, 5.0% average risk-free interest rate, a ten-year life and an underlying Class A Voting Common Stock value of $0.20 per share.

     During 2001, the fair value of the warrants to purchase shares of Class B. Non-voting Common Stock was based on the Black-Scholes Model. The Black-Scholes calculation incorporated the following assumptions: 0% dividend yield, 100% volatility, 5.0% average risk-free interest rate, a ten-year life and an underlying Class B Voting Common Stock value of $0.15 per share.

     During 2002, the Company issued options to purchase 261,739 shares of Class A Voting Common Stock at an average exercise price of $0.90 per share and warrants to purchase 1,304,158 shares of Class B Non-Voting Common Stock at an average exercise price of $0.15 per share to third parties in exchange for services. The Company recorded expense of $59,573 and $190,586, respectively, associated with these options and warrants.

     During 2002, the Company issued warrants to purchase 307,184 shares of Class B Non-Voting Common Stock at an average exercise price of $0.23 per share to third parties as part of financing arrangements. The Company will record interest expense of $51,549 over the life of the financing agreements associated with these warrants.

     During 2002, the Company issued warrants to purchase 250,000 shares of Class B Non-Voting Common Stock at an exercise price of $0.22 per share to third parties in exchange for legal services. The Company will record legal expense of $29,113 over the life of the contract associated with these warrants.

     During 2002, the Company issued 36,000 shares of Class A Common Stock for the exercise of warrants associated with manditorily convertible debt.

     During 2002, the Company issued 24,000 shares of Class A Common Stock for the cashless exercise of 120,000 warrants associated with manditorily convertible debt.

     During 2002, the fair value of the options and warrants to purchase shares of Class A Voting Common Stock was based on the Black-Scholes model. The Black-Scholes calculation incorporated the following assumptions: 0% dividend yield, 100% volatility, 5.0% average risk-free interest rate, a ten-year life and an underlying Class A Voting Common Stock average value of $0.90 per share.

     During 2002, the fair value of the warrants to purchase shares of Class B. Non-voting Common Stock was based on the Black-Scholes Model. The Black-Scholes calculation incorporated the following assumptions: 0% dividend yield, 100% volatility, 4.4% average risk-free interest rate, a ten-year life and an underlying Class B Voting Common Stock average value of $0.18 per share.

     As of December 31, 2002, each of these options and warrants were outstanding and there were total of 869,239 and 4,412,139 options and warrants outside the Stock Plan for Class A Voting and Class B Non-Voting Stock respectively.

14.     STOCK  OPTION  PLAN

     On November 16, 1999, the Board of Directors approved the Incentive and Non-Qualified Stock Option Plan as amended (the "Plan"). Under the terms of the Plan, the Company is authorized to grant incentive and nonqualified stock options to purchase shares of common stock to its employees, officers and directors, and consultants or advisors. The Board of Directors administers the Plan. A maximum of 15,000,000 shares of Class A Voting Common Stock has been approved for issuance under the Plan of which 4,267,284 are available for grant at December 31, 2002. The options are not transferable except by will or domestic relations order.

     The Board of Directors determines the exercise price and vesting period of the options at the date of grant. The exercise price for incentive stock options shall not be less than 100% of the fair market value of the Company's stock on the date of grant. The option exercise period will not exceed ten years from the date of grant. The options are generally fully exercisable when issued to directors and consultants and exercisable 25% per year and continuing over four years for employees (based on continual employment). If a grantee owns stock representing more than 10% of the outstanding shares on the date such an incentive option is granted, the price shall be at least 110% of fair market value and the maximum term of the options will be five years. The following table presents activity under the Plan for the years ended December 31, 2002 and 2001:





                                               WEIGHTED
                                               AVERAGE
                                               EXERCISE
                                    SHARES      PRICE
Outstanding at December 31, 2000   6,579,623       0.20
Issued . . . . . . . . . . . . .   4,148,093       0.20
Canceled . . . . . . . . . . . .    (125,000)      0.20

Outstanding at December 31, 2001  10,602,716       0.20

Issued . . . . . . . . . . . . .     300,000       0.25
Canceled . . . . . . . . . . . .    (170,000)      0.20

Outstanding at December 31, 2002  10,732,716       0.20

he following table summarizes information relating to options outstanding at December 31, 2002:





                              WEIGHTED
-                             AVERAGE     WEIGHTED                WEIGHTED
RANGE OF         OPTIONS     REMAINING     AVERAGE     OPTIONS     AVERAGE
EXERCISE       OUTSTANDING  CONTRACTUAL   EXERCISE   EXERCISABLE  EXERCISE
PRICE            SHARES     LIFE (YEARS)    PRICE      SHARES       PRICE
0.20 - $0.25   10,652,716          7.51  $    0.20    8,480,216  $    0.20
-
0.30 . . . .       80,000          8.01  $    0.30       80,000  $    0.30
               -----------                           -----------
                10,732,716          7.57  $    0.20    8,560,216  $    0.20
               ===========                           ===========

15.     DEFINED  CONTRIBUTION  RETIREMENT  PLAN

     The Company sponsors a defined contribution retirement plan under the provisions of Section 401(k) of the Internal Revenue Code, which covers substantially all employees. The Company may make discretionary matching contributions up to 1% of employee contributions. Company contributions vest ratably over a six-year period. Company matching contributions amounted to $2,806 and $4,469 in 2002 and 2001, respectively.

16.     SEGMENT  INFORMATION

     The Company has two reportable segments which management operates as distinct sales organizations; these two segments are segregated by the nature of products and services provided. The Company measures and evaluates its two reportable segments based on revenues and costs of revenues. The CD ROM segment provides information on motor vehicles and drivers' licenses, contained on compact disks. The online segment provides information on individuals throughout the United States of America through the Company's website. No material operating costs, other than costs of revenues, or assets and liabilities relate to the CD ROM segment.




                               FOR THE THREE            FOR THE YEAR
                                MONTHS ENDED                ENDED
                                  MARCH 31,              DECEMBER 31,
                              2003        2002        2001        2002
(UNAUDITED)               (UNAUDITED)
Information sales:
   CD Rom. . . . . . . .  $    130,159  $  66,494  $  268,701  $  345,003
   Online and Channel. .       615,302    281,661     752,109   1,503,472

Total information sales.  $    745,461  $ 348,155   1,020,810   1,848,475

Costs of revenues:
   CD Rom. . . . . . . .  $     14,742  $  26,173      96,561      90,397
   Online and Channel. .       514,977    190,983     986,240   1,217,809

Total costs of revenue .  $    529,719  $ 217,156  $1,082,801   1,308,206


17.     SUBSEQUENT  EVENTS  (UNAUDITED)

     Effective March 31, 2003, Robert A Goddard resigned as Chief Financial Officer, Treasurer, and Secretary of LocatePLUS Holdings Corporation, and its two subsidiaries, LocatePLUS Corporation and Worldwide Information, Inc., to pursue other interests. As set forth in Mr. Goddard's severance agreement, he will be paid three months salary and his employee stock options will be canceled and the Company will issue non qualified stock options to purchase 250,000 shares of Class A Voting Common stock with an exercise price of $0.15. The associated expense related to Mr. Goddard's severance will be recorded in April of 2003.

In April, the Company entered into a capital lease agreement to purchase data center equipment. Future minimum lease payments under this lease are $380,483.

In May, the Company entered into a capital lease agreement to purchase data center equipment. Future minimum lease payments under this lease are $159,415.

Through May 2003, the Company issued notes payable with detachable warrants in exchange for $1,500,000. $300,000 of the proceeds from the issuance of these notes was used to pay off existing debt. The notes have an eighteen-month term with interest at a rate of 12% per annum payable monthly. The detachable warrants were for the purchase of 1,300,000 shares of the Company's Class B Non-Voting Common Stock at $0.10 per share. The warrants have a term of ten years and became exercisable upon issue. As part of the transaction, detachable warrants to purchase 300,000 shares of the Company's Class B Non-Voting Common Stock with an exercise price of $0.22 per share were canceled.

In April, an employee of the Company exercised an employee stock option and purchased 800,000 shares of Class A Voting Common Stock. The employee did not purchase the stock with cash therefore the purchase price will be recorded as compensation expense by the Company.


















































                        SEE INDEPENDENT AUDITORS' REPORT

                                TABLE OF CONTENTS
                                -----------------


Prospectus  Summary................................................1
Risk  Factors......................................................4
Forward-Looking  Statements.......................................11
Use  of  Proceeds.................................................12
Determination  of  Offering  Price................................12
Dividend  Policy..................................................12
Dilution..........................................................13
Plan  of  Distribution............................................14
Capitalization....................................................17
Selected  Consolidated  Financial  Data...........................18
Management's  Discussion  and
Analysis  of  Financial  Condition
and  Results  of  Operations......................................19
Business..........................................................24
Executive  Officers  and  Directors...............................29
Organization  Within  the  Past  Five  Years......................37
Certain  Transactions.............................................38
Principal  Stockholders...........................................40
Description  of  Capital  Stock...................................43
Shares  Eligible  for  Future  Sale...............................46
Transfer  Agent  and  Registrar...................................47
Legal  Matters....................................................47
Experts...........................................................47
Additional  Information...........................................47
Index  to  Financial  Statements.................................F-1

                                     * * *

UNTIL [90 DAYS FROM THE DATE OF EFFECTIVENESS], ALL DEALERS EFFECTING TRANSACTIONS IN THESE SECURITIES MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATIONS OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS.







                                                [GRAPHIC OMITED]



                                                [GRAPHIC OMITED]































Please read this prospectus carefully. It describes our business, products and services, and financial condition and results of operations.

We have prepared this prospectus so that you will have the information necessary to make an informed investment decision. You should rely only on the information contained in this prospectus. The information contained in this prospectus is accurate only as of its date, regardless of the time this prospectus is delivered or that our securities are sold.

Our selling security owners are offering to sell our securities and seeking offers to buy our securities only in jurisdictions where such offers and sales are permitted.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM  24.   INDEMNIFICATION  OF  DIRECTORS,  OFFICERS,  EMPLOYEES  AND  AGENTS.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM  25.   OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION.

     We estimate that the approximate expenses in connection with this Registration Statement will be as follows:

SEC  registration  fee               $    1,500
Legal  fees  and  expenses               25,000
Accounting  fees  and  expenses           5,000
Miscellaneous                             8,500
                                   ------------

      Total                             $40,000

ITEM  26.   RECENT  SALES  OF  UNREGISTERED  SECURITIES.

          The following is a list of the Registrant's securities sold within the past three years without registration under the Securities Act of 1933, as amended.

- From November 1999 to June 2001, the Registrant granted options to purchase 11,142,716 shares our Common Stock (now referred to as Class A Voting Common Stock) to 43 employees and consultants under the terms of the Registrant's Incentive and Non-qualified Stock Option Plan. These options have varying exercise prices. Of these options to purchase 11,142,716 shares, options to purchase 1,176,700 shares of Common Stock have been exercised. The offer and sale of these securities were exempt from registration under the Securities Act pursuant to Rules 701 and 506 promulgated thereunder.

- From December 1999 to February 2000, the Registrant sold 3,000,000 shares of Common Stock (now referred to as Class A Voting Common Stock) to 120 accredited investors for $1.00 per share. The offer and sale of these securities were exempt from registration under the Securities Act under the provisions of Rules 506 and 508 promulgated under the Securities Act, as the Registrant received representations from all offerees that they were accredited investors at the time of the offer and sale and no general solicitation was undertaken.

- From March 2000 to September 2000, the Registrant sold 3,000,000 shares of Common Stock (now referred to as Class A Voting Common Stock) to 96 accredited investors for $1.00 per share. The offer and sale of these securities were exempt from registration under the Securities Act under the provisions of Rules 506 and 508 promulgated thereunder, as we received representations from all offerees that they were accredited investors at the time of the offer and sale and no general solicitation was undertaken. A Form D Notice of Sale of Securities Pursuant to Regulation D was not filed with the Securities and Exchange Commission in a timely manner.

- From October 2000 through January 2001, the Registrant issued a total of $312,000 in convertible promissory notes with detachable restricted warrants to nine accredited investors. The offer and sale of these securities were exempt from registration under the Securities Act under the provisions of Rules 506 and 508 promulgated thereunder, as the Registrant received representations from all offerees that they were accredited investors at the time of the offer and sale and no general solicitation was undertaken.

- In January 2001, the Registrant issued $200,000 in the form of a convertible promissory note with a detachable warrant to one investor, then a member of the Registrant's Board of Directors. The offer and sale of that security were exempt from registration under the Securities Act under the provisions of Rules 506 and 508 promulgated thereunder.

- In February and March 2001, the Registrant issued $345,000 in six-month convertible term promissory notes to 11 accredited investors. The offer and sale of that security were exempt from registration under the Securities Act under the provisions of Rules 506 and 508 promulgated thereunder, as the Registrant received representations from all offerees that they were accredited investors at the time of the offer and sale and no general solicitation was undertaken.

- In April 2001, the Registrant made a non-transferable offer to its accredited stockholders to sell three shares of the Registrant's Class B Non-voting Common Stock for $0.10 per share for each share of Class A Voting Common Stock held by each stockholder. Pursuant to that offer, the Registrant sold approximately 31.6 million shares of Class B Non-voting Common Stock to 270 of the Registrant's stockholders. The offer and sale of these securities were exempt from registration under the Securities Act under the provisions of Rules 506 and 508 promulgated thereunder, as the Registrant received representations from all offerees that they were accredited investors at the time of the offer and sale and no general solicitation was undertaken. A Form D Notice of Sale of Securities Pursuant to Regulation D was not filed with the Securities and Exchange Commission in a timely manner.

- At various times from November 17, 2000 to March 12, 2002, the Registrant issued warrants to purchase an aggregate of 537,902 shares of Class A Voting Common Stock to 11 accredited consultants and to members of the Registrant's Advisory Board in consideration for services rendered. The offer and sale of these securities were exempt from registration under the Securities Act under the provisions of Rules 506 and 508 promulgated thereunder, as the Registrant received representations from all offerees that they were accredited investors at the time of the offer and sale and no general solicitation was undertaken. A Form D Notice of Sale of Securities Pursuant to Regulation D was not filed with the Securities and Exchange Commission in a timely manner.

- From August 2001 to April 2002, the Registrant issued warrants to purchase an aggregate of 3,272,455 shares of Class B Non-Voting Common Stock to 17 accredited consultants and to members of the Registrant's Advisory Board in consideration for services rendered. The offer and sale of these securities were exempt from registration under the Securities Act under the provisions of Rules 506 and 508 promulgated thereunder, as the Registrant received representations from all offerees that they were accredited investors at the time of the offer and sale and no general solicitation was undertaken. A Form D Notice of Sale of Securities Pursuant to Regulation D was not filed with the Securities and Exchange Commission in a timely manner.

- From September 2001 through February 13, 2002, the Registrant sold 20,421,510 shares of Class B Non-voting Common Stock to 175 accredited investors (of which 82 were existing stockholders) for $0.15 per share. The offer and sale of these securities were exempt from registration under the Securities Act under the provisions of Rule 506 promulgated thereunder, as we received representations from all offerees that they were accredited investors at the time of the offer and sale and no general solicitation was undertaken. A Form D Notice of Sale of Securities Pursuant to Regulation D was not filed with the Securities and Exchange Commission in a timely manner.

- On May 22, 2002 the Registrant received $190,000 by issuing subordinated promissory notes with simple interest at ten percent per annum to five lenders. The Registrant does not believe that these subordinated promissory notes constitute securities because the subordinated promissory notes do not convert into our equity and are in the nature of commercial loans.

- On August 27, 2002, the Registrant issued warrants to purchase an aggregate of 70,000 shares of Class B Non-voting Common Stock to two members of our Board of Directors pursuant to our Non-employee Director Stock Option Policy. The offer and sale of these securities were exempt from registration under the Securities Act under the provisions of Rules 506 and 508 promulgated thereunder, as both recipients are accredited and no general solicitation was undertaken.

- In December 2002, we issued a one year term note with ten year, fully vested detachable warrants to an individual who, as a condition of his investment, required that he be appointed to the Board of Directors of the Company. The note bears interest at the rate of 10% per annum and is payable in one lump sum at maturity. The detachable warrants provide for the purchase of 250,000 shares of our Class B Non-Voting Common Stock with an exercise price of $0.22 per share. The offer and sale of these securities were exempt from registration under the Securities Act under the provisions of Rules 506 and 508 promulgated thereunder, as both recipients are accredited and no general solicitation was undertaken.

- On March 28, 2003, the Registrant issued warrants to purchase 105,000 shares of Class B Non-voting Common Stock to three members of the Registrant's Board of Directors pursuant to the Registrant's Non-employee Director Stock Option Policy. The offer and sale of these securities were exempt from registration under the Securities Act under the provisions of Rules 506 and 508 promulgated thereunder, as the recipients were accredited and no general solicitation was undertaken.

- Through May 2003, the Registrant issued notes payable with detachable warrants in exchange for $1,500,000. The notes have an eighteen-month term and bear interest at a rate of 12% per annum payable monthly. The detachable warrants were for the purchase of 1,300,000 shares of the Company's Class B Non-Voting Common Stock at $0.10 per share. The offer and sale of these securities were exempt from registration under the Securities Act under the provisions of Rule 506 promulgated thereunder, as the recipient was accredited and no general solicitation was undertaken.

- During 2003, the Registrant received $440,000, net of issuance costs, by issuing subordinated promissory notes with simple interest at 10% per annum. The terms on $75,000 of the notes require repayment 12 months from issuance and the remaining notes require repayment 18 months from issuance. In conjunction with the notes, warrants to purchase 485,000 shares of Class B Non-Voting Common stock with a weighted average exercise price of $0.14 were also issued. The offer and sale of these securities was exempt from registration under the Securities Act under the provisions of Rule 506 promulgated thereunder, as the recipient was accredited and no general solicitation was undertaken.


- During 2003, the Registrant received $398,000 by issuing units at $0.16 per unit. Each unit consists of one share of Class A Voting Common stock and a warrant which is convertible into three shares of Class A Voting Common Stock with an exercise price at $0.16 per share. A price adjustment mechanism included in the warrants provides that, if the stock price decreases, the warrants will nevertheless permit the holder to receive, upon a cashless exercise of the warrants, at least one share of Class A Voting Common Stock per warrant without any cash payment.

- During June 2003, the Registrant issued 2,500,000 shares of Class A Voting Common Stock to one investor and 125,000 shares of Class B Non-Voting Common Stock to three different investors. The Registrant believes that the offer and sale of these securities were exempt from registration under the Securities Act under the provisions of Section 4(2) thereunder.


INITIAL  PUBLIC  OFFERING

     On August 12, 2002, we commenced our initial public offering of securities (Registration No. 333-85154, effective August 12, 2002), pursuant to which we offered up 12,000,000 Units for $0.30 per Unit. Each Unit consisted of one share of Class B Non-voting Common Stock and a three year redeemable warrant to purchase one share of Class A Voting Common Stock with an exercise price of $0.50 per share. This offering was fully subscribed and, as of December 31, 2002, all but $174,908 of the subscriptions were paid in full. Subsequent to December 31, 2002, all subscriptions in that offering were paid in full. Through December 31, 2002, we had used approximately $1.66 million of the net proceeds from that offering approximately as follows:

                   Repayment of Note Payable                        $    600,000
                   Purchases of Data                                     650,000
                   Other Working Capital/General Corporate Purposes:     410,000
                                          TOTAL:                     $ 1,660,000
                                                                     -----------

ITEM  27.  EXHIBITS  AND  FINANCIAL  STATEMENT  SCHEDULES

3.1 Second Amended and Restated Certificate of Incorporation of LocatePLUS Holdings Corporation, as filed with the Secretary of State of the State of Delaware on March 19, 2002.(1)
3.2     By-Laws  of  LocatePLUS  Holdings  Corporation.(1)
4.1 Warrant and Unit Agreement by and between LocatePLUS Holdings Corporation and Transfer Online, Inc., dated March 22, 2002.(1)
4.2     Form  of  Warrant  Certificate.(2)
4.3     Form  of  Unit  Certificate.(2)
4.4     Form  of  Class  A  Voting  Common  Stock  Certificate.(2)
4.5     Form  of  Class  B  Non-voting  Common  Stock  Certificate.(2)
4.6 Form of Restricted Warrant Agreement (Warrant to Purchase Shares of Class A Voting Common Stock).(1)
4.7 Form of Restricted Warrant Agreement (Warrant to Purchase Shares of Class B Non-voting Common Stock).(2)
4.8     $10,000  Convertible  Promissory  Note,  dated  March  9,  2001.(1)
4.9     Amended  Form  of  Warrant  Certificate.(3)
4.10     Amendment  to  $10,000  Convertible  Promissory  Note,  dated  July 23,
2002.(3)
5.1     Opinion  of  Kirkpatrick  &  Lockhart  LLP  (To  be  filed by amendment)
10.1 Master Lease Agreement between Cummings Properties, Inc. and Worldwide Information, Inc., dated November 20, 1999.(1)
10.2     Secured  Note,  dated  June  1,  2001.(1)
10.3 $750,000 Loan Agreement between LocatePLUS Holdings Corporation and Gemstone Investment Company, Inc., dated June 4, 2002.(2)
10.4 Security Agreement between LocatePLUS Holdings Corporation and Gemstone Investment Company, Inc., dated June 4, 2002.(2)
10.5 Pledge Agreement between Jon R. Latorella and Gemstone Investment Company, Inc., dated June 4, 2002.(2)
10.6 Mortgage between Jon R. Latorella and Gemstone Investment Company, Inc., dated June 4, 2002.(2)
10.7 Guaranty Agreement, between Jon R. Latorella and Gemstone Investment Company, Inc., dated June 4, 2002.(2)
10.8 $175,000 Ten Year Term Promissory Note, made by Jon R. Latorella, dated January 3, 2000.(2)
10.9 $100,000 Ten Year Term Promissory Note, made by Jon R. Latorella, dated January 3, 2000.(2)
10.10 $125,000 Ten Year Term Promissory Note, made by Robert A. Goddard, dated January 3, 2000.(2)
10.11 $750,000 Promissory Note, made by LocatePLUS Holdings Corporation, dated June 4, 2002.(2)
10.12     Amendment  to  $750,000  Promissory  Note,  dated  August 30, 2002.(4)
10.13 $285,000 Loan Agreement between LocatePLUS Holdings Corporation and Gemstone Investment Company, Inc., dated June 4, 2002.(5)
10.14 Equity Line of Credit Agreement, dated June 2, 2003, by and between LocatePLUS Holdings Corporation and Dutchess Private Equities Fund, L.P.(6)
10.15 Registration Rights Agreement, dated June 2, 2003 by and between LocatePLUS Holdings Corporation and Dutchess Private Equities Fund, L.P.(6)
10.16 Placement Agent Agreement, dated June 5, 2003 by and among LocatePLUS Holdings Corporation, Dutchess Private Equities Fund, L.P. and Oftring & Company, Inc.(6)
10.17     Letter  Agreement,  dated  August 5, 2003, between LocatePLUS Holdings
Corporation and Dutchess Private Equities Fund, L.P. canceling Investment Agreement, dated June5, 2003, between the parties.(*)
10.18 Letter Agreement, dated August 5, 2003, between LocatePLUS Holdings Corporation and Dutchess Private Equities Fund, L.P., canceling Placement Agent, dated June 5, 2003, between the parties. (*)
10.19 Investment Agreement, dated August 5, 2003, by and between LocatePLUS Holdings Corporation and Dutchess Private Equities Fund, L.P. (*)
10.20 Registration Rights Agreement, dated August 5, 2003 by and between LocatePLUS Holdings Corporation and Dutchess Private Equities Fund, L.P. (*)
10.21 Placement Agent Agreement, dated June 5, 2003 by and among LocatePLUS Holdings Corporation, Dutchess Private Equities Fund, L.P. and Oftring & Company, Inc.(*)
21.1     Subsidiaries  of  LocatePLUS  Holdings  Corporation.(1)
23.1     Consent  of  Carlin,  Charron  &  Rosen,  LLP.(*)
23.2     Consent  of  Kirkpatrick  &  Lockhart  LLP.(To  be  filed by amendment)

(1) Filed as an Exhibit to Form SB-2, filed with the Securities and Exchange Commission on March 28, 2002 (Registration No. 333-85154).
(2) Filed as an Exhibit to Form SB-2/A, filed with the Securities and Exchange Commission on June 21, 2002 (Registration No. 333-85154).
(3) Filed as an Exhibit to Form SB-2/A, filed with the Securities and Exchange Commission on July 24, 2002 (Registration No. 333-85154).
(4) Filed as Exhibit to Form SB-2/A (post-effective amendment), filed with the Securities and Exchange Commission on September 10, 2002 (Registration No. 333-85154).
(5) Filed as an Exhibit to Form SB-2, filed with the Securities and Exchange Commission on June 9, 2003 (Registration No. 333-105944).
(6) Filed as an Exhibit to Form SB-2/A, filed with the Securities and Exchange Commission on July 15, 2003 (Registration No. 333-333-105944).
(*)     Filed  herewith.



ITEM  28.   UNDERTAKINGS

     The  undersigned  Registrant  hereby  undertakes  to:

     (1) For determining any liability under the Securities Act, treat the information omitted from this form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b)(1), or (4) or 497(h) under the Securities Act of 1933 as part of this registration statement as of the time the Securities and Exchange Commission declared it effective.

     (2) For determining any liability under the Securities Act of 1933, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in this registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

     The undersigned Registrant hereby undertakes with respect to the securities being offered and sold in the offering:

     (1) To file, during any period in which it offers or sells securities, a post- effective amendment to this Registration Statement to:

     (A) Include any prospectus required by Section 10(a)(3) of the Securities Act;

     (B) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     (C) Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act of 1933, treat each post- effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     Insofar as indemnification by the Registrant for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person relating to the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the Commonwealth of Massachusetts, on August 6, 2003.

     LOCATEPLUS  HOLDINGS  CORPORATION
     (Registrant)


        By   /S/ Jon  R. Latorella
          ----------------------------------------------------
          Chairman,  President  and  Chief  Executive  Officer

     Each person whose signature appears below appoints Jon R. Latorella as his or her attorney-in-fact, with full power of substitution and re-substitution, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form SB-2 of LocatePlus Holdings Corporation and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all the said attorney-in-fact and agent or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     In accordance with the requirements of the Securities Act, this registration statement was signed by the following persons in the capacities and on the dates stated.


SIGNATURE                                    TITLE                      DATE
--------------------          ---------------------------------   --------------

 /S/ Jon  R. Latorella        Chairman of the Board, President    August 6, 2003
-----------------------       and  Chief  Executive  Officer
Jon  R. Latorella


 /S/ James C. Fields          Acting Chief Financial Officer,     August 6, 2003
-----------------------       Treasurer  and  Secretary
James C. Fields               (Chief  Accounting  Officer)


 /S/ Jon  R. Latorella        Director,                           August 6, 2003
-----------------------       President, Worldwide
Sonia  P. Bejjani             Information, Inc.


 /S/ Jon  R. Latorella        Director                            August 6, 2003
-----------------------
Thomas W. Garlock


 /S/ Jon  R. Latorella        Director                            August 6, 2003
-----------------------
Thomas E. Murphy


 /S/ Jon  R. Latorella        Director                            August 6, 2003
-----------------------
Robert H. Kite


 /S/ Jon  R. Latorella        Director                            August 6, 2003
-----------------------
John  P.  Houlihan


 /S/ Jon  R. Latorella        Director                            August 6, 2003
-----------------------
Gerard  Scalley